Exhibit 2.1

MASTER TRANSACTION AGREEMENT

by and between

SCHLUMBERGER TECHNOLOGY CORPORATION,

SCHLUMBERGER CANADA LIMITED,

LIBERTY OILFIELD SERVICES HOLDINGS LLC,

LIBERTY OPERATIONS CANADA INC.,

AND

LIBERTY OILFIELD SERVICES INC.

Dated as of August 31, 2020

i

Schedules

Schedule 1.1 - Liberty Parent Stockholders

Schedule 1.2 - Pre-Closing Restructuring

Schedule 1.4(b) - Specified Transferred Assets

Schedule 1.5(a)(vii) - Specified Assumed Liabilities

Schedule 1.7(a) - Consents

Schedule 2.3 - Minimum Condition

Schedule 3.1(e) - Schlumberger Consents

Schedule 3.1(h) - Schlumberger Absence of Certain Changes

Schedule 3.1(i) - Schlumberger Taxes

Schedule 3.1(j)(i)(E) - Schlumberger Other Real Property and Lease Agreements

Schedule 3.1(j)(ii) - Schlumberger Joint Use Facilities

Schedule 3.1(k)(i) - Schlumberger Fixed Assets

Schedule 3.1(k)(ii) - Schlumberger Personal Property Leases

Schedule 3.1(l) - Schlumberger Material Contracts

Schedule 3.1(p) - Schlumberger Compliance with Laws; Permits

Schedule 3.1(q) - Schlumberger Environmental Matters

Schedule 3.2(f)(ii) - Liberty Capital Structure

Schedule 3.2(h) - Liberty Absence of Certain Changes

Schedule 3.2(k) - Liberty Material Contracts

Schedule 3.2(j)(ii) - Liberty Leases

Schedule 4.2 - Conduct of Business – Schlumberger

Schedule 4.3 - Conduct of Business – Liberty

Schedule 4.8(a) - Non-Compete Area

Schedule 4.15 - Schlumberger Credit Support Obligations

Schedule 4.19(a) - Potential Liberty Employees

Schedule 4.19(i) - Severance Benefits

Schedule 9.1(a) - Commercial Agreement Principles

Schedule 9.1(b) - Business Contracts

Schedule 9.1(c) - Equipment

Schedule 9.1(d) - Excluded Business Contracts

Schedule 9.1(e) - Excluded Intellectual Property and Retained Intellectual Property

Schedule 9.1(f) - Excluded Permits

Schedule 9.1(g) - Schlumberger Knowledge Persons

Schedule 9.1(h) - Liberty Knowledge Persons

Schedule 9.1(i) - Permitted Liens

Schedule 9.1(j) - Transferred Business Contracts

Schedule 9.1(k) - Transferred Permits

Schedule 9.1(l) - Transferred Intellectual Property

Schedule 9.1(m) - Transitional Schlumberger Marks

Exhibits

Exhibit A - A&R Stockholders Agreement

Exhibit B – Canadian Restructuring Contribution Agreement

Exhibit C - Employee Matters Agreement Term Sheet

Exhibit D - Equity Assignment Agreement

Exhibit E - Intellectual Property License Agreement

Exhibit F - Registration Rights Agreement

Exhibit G - US Restructuring Contribution Agreement

Disclosure Letters

Schlumberger Disclosure Letter

Liberty Disclosure Letter

MASTER TRANSACTION AGREEMENT

This MASTER TRANSACTION AGREEMENT (this “Agreement”), dated as of August 31, 2020, is made by and among Schlumberger Technology Corporation, a Texas corporation (“Schlumberger US”), Schlumberger Canada Limited, a corporation organized pursuant to the laws of the Province of Alberta (“Schlumberger Canada”), Liberty Oilfield Services New HoldCo LLC, a Delaware limited liability company (“US Buyer”), the managing member of which is Liberty Oilfield Services Inc., a Delaware corporation (“Liberty Parent”), Liberty Canada Operations Inc., a British Columbia corporation and indirect, wholly-owned subsidiary of US Buyer (“Canadian Buyer”), and Liberty Parent. Each of Schlumberger US, Schlumberger Canada, US Buyer, Canadian Buyer and Liberty Parent is individually referred to herein as a “Party” and collectively as the “Parties.” Certain capitalized terms used in this Agreement are defined or referred to in Section 9.1.

W I T N E S S E T H:

WHEREAS, as of the date of this Agreement, (i) Schlumberger Canada directly or indirectly owns and operates the Canadian Transferred Assets and (ii) Schlumberger US directly or indirectly owns and operates the US Transferred Assets, in each case, in connection with the operation of the Business;

WHEREAS, pursuant to the Pre-Closing Restructuring, immediately prior to the Closing, (i) Schlumberger Canada intends to Convey to 1263651 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of the Province of British Columbia and a direct, wholly-owned subsidiary of Schlumberger Canada (“Schlumberger Canada Target”), and Schlumberger Canada Target intends to assume and accept from Schlumberger Canada all of the Canadian Transferred Assets and the Canadian Assumed Liabilities (as defined below), and (ii) Schlumberger US intends to Convey to Solar US Target A, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Schlumberger US (“Schlumberger US Target A”), (B) Solar US Target B, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Schlumberger US (“Schlumberger US Target B”), and (C) Solar US Target C, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Schlumberger US (“Schlumberger US Target C” and, together with Schlumberger US Target A and Schlumberger US Target B, the “Schlumberger US Targets,” and the Schlumberger US Targets together with Schlumberger Canada Target, the “Target Companies”), and the Schlumberger US Targets intend to assume and accept from Schlumberger US each of their respective portions of all of the US Transferred Assets and the US Assumed Liabilities (as defined below), in each case, upon the terms and subject to the conditions set forth in this Agreement and the Restructuring Agreements;

WHEREAS, at the Closing and following the completion of the Pre-Closing Restructuring in accordance with the terms of this Agreement and the Restructuring Agreements, (i) Schlumberger Canada intends to Convey to Canadian Buyer, and Canadian Buyer intends to purchase, assume and accept from Schlumberger Canada, 100% of the issued and outstanding shares of Schlumberger Canada Target (the “Target Canadian Interests”), all of which are owned beneficially and of record by Schlumberger Canada (such transaction, the “Canadian Equity Sale”), and (ii) Schlumberger US intends to Convey to US Buyer, and US Buyer intends to purchase, assume and accept from Schlumberger US, 100% of the issued and outstanding membership interests of each of the Schlumberger US Targets (the “Target US Interests” and, together with the Target Canadian Interests, the “Target Interests”), all of which are owned beneficially and of record by Schlumberger US (such transaction, the “US Equity Sale” and, together with the Canadian Equity Sale, the “Equity Sale”), in each case, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, at the Closing, (i) Canadian Buyer intends to issue to Schlumberger Canada the Canadian Buyer Note, and (ii) US Buyer intends to transfer to Schlumberger US the Schlumberger US Consideration, in each case, upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, (i) the board of directors of Liberty Parent (the “Liberty Parent Board”) has unanimously approved this Agreement and declared advisable and in the best interests of Liberty Parent and its respective equity holders the transactions contemplated by this Agreement upon the terms and subject to the conditions set forth in this Agreement, and resolved to recommend that the holders of Liberty Parent Class A Common Stock and Liberty Parent Class B Common Stock approve the Liberty Parent Share Issuance, upon the terms and subject to the conditions set forth in this Agreement; (ii) Liberty Parent, as the sole managing member of US Buyer, has approved the transactions contemplated by this Agreement; (iii) Canadian Buyer’s board of directors has approved this Agreement and declared advisable and in the best interest of Canadian Buyer’s equity holders the transactions contemplated by this Agreement, including the actions contemplated by the Equity Sale upon the terms and subject to the conditions set forth in this Agreement; and (iv) Schlumberger Parent’s, Schlumberger US’s and Schlumberger Canada’s respective board of directors have each approved this Agreement and declared advisable and in the best interest of Schlumberger Parent’s, Schlumberger US’s or Schlumberger Canada’s respective stockholders, as applicable, the transactions contemplated by this Agreement, including the actions contemplated by the Pre-Closing Restructuring and the Equity Sale, upon the terms and subject to the conditions set forth in this Agreement and the Restructuring Agreements;

WHEREAS, as an inducement to Schlumberger US and Schlumberger Canada entering into this Agreement, concurrently with the execution and delivery of this Agreement, (i) certain stockholders of Liberty Parent set forth on Section 1.1 of the Liberty Disclosure Letter have entered into a voting and support agreement (the “Stockholder Voting Agreement”); and (ii) certain management team members of Liberty Parent set forth on Section 1.1 of the Liberty Disclosure Letter have each entered into voting and support agreements (the “Management Voting Agreements” and together with the Stockholder Voting Agreement, the “Voting Agreements”);

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby; and

WHEREAS, the Parties desire to enter into certain other transactions pursuant to this Agreement and the other Transaction Documents.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and in the other Transaction Documents and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

PRE-CLOSING RESTRUCTURING

Section 1.1 The Pre-Closing Restructuring. Immediately prior to the Closing, each of Schlumberger US and Schlumberger Canada shall implement the Pre-Closing Restructuring in accordance with the terms set forth in this Agreement and the Restructuring Agreements. The Pre-Closing Restructuring, and actions contemplated by Section 1.6, will result in the Target Companies collectively owning and operating the Business (other than to the extent related to any Retained Assets), with (a) the Schlumberger US Targets collectively (i) owning and operating the US Business and the US Transferred Assets and (ii) assuming the US Assumed Liabilities, and (b) Schlumberger Canada Target (i) owning and operating the Canadian Business and the Canadian Transferred Assets and (ii) assuming the Canadian Assumed Liabilities, in each case, as set forth in this Article I. As promptly as practicable after the Pre-Closing Restructuring is completed, and subject to the satisfaction or waiver of the other conditions to Closing set forth in Article V, the Parties shall take, or cause to be taken, all actions that are necessary or appropriate to effect the Closing.

Section 1.2 Implementation. Schlumberger US and Schlumberger Canada shall effect the Pre-Closing Restructuring in accordance with the agreed general principles, objectives and other provisions set forth in this Article I, which Pre-Closing Restructuring shall be implemented through the completion of the transactions generally described on Section 1.2 of the Schlumberger Disclosure Letter and reflected in the terms and conditions of the Restructuring Agreements, which the Parties agree are intended to accomplish the allocation of assets and liabilities set forth in this Article I; provided, that, except as expressly contemplated by Section 4.24 (Updated Schlumberger Disclosure Letter) of this Agreement with respect to amendments, modifications, updates and supplements to certain sections of the Schlumberger Disclosure Letter after the date of this Agreement, neither Schlumberger US nor Schlumberger Canada shall, and shall cause their Subsidiaries not to, amend, modify, update, supplement, alter or waive any provisions of the Primary Restructuring Agreements (including by way of a side letter or separate agreement) in a manner that would increase the Assumed Liabilities allocated to the Target Companies or alter, in more than a de minimis respect, the Transferred Assets that will be held by the Target Companies as of Closing, without the prior written consent of Liberty Parent.

Section 1.3 Transactions to Be Effected Prior to the Closing. Schlumberger US and Schlumberger Canada shall, and shall cause their applicable Subsidiaries to, take the following actions prior to the Closing in accordance with the terms and conditions of the Restructuring Agreements (such actions, the “Pre-Closing Restructuring”):

(a) Schlumberger US shall cause the US Transferred Assets, other than those related to the Permian Sand Mining Business, to be Conveyed, directly or indirectly, to Schlumberger US Target A, and Schlumberger US Target A shall accept from Schlumberger US all of Schlumberger US’s rights, title and interest in and to all of the US Transferred Assets, other than those related to the Permian Sand Mining Business, which will result in Schlumberger US Target A directly owning the US Business, other than the Permian Sand Mining Business;

(b) Schlumberger US shall cause the Monahans Mine Assets to be contributed, assigned, transferred, conveyed and delivered, directly or indirectly, to Schlumberger US Target B, and Schlumberger US Target B shall accept from Schlumberger US all of Schlumberger US’s rights, title and interest in and to all of the Monahans Mine Assets;

(c) Schlumberger US shall cause the Kermit Mine Assets to be contributed, assigned, transferred, conveyed and delivered, directly or indirectly, to Schlumberger US Target C, and Schlumberger US Target C shall accept from Schlumberger US all of Schlumberger US’s rights, title and interest in and to all of the Kermit Mine Assets, which clauses (b) and (c) of this Section 1.3 will result in Schlumberger US Target B and Schlumberger US Target C, collectively, owning the Permian Sand Mining Business;

(d) Schlumberger Canada shall cause the Canadian Transferred Assets to be Conveyed, directly or indirectly, to Schlumberger Canada Target, and Schlumberger Canada Target shall accept from Schlumberger Canada all of Schlumberger Canada’s rights, title and interest in and to all the Canadian Transferred Assets, which will result in Schlumberger Canada Target directly owning the Canadian Business;

(e) Schlumberger US Target A shall accept, assume and agree to perform, discharge and fulfill all of the US Assumed Liabilities, other than those related to the Permian Sand Mining Business, in accordance with their respective terms, and the obligations of Schlumberger US Target A with respect to the US Assumed Liabilities, other than those related to the Permian Sand Mining Business, under this Section 1.3(e) shall not be subject to offset or reduction, whether by reason of any actual or alleged breach of any representation, warranty or covenant contained in any Transaction Document or any other agreement or document delivered in connection therewith or any right to indemnification hereunder;

(f) Schlumberger US Target B shall accept, assume and agree to perform, discharge and fulfill all of the US Assumed Liabilities related to the Monahans Mine Assets in accordance with their respective terms, and the obligations of Schlumberger US Target B with respect to the US Assumed Liabilities related to the Monahans Mine Assets under this Section 1.3(f) shall not be subject to offset or reduction, whether by reason of any actual or alleged breach of any representation, warranty or covenant contained in any Transaction Document or any other agreement or document delivered in connection therewith or any right to indemnification hereunder;

(g) Schlumberger US Target C shall accept, assume and agree to perform, discharge and fulfill all of the US Assumed Liabilities related to the Kermit Mine Assets in accordance with their respective terms, and the obligations of Schlumberger US Target C with respect to the US Assumed Liabilities related to the Kermit Mine Assets under this Section 1.3(g) shall not be subject to offset or reduction, whether by reason of any actual or alleged breach of any representation, warranty or covenant contained in any Transaction Document or any other agreement or document delivered in connection therewith or any right to indemnification hereunder; and

(h) Schlumberger Canada Target shall accept, assume and agree to perform, discharge and fulfill all of the Canadian Assumed Liabilities in accordance with their respective terms. As of the consummation of the Pre-Closing Restructuring, Schlumberger Canada Target shall be responsible for all of the Canadian Assumed Liabilities, and the obligations of Schlumberger Canada Target with respect to the Canadian Assumed Liabilities under this Section 1.3(h) shall not be subject to offset or reduction, whether by reason of any actual or alleged breach of any representation, warranty or covenant contained in any Transaction Document or any other agreement or document delivered in connection therewith or any right to indemnification hereunder.

Section 1.4 Transferred Assets; Retained Assets.

(a) For purposes of this Agreement, “US Transferred Assets” means each of the assets (excluding Intellectual Property, other than as expressly set forth in Section 1.4(b)) of Schlumberger US or its Affiliates that are primarily used in the operation or conduct of the US Business as owned, operated and conducted by Schlumberger US immediately prior to Closing, and “Canadian Transferred Assets” means each of the assets (excluding Intellectual Property, other than as expressly set forth in Section 1.4(b)) of Schlumberger Canada that are primarily used in the operation or conduct of the Canadian Business, as owned, operated and conducted by Schlumberger Canada immediately prior to Closing, which, for the avoidance of doubt, include the following:

(i) all inventory, raw materials, work-in-process, finished goods, purchased goods, materials and supplies, including in-transit inventories and spare parts;

(ii) all deposits (including customer deposits and security deposits for rent, electricity, telephone or otherwise) and prepaid charges and expenses that are included in the Canadian Final Working Capital or US Final Working Capital, as applicable;

(iii) all rights to the Owned Sites, Leased Sites and Other Real Property Rights, together with all improvements, fixtures and other appurtenances thereto and rights in respect thereof;

(iv) all Furniture and Equipment;

(v) all Transferred Business Contracts;

(vi) all Documents, but excluding Documents and personnel files for employees of Schlumberger US, Schlumberger Canada or their respective Affiliates who are not Transferred Employees; provided, that Schlumberger US, Schlumberger Canada or any such Affiliate shall be entitled to retain a copy of all Documents that are not used exclusively in the Business for continued use outside of the Business;

(vii) all Transferred Permits;

(viii) all rights under non-disclosure or confidentiality, non-competition or non-solicitation agreements with Transferred Employees and agents or with third parties to the extent relating to the Business or the Transferred Assets (or any portion thereof);

(ix) all rights under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors to the extent relating to Products sold or services provided in connection with the Business or to the extent affecting any Transferred Assets;

(x) all claims, counterclaims, causes of action, and rights of recourse against third parties to the extent relating to the Transferred Assets or Assumed Liabilities, whether choate or inchoate, known or unknown, contingent or non-contingent; and

(xi) all goodwill, other than any goodwill connected with the use of and symbolized by any Schlumberger Marks.

(b) In addition to the assets identified in the foregoing Section 1.4(a), the US Transferred Assets and the Canadian Transferred Assets shall include the (i) items of Transferred Intellectual Property, (ii) accounts receivable held by the Schlumberger US Targets or Schlumberger Canada Target at the Closing that are included in the US Final Working Capital or Canadian Final Working Capital, as applicable, and (iii) assets set forth on Section 1.4(b) of the Schlumberger Disclosure Letter that are used in connection with the US Business or the Canadian Business, as applicable. Schlumberger US, and Schlumberger Canada shall, pursuant to the Intellectual Property License Agreement, grant to the licenses set forth in the Intellectual Property License Agreement.

Notwithstanding anything to the contrary contained in this Section 1.4(b) or elsewhere in this Agreement, in no event shall the Transferred Assets include the Retained Assets (as defined in Section 1.4(c) below).

(c) US Buyer, Canadian Buyer, Schlumberger US and Schlumberger Canada expressly understand and agree that (i) Excluded Intellectual Property, (ii) Retained Intellectual Property, (iii) Excluded Business Contracts, (iv) Excluded Permits, and (v) all other assets of Schlumberger US, Schlumberger Canada or their respective Affiliates that are not Transferred Assets, in each case shall remain the exclusive property of Schlumberger US, Schlumberger Canada or their respective Affiliates, as applicable, on and after the Closing (clauses (i)-(v) collectively, the “Retained Assets”), which Retained Assets shall expressly include any and all (A) accounts receivables held by Schlumberger US or Schlumberger Canada, and (B) refunds of Taxes to which Schlumberger US or Schlumberger Canada, as applicable, are entitled pursuant to Section 4.14(k).

Section 1.5 Assumed Liabilities; Retained Liabilities.

(a) For the purposes of this Agreement, (i) “US Assumed Liabilities” means (without duplication) any and all Liabilities, (A) to the extent relating to, arising out of or resulting from the Schlumberger US Targets or the US Transferred Assets or (B) that are set forth on Section 1.5(a) of the Schlumberger Disclosure Letter, and (ii) “Canadian Assumed Liabilities” means (without duplication) any and all Liabilities, (A) to the extent relating to, arising out of or resulting from Schlumberger Canada Target or the Canadian Transferred Assets or (B) that are set forth on Section 1.5(a) of the Schlumberger Disclosure Letter, and in the cases of both clause (i)(A) and clause (ii)(A) above, unless otherwise specified below, only to the extent such Liabilities are related to, arise out of or result from events, facts or circumstances that first occur from and after the Closing Date. The US Assumed Liabilities and Canadian Assumed Liabilities include the following:

(i) Liabilities relating to Schlumberger US’s and Schlumberger Canada’s ownership or operation of the US Transferred Assets or the Canadian Transferred Assets, as applicable, in each case to the extent relating to, arising out of or resulting from events, facts or circumstances that first occur from and after the Closing Date; provided, that all Liabilities (excluding (A) Environmental Liabilities, which are addressed in Section 1.5(a)(iii) and (B) Taxes, which are addressed in Section 1.5(a)(v)), in each case, to the extent relating to Owned Sites, Leased Sites or Other Real Property Right that are US Transferred Assets or Canadian Transferred Assets, shall be Assumed Liabilities whether or not such events, facts or circumstances first occurred from and after the Closing Date;

(ii) current liabilities of the US Business or the Canadian Business, as applicable, to the extent included in the calculation of the US Final Working Capital or Canadian Final Working Capital, as applicable;

(iii) Environmental Liabilities to the extent relating to, arising out of or resulting from the US Business or the Canadian Business, as applicable, or the US Transferred Assets or Canadian Transferred Assets, as applicable, and (a) if such Environmental Liabilities do not relate to Owned Sites, Leased Site or Other Real Property Rights, then that are related to events, occurrences, facts or conditions that first occur from and after the Closing Date and (b) if such Environmental Liabilities relate to Owned Sites, Leased Site or Other Real Property Rights, then regardless of whether or not such events, facts or circumstances first occurred from and after the Closing Date;

(iv) Liabilities under Transferred Business Contracts and Transferred Permits, but only to the extent such Transferred Business Contracts and Transferred Permits, as applicable, are assigned to either US Buyer or Canadian Buyer, or either US Buyer or Canadian Buyer otherwise receives the rights and benefits of such Transferred Business Contracts and Transferred Permits pursuant to Section 1.7 below, and specifically excluding any Liability relating to, arising out of or resulting from such Transferred Business Contract or Transferred Permit, as applicable, as a result of any (A) breach of such Transferred Business Contract or Transferred Permit to the extent such breach first occurs prior to the Closing Date or (B) Action to the extent the events, facts or circumstances giving rise to such Action first occur prior to the Closing Date;

(v) Liabilities for Taxes relating to the Business or the Transferred Assets for any Tax period (or portion thereof) beginning after the Closing Date;

(vi) Liabilities relating to the employment or termination of any Transferred Employee or engagement or termination of any individual independent contractor of the Business, in each case, to the extent arising or resulting from the actions of a Liberty Party on or after such Transferred Employee’s or individual independent contractor’s Hire Date or as specifically provided for in Section 4.19(i); and

(vii) the Liabilities expressly identified on Section 1.5(a) of the Schlumberger Disclosure Letter.

Notwithstanding anything to the contrary contained in this Section 1.5(a) or elsewhere in this Agreement, the Assumed Liabilities shall not in any event include the Retained Liabilities referred to in Section 1.5(b) below.

(b) For the purposes of this Agreement, “Retained Liabilities” means any and all Liabilities (other than Assumed Liabilities) relating to, arising out of or resulting from the Target Companies or the Transferred Assets, including the following:

(i) except as otherwise provided in Section 4.14, Liabilities relating to, arising out of or resulting from Schlumberger US’s or Schlumberger Canada’s ownership or operation of the US Transferred Assets or the Canadian Transferred Assets (other than Liabilities related to Owned Sites, Leased Sites or Other Real Property Rights), as applicable, in each case to the extent relating to, arising out of or resulting from events, facts or circumstances that first occur prior to the Closing Date;

(ii) except as otherwise provided in Section 4.14, Liabilities of Schlumberger US or Schlumberger Canada relating to, arising out of, resulting from or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including fees and expenses of counsel, accountants, consultants, advisers and others;

(iii) Environmental Liabilities that are not related to Owned Sites, Leased Site or Other Real Property Rights and to the extent relating to, arising out of or resulting from the US Business or the Canadian Business, as applicable, or the US Transferred Assets or Canadian Transferred Assets, as applicable, in each case to the extent relating to events, occurrences, facts or conditions that first occurred prior to the Closing Date;

(iv) accounts payable that are included in the Canadian Final Working Capital or the US Final Working Capital, as applicable;

(v) except to the extent specifically provided for in Section 4.19(i), Liabilities related to the employment or engagement or termination of employment or engagement of (A) any Transferred Employee or individual independent contractor of the Business prior to the individual’s Hire Date, or (B) any individual currently or formerly employed or engaged by Schlumberger Parent, a Schlumberger Party, or any of their respective Affiliates who is not (or does not become) a Transferred Employee, including all severance payments, damages for wrongful dismissal and all related costs in respect of a termination of employment or services;

(vi) Liabilities relating to the Schlumberger Benefit Plans or the Benefit Plans of Schlumberger Parent or any ERISA Affiliate of Schlumberger Parent or a Schlumberger Party (in each case, except as otherwise provided in the Employee Matters Agreement, Section 1.5(a) or Section 4.19);

(vii) Liabilities to the extent resulting from a breach of, or default under, any Transferred Business Contract that occurs prior to the Closing Date;

(viii) Schlumberger Taxes; and

(ix) Liabilities to the extent relating to, arising out of or resulting from any Retained Assets.

(c) From and after the Restructuring Closing, each of the Schlumberger US Targets or Schlumberger Canada Target, as applicable, shall be, or shall cause its Subsidiaries or Affiliates (which, for the avoidance of doubt, will include, after the Closing, US Buyer, Canadian Buyer and their respective Subsidiaries and Affiliates) to be, responsible for the US Assumed Liabilities and the Canadian Assumed Liabilities, as applicable. Schlumberger US and Schlumberger Canada shall be, or shall cause their respective Subsidiaries or Affiliates to be, responsible for the Retained Liabilities.

Section 1.6 Misallocated Assets.

(a) If at any time after the Closing, any of the Schlumberger Parties or any of their respective Subsidiaries (i) receives or otherwise possesses any asset that should have properly been classified as a Transferred Asset pursuant to Section 1.4(a) or (ii) is liable under or otherwise responsible for discharging a Liability that should have properly been classified as an Assumed Liability pursuant to Section 1.5(a), (A) (1) Schlumberger US or its Affiliates, as applicable, shall use reasonable best efforts to promptly transfer, or cause to be transferred, such asset to US Buyer or its designated Subsidiaries (which, as of the Closing, shall include the Schlumberger US Targets and their respective Subsidiaries) and (2) Schlumberger Canada or its Affiliates, as applicable, (x) shall hold such asset in trust for the use and benefit and burden of the Person entitled thereto (and at such Person’s sole expense) until the consummation of the transfer thereof and (y) shall use reasonable best efforts to promptly transfer, or cause to be transferred, such asset to Canadian Buyer or its designated Subsidiaries (which, as of the Closing, shall include Schlumberger Canada Target and its respective Subsidiaries), as applicable, and in each case subject to Section 1.7, or (B) US Buyer or Canadian Buyer, as applicable, shall cause the applicable Target Company to promptly assume such Liabilities from Schlumberger US, Schlumberger Canada or their respective Subsidiaries, as applicable, as the case may be.

(b) If at any time after the Closing, US Buyer, Canadian Buyer or any of their respective Affiliates (which, as of the Closing, shall include each of the Target Companies and their respective Subsidiaries) (i) receives or otherwise possesses any asset that should have properly been classified as a Retained Asset pursuant to Section 1.4(c) or (ii) is liable under or otherwise responsible for discharging a Liability that should have properly been classified as a Retained Liability pursuant to Section 1.5(b), (A) US Buyer, Canadian Buyer or one of their applicable Affiliates, as applicable, (1) shall hold such asset in trust for the use and benefit and burden of the Person entitled thereto (and at such Person’s sole expense) until the consummation of the transfer thereof and (2) shall use reasonable best efforts to promptly transfer, or cause to be transferred, such asset to Schlumberger US, Schlumberger Canada or one of their respective Subsidiaries, as applicable, or (B) Schlumberger US, Schlumberger Canada or one of their respective Subsidiaries, as applicable, shall use reasonable best efforts to promptly assume such Liabilities from US Buyer, Canadian Buyer or one of their respective Subsidiaries, as applicable, and in each case subject to Section 1.7.

(c) Each Party shall cooperate with each other Party, including by using reasonable best efforts to execute, acknowledge and deliver any further conveyances, notices, assumptions, releases and acquaintances and such other instruments, and by taking such further actions, as may be reasonably necessary or appropriate to effect the transfers contemplated by this Section 1.6.

(d) For the avoidance of doubt, the transfer or assumption of any assets or Liabilities under this Section 1.6 shall be effected without any additional consideration payable by any Party.

(e) For U.S. and Canadian federal and applicable state, provincial and local income Tax purposes:

(i) Any asset transferred to US Buyer, Canadian Buyer or any of their designated Subsidiaries, as applicable, and any Liability assumed by a Target Company, in each case, pursuant to Section 1.6(a) shall be treated as having been so transferred or assumed, as applicable, and shall be deemed to have been a Transferred Asset or an Assumed Liability, as applicable, in each case, from and after the Closing.

(ii) Any asset transferred back to Schlumberger US, Schlumberger Canada or one of their respective Subsidiaries, as applicable, and any Liability assumed by Schlumberger US, Schlumberger Canada or one of their respective Subsidiaries, as applicable, in each case, pursuant to Section 1.6(b) shall be treated as never having been transferred to or assumed by, as applicable, any Liberty Party, and shall be deemed to have been a Retained Asset or a Retained Liability, as applicable, from and after the Closing.

Section 1.7 Consents.

(a) Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, neither this Agreement nor any other Transaction Document constitutes an agreement to sell, assign, transfer, contribute, convey and deliver (a “Conveyance”) any Transferred Asset if such Transferred Asset (i) is not transferable in accordance with Applicable Law, (ii) is not transferable without a requisite Consent or (iii) is cancelable by a third-party in the event of an assignment (such Transferred Asset that cannot be transferred to be referred to hereinafter as a “Nonassignable Asset”), unless and until, with respect to clauses (ii) and (iii), such consent shall have been obtained. A preliminary list of Nonassignable Assets, which list shall reflect the Schlumberger Parties’ good faith projections of the Nonassignable Assets as of the Closing Date, and which list shall be modified on the Closing Date as Schlumberger may, in good faith, determine is necessary or advisable, is set forth on Section 1.7(a) of the Schlumberger Disclosure Letter and, subject to the next two sentences, the Parties will use their respective reasonable best efforts to obtain such Consents as soon as reasonably practicable, subject to the limitations set forth in Section 1.7(b). No Schlumberger Party will under any circumstance be required to make any payments or offer or grant any accommodation (financial or otherwise, regardless of any provision to the contrary in the underlying Contract, including any requirements for the securing or posting of any bonds, letters of credit or similar instruments, or the furnishing of any guarantees) to any third party to obtain any Consent unless and to the extent that Liberty Parent agrees to reimburse and make whole such Schlumberger Party for any payment or other accommodation made by such Schlumberger Party at Liberty Parent’s request. Subject to the prior sentence, Liberty Parent agrees that, in the event that any third party or Governmental Authority requests that a Schlumberger Party make a payment or offer or grant an accommodation to obtain a third-party Consent and Liberty Parent does not agree to reimburse or make whole such Schlumberger Party in connection therewith, Liberty Parent shall not be entitled to the benefits of the provision in, such Schlumberger Party will not be obligated to take any efforts under, Section 1.7(c) in respect of any Transferred Asset which Conveyance is subject to such third-party Consents. The obligations set forth in this Section 1.7(a) will terminate on the one-year anniversary of the Closing Date (except for any such Consent that is in the process of being obtained on such date, as to which such obligations will continue).

(b) The Parties will use their reasonable best efforts promptly to obtain any of the aforementioned Consents and to take the actions required by Section 1.7(c), pending removal of legal or contractual impediments or receipt of such Consents. If and when the legal or contractual impediments the presence of which caused the deferral of transfer of any Nonassignable Asset pursuant to this Section 1.7(b) are removed, each of Liberty Parent, Schlumberger US and Schlumberger Canada determine that such Consent is immaterial or need not cause the deferral or transfer of any Nonassignable Asset, or any such Consents the absence of which caused the deferral of transfer of any Nonassignable Asset pursuant to this Section 1.7(b) are obtained, the transfer of the applicable Nonassignable Asset will be effected promptly in accordance with the terms of this Agreement and/or the applicable Transaction Document(s). The obligations set forth in this Section 1.7(b) will terminate on the one-year anniversary of the Closing Date (except to the extent of any Conveyance for which impediments are being removed or Consents or approvals of an applicable Governmental Authority as are in the process of being obtained on such date, as to which such obligations will continue).

(c) If the Conveyance of any Nonassignable Asset intended to be Conveyed is not consummated prior to or at the Closing Date, whether as a result of the provisions of Section 1.7(b) or for any other reason, then, insofar as reasonably possible (taking into account any applicable restrictions or considerations relating to the contemplated Tax treatment of the transactions contemplated by this Agreement) and to the extent permitted by Applicable Law, the Person retaining such Nonassignable Asset, (i) will thereafter hold such Nonassignable Asset in trust for the use and benefit and burden of the Person entitled thereto (and at such Person’s sole expense) until the consummation of the Conveyance thereof (or as otherwise determined by Schlumberger US, Schlumberger Canada and Liberty Parent, as applicable, in accordance with Section 1.7(b)), and (ii) use reasonable best efforts to take such other actions as may be reasonably requested by the Person to whom such Nonassignable Asset is to be Conveyed (at the expense of the Person holding such Nonassignable Asset) in order to place such Person in substantially the same position as if such Nonassignable Asset had been Conveyed as contemplated hereby and so that all the benefits and burdens relating to such Nonassignable Asset, including possession, use, risk of loss, potential for gain, any Tax liabilities in respect thereof and dominion, control and command over such Nonassignable Asset are to inure from and after the Closing Date to the Person to whom such Nonassignable Asset is to be Conveyed. Any Person retaining a Nonassignable Asset due to the deferral of the Conveyance of such Nonassignable Asset will not be required, in connection with the foregoing, to make any payments or offer or grant any accommodation (financial or otherwise, regardless of any provision to the contrary in the underlying Contract, including any requirements for the securing or posting of any bonds, letters of credit or similar instruments, or the furnishing of any guarantees) to any third party, except to the extent that the Person entitled to the Nonassignable Asset agrees to reimburse and make whole the Person retaining the Nonassignable Asset to such Person’s reasonable satisfaction, for any payment or other accommodation made by the Person retaining a Nonassignable Asset at the request of the Person entitled to the Nonassignable Asset. The obligations set forth in this Section 1.7(c) will terminate on the one-year anniversary of the Closing Date (except of any such Conveyances as are in the process of being consummated on such date, as to which such obligations will continue).

(d) For the avoidance of doubt, the transfer of any assets under this Section 1.7 shall be effected without any additional consideration payable by any Party.

(e) For U.S. and Canadian federal and applicable state, provincial and local income Tax purposes:

(i) To the extent any Nonassignable Asset is transferred to US Buyer, Canadian Buyer or any of their designated Subsidiaries, in each case, after the Closing Date as contemplated by this Section 1.7, such Nonassignable Asset shall be treated as having been transferred, and shall be deemed to have been a Transferred Asset, from and after the Closing.

(ii) To the extent any Nonassignable Asset is not transferred to US Buyer, Canadian Buyer or any of their designated Subsidiaries, in each case, as contemplated by this Section 1.7, such Nonassignable Asset shall be treated as never having been transferred to any Liberty Party, and shall continue to be deemed a Retained Asset, from and after the Closing.

ARTICLE II

EQUITY SALE; CLOSING

Section 2.1 Equity Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing, (a) Schlumberger US shall Convey to US Buyer (or, at US Buyer’s direction, to a wholly-owned Subsidiary of US Buyer), and US Buyer shall purchase, assume and accept from Schlumberger US, the Target US Interests, and (b) Schlumberger Canada shall Convey to Canadian Buyer, and Canadian Buyer shall purchase, assume and accept from Schlumberger Canada, the Target Canadian Interests, in the case of each of (a) and (b), free and clear of all Liens except Permitted Equity Liens. The Target US Interests to be acquired by US Buyer at the Closing shall constitute all of the outstanding Equity Interests in each of the Schlumberger US Targets, and the Target Canadian Interests to be acquired by Canadian Buyer at the Closing shall constitute all of the outstanding Equity Interests in Schlumberger Canada Target. Upon the Closing, US Buyer shall own, beneficially and of record, all of the outstanding Equity Interests in each of the Schlumberger US Targets, and Canadian Buyer shall own, beneficially and of record, all of the outstanding Equity Interests in Schlumberger Canada Target.

Section 2.2 Consideration. Upon the terms and subject to the conditions of this Agreement, at the Closing, (a) US Buyer shall transfer to Schlumberger US, as consideration for the sale of the Target US Interests, the Schlumberger US Consideration, and (b) Canadian Buyer shall issue to Schlumberger Canada, as consideration for the sale of the Target Canadian Interests, the Canadian Buyer Note.

Section 2.3 Required Equipment. On the Closing Date, the Transferred Assets shall satisfy the minimum conditions set forth on Section 2.3 of the Liberty Disclosure Letter. Any failure of such Transferred Assets to satisfy the conditions set forth therein shall be resolved through a cash payment by Schlumberger US in accordance with the procedures set forth on Section 2.3 of the Liberty Disclosure Letter, including a cash payment for the Green Tag True-Up Payment and Residual Equipment True-Up Payment (as each are defined in Section 2.3 of the Liberty Disclosure Letter) on the Closing Date (together, the “True-Up Closing Payment”).

Section 2.4 Closing Date. The closing of the Equity Sale (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 609 Main Street, Houston, Texas 77002 at 10:00 a.m. local time (or at such other place or at such other time as the Parties may designate in writing), on the date that is three Business Days after the satisfaction or waiver of the last of the conditions set forth in Article V (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), unless another time, date or place is agreed to in writing by the Parties. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”

Section 2.5 Closing Deliverables.

(a) At the Closing, Liberty Parent shall deliver, or cause to be delivered, the following:

(i) to Schlumberger US, evidence of the issuance of all of the Liberty Parent Class A Common Stock comprising the Schlumberger US Consideration to a book-entry account in favor of Schlumberger US maintained by the transfer agent of Liberty Parent, free and clear of any Liens, other than Permitted Equity Liens;

(ii) to Schlumberger US and Schlumberger Canada, a certificate duly executed on behalf of the Liberty Parties by an executive officer of Liberty Parent certifying on behalf of Liberty Parent that the conditions set forth in Section 5.3(a) and Section 5.3(b) have been satisfied;

(iii) to Schlumberger US and Schlumberger Canada, counterparts of each Transaction Document (other than this Agreement) to which a Liberty Party is party, in each case duly executed by the applicable Liberty Party;

(iv) to Schlumberger US and Schlumberger Canada, evidence reasonably satisfactory to Schlumberger US of the termination of the Existing Stockholders Agreement;

(v) to Schlumberger US, evidence that the shares of Liberty Parent Class A Common Stock comprising the Schlumberger US Consideration have been authorized for listing on the NYSE, upon official notice of issuance;

(vi) to Schlumberger US and Schlumberger Canada, such other agreements, instruments and documents that are required by other terms of this Agreement to be executed or delivered at or prior to the Closing or as Schlumberger US or Schlumberger Canada may reasonably request to effect the transactions contemplated by this Agreement and the other Transaction Documents.

(b) At the Closing, Schlumberger US and Schlumberger Canada shall deliver, or cause to be delivered, the following:

(i) to US Buyer and Canadian Buyer, a copy of the Equity Assignment Agreement, duly executed by each of Schlumberger US and Schlumberger Canada;

(ii) to US Buyer and Canadian Buyer, a certificate duly executed on behalf of Schlumberger US and Schlumberger Canada by an executive officer of Schlumberger US certifying on behalf of Schlumberger US and Schlumberger Canada that the conditions set forth in Section 5.2(a) and Section 5.2(b) have been satisfied;

(iii) to US Buyer, a certificate from Schlumberger US meeting the requirements of Treasury Regulations Section 1.1445-2(b)(2) to the effect that it is not a “foreign person” within the meaning of Section 1445 of the Code;

(iv) to US Buyer and Canadian Buyer, written evidence in form and substance satisfactory to US Buyer and Canadian Buyer of the filing with the applicable Tax Authority of the Form 8832 (Entity Classification Election) pursuant to which Schlumberger Canada Target elected, as of the date of its formation, to be disregarded as separate from Schlumberger Canada for U.S. federal income tax purposes;

(v) to US Buyer and Canadian Buyer, counterparts of each Transaction Document (other than this Agreement) to which each Schlumberger Party or its applicable Subsidiaries is a party, in each case duly executed by the applicable Schlumberger Party or such Subsidiary;

(vi) to the account(s) designated Section 2.3 of the Liberty Disclosure Letter, a wire transfer of immediately available funds of the True-Up Closing Payment, if any; and

(vii) to US Buyer and Canadian Buyer, such other agreements, instruments and documents that are required by other terms of this Agreement to be executed or delivered at or prior to the Closing or as US Buyer and Canadian Buyer may reasonably request to effect the transactions contemplated by the Agreement and the other Transaction Documents.

Section 2.6 Allocation of Consideration. Within 90 calendar days of the Closing Date, Schlumberger US shall deliver to Liberty Parent a draft schedule (the “Draft Allocation Schedule”), prepared by one of the top four internationally recognized certified public accounting firms (the “Appointed Big 4 Firm”) appointed by the mutual agreement of Liberty Parent and Schlumberger US, allocating (in a manner consistent with this Section 2.6 (i) the Schlumberger US Consideration (and any other items properly treated as consideration with respect to the US Equity Sale for Tax purposes) among the assets of the Schlumberger US Targets and (ii) the principal amount of the Canadian Buyer Note (and any other items properly treated as consideration with respect to the Canadian Equity Sale for Tax purposes) among the assets of Schlumberger Canada Target, in each case, in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder for Liberty Parent’s review and comment. Liberty Parent shall propose to Schlumberger US any changes to the Draft Allocation Schedule in writing within 30 calendar days after the date of delivery of the Draft Allocation Schedule to Liberty Parent. Schlumberger US and Liberty Parent shall work in good faith to resolve any disputed items in the Draft Allocation Schedule as promptly as practicable. If Schlumberger US and Liberty Parent are unable to resolve any disputed item in the Draft Allocation Schedule within 30 calendar days following the delivery by Liberty Parent of its proposed changes, Schlumberger US and Liberty Parent shall submit any such remaining disputed items to KPMG LLP, or any other nationally-recognized independent accounting or consulting firm mutually acceptable to both Schlumberger US and Liberty Parent, to be resolved as promptly as practicable, and in any case, at least seven calendar days prior to the due date for any Tax Return to which any such remaining disputed items are relevant (such approved Draft Allocation Schedule, whether by written agreement between Schlumberger US and Liberty Parent or as determined by the third-party accounting or consulting firm, the “Final Allocation Schedule”). Schlumberger US and Liberty Parent (i) shall use commercially reasonable efforts to update the Final Allocation Schedule in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder following any adjustment to the purchase price or any other items properly treated as consideration for Tax purposes pursuant to this Agreement, (ii) shall, and shall cause their Affiliates to, file all Tax Returns (including IRS Form 8594) in a manner consistent with the Final Allocation Schedule, as updated, and (iii) will not, and will cause their Affiliates not to, take any position contrary to the Final Allocation Schedule on any Tax Return or otherwise with respect to Taxes, unless required by Applicable Law following a final determination as defined in Section 1313 of the Code; provided, however, that none of the Parties or their respective Affiliates shall be unreasonably impeded in its ability and discretion to negotiate, compromise and/or settle any Tax audit, claim or similar proceedings in connection with such Final Allocation Schedule. For the avoidance of doubt, each of the Parties agrees that the value of the Schlumberger US Consideration for purposes of this Section 2.6 and Section 4.14 shall be based on the trading price of the Liberty Parent Class A Common Stock as of the end of the day on the Closing Date, and the Draft Allocation Schedule and the Final Allocation Schedule shall be consistent therewith.

Section 2.7 Withholding. US Buyer, Canadian Buyer and their Affiliates shall be entitled to deduct and withhold from any amounts otherwise payable or deliverable to Schlumberger US, Schlumberger Canada or any Affiliates thereof in connection with this Agreement such amounts as may be required to be deducted or withheld therefrom under Applicable Law, and Schlumberger US, Schlumberger Canada and their Affiliates shall indemnify, defend and hold harmless US Buyer, Canadian Buyer and their Affiliates against any such amounts and any penalties and interest related thereto (except for penalties or interest attributable to the negligence or delay of US Buyer, Canadian Buyer and their Affiliates); provided, however, that any indemnity claim pursuant to this Section 2.7 shall be subject to the indemnification provisions in Article VI, including, without limitation, no duplicative recovery for a breach of representations in Section 3.1(i); provided, further, for the avoidance of doubt, any indemnity claim pursuant to this Section 2.7 shall not be subject to the De Minimis Amount or the Deductible set forth in Section 6.3(b). Except with respect to a failure by Schlumberger US to deliver to US Buyer at the Closing the deliverables contemplated in Section 2.5(b)(iii), US Buyer, Canadian Buyer and/or their Affiliates (as applicable) shall use commercially reasonable efforts to notify Schlumberger US and/or Schlumberger Canada (as applicable) in writing of any such requirement at least five Business Days prior to deducting or withholding any amounts, and shall cooperate with Schlumberger US and/or Schlumberger Canada (as applicable) to reduce or eliminate any such deduction or withholding. To the extent such amounts are so deducted or withheld and duly paid over to the appropriate Governmental Authority in accordance with Applicable Law, such amounts shall be treated for all purposes as having been paid to the Person to whom such amounts would otherwise have been paid absent such deduction or withholding.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Schlumberger Parties. Except as disclosed in the Schlumberger Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) filed by Schlumberger Parent on or after December 31, 2018 and prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature, other than, in each of the foregoing, any historical facts included therein) or in the corresponding sections of the disclosure letter delivered to the Liberty Parties by Schlumberger US and Schlumberger Canada immediately prior to entering into this Agreement (the “Schlumberger Disclosure Letter”), each of Schlumberger US and Schlumberger Canada, severally and not jointly, represents and warrants to the Liberty Parties as follows:

(a) Organization and Good Standing. Each Schlumberger Party (i) is duly incorporated or formed, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as applicable, (ii) has the requisite entity power and authority to (A) enter into each Transaction Document to which it is a party and to perform its obligations thereunder and (B) own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed, as applicable, and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except, in the case of clause (iii), where the failure to be so qualified, licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Authorization and Execution of Transaction Documents. (i) Each of Schlumberger US and Schlumberger Canada has taken all necessary entity action, as applicable, to authorize the execution, delivery and performance of its obligations under this Agreement and to consummate the transactions contemplated hereby, including the Equity Sale, (ii) as of the Restructuring Closing, each Schlumberger Party shall have taken, and shall have caused its respective applicable Subsidiaries to have taken, all necessary entity action to consummate the Pre-Closing Restructuring and (iii) each Schlumberger Party has taken, and shall have caused its respective applicable Subsidiaries to have taken, all necessary entity action to authorize the execution, delivery and performance of its and their obligations under each of the other Transaction Documents to which it, or they, is, are, or shall be, a party and to consummate the transactions contemplated hereby and thereby. (A) No other entity action on the part of any Schlumberger Party or any Subsidiary of any Schlumberger Party is necessary to approve this Agreement or the Primary Restructuring Agreements or to consummate the transactions contemplated hereby or thereby, including the Equity Sale, (B) as of the Restructuring Closing, no other entity action on the part of any Schlumberger Party or any Subsidiary of any Schlumberger Party will be necessary to consummate the Pre-Closing Restructuring and (C) as of the Closing, no other entity action on the part of any Schlumberger Party (including the Target Companies) or any Subsidiary of any Schlumberger Party will be necessary to approve any other Transaction Document to which it is a party. No vote or consent of the holders of any class or series of capital stock of any Schlumberger Party is necessary to approve this Agreement, the other Transaction Documents, the Pre-Closing Restructuring, the Equity Sale and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by each Schlumberger Party, each Primary Restructuring Agreement has been duly executed and delivered by each party thereto and each other Transaction Document to which any Schlumberger Party or each Subsidiary of any Schlumberger Party is a party, when delivered by it in accordance herewith, shall have been duly executed and delivered by such Schlumberger Party or applicable Subsidiary thereof. Other than approvals that have been obtained, no vote of the holders of any class of capital stock or other Equity Interests of any Schlumberger Party is required to consummate the Equity Sale or the other transactions contemplated hereby. Schlumberger US and Schlumberger Canada have made available to Liberty Parent a true and complete copy of each of the Corporate Documents of the Target Companies in effect as of the date of this Agreement and a form of each Primary Restructuring Agreement (in each case, including all exhibits, schedules, annexes and amendments thereto).

(c) Enforceability of Transaction Documents. Assuming that this Agreement and each of the other Transaction Documents to which any Schlumberger Party or any of its respective Subsidiaries is a party is duly executed and delivered in accordance with clause (b) above and constitutes the valid and binding obligation of each of the other parties thereto, this Agreement constitutes, and each other Transaction Documents or Restructuring Agreements shall, as of the Closing or the Restructuring Closing, as applicable, constitute, the valid, legal and binding obligation of each Schlumberger Party and each of its respective Subsidiaries that is a party to each such agreement, enforceable against each such Schlumberger Party or its Subsidiaries in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(d) Non-Contravention. The execution and delivery by any Schlumberger Party and any Subsidiary of any Schlumberger Party of this Agreement, each of the other Transaction Documents, each of the Restructuring Agreements to which it is a party and the consummation of the Pre-Closing Restructuring, the Equity Sale and the other transactions contemplated hereby and thereby will not: (i) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation of or the loss of a material benefit under, or the creation of a Lien on any assets under (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a “Violation”) any provision of its Corporate Documents; (ii) subject to compliance with the matters referred to in Section 3.1(e) of this Agreement, result in a Violation or breach of any Applicable Law by which it is bound or to which any of the Transferred Assets is subject; or (iii) subject to compliance with the matters referred to in Section 3.1(e) of this Agreement, result in a Violation of any Transferred Business Contract binding upon such Schlumberger Party or any of its Subsidiaries or result in any change in the rights or obligations of any party under any Transferred Business Contract binding upon such Schlumberger Party or any of its Subsidiaries, except, in the case of clause (iii), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e) Consents. No consent, license, approval, order or authorization of, registration, declaration or filing with, notice to or other act by, any Governmental Authority is required by or of any Schlumberger Party or any Subsidiary of any Schlumberger Party in connection with the execution, delivery, performance, validity or enforceability of this Agreement, each other Transaction Document or Restructuring Agreement to which any such Schlumberger Party or Subsidiary is a party or the consummation of the transactions contemplated hereby and thereby, including the Pre-Closing Restructuring and the Equity Sale, except (i) any such consent, license, approval, authorization, filing, notice or act that has been obtained, made or taken, (ii) any other such consent, license, approval, authorization, filing, notice or act as set forth on Section 3.1(e) of the Schlumberger Disclosure Letter, (iii) where the failure to obtain such consent, license, approval or authorization or make such filing or take such act has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (iv) the filing of a premerger notification report by Liberty Parent and Schlumberger Parent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (v) the filing by Liberty Parent of a request for an advance ruling certificate under subsection 102(1) of the Competition Act a request that the Commissioner waive, under subsection 113(c) of the Competition Act, the obligation of the parties to the Canadian Equity Sale to provide the notices required under subsection 114(1) of the Competition Act, and (vi) such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby.

(f) Capital Structure.

(i) As of the date of this Agreement and immediately prior to the Closing, (A) the authorized Equity Interests of the Schlumberger US Targets consist solely of the Target US Interests, all of which are issued and outstanding and owned, beneficially and of record, by Schlumberger US, and (B) the authorized Equity Interests of Schlumberger Canada Target consist solely of the Target Canadian Interests, all of which are issued and outstanding and are owned, beneficially and of record, by Schlumberger Canada. As of the Restructuring Closing and as of the Closing Date, Schlumberger US has good and valid title to the Target US Interests, and Schlumberger Canada has good and valid title to the Target Canadian Interests, in each case, free and clear of any Liens, other than Permitted Equity Liens. Other than the Target US Interests and the Target Canadian Interests, there are no Equity Interests authorized, issued or outstanding in any Target Company. Other than pursuant to this Agreement and the Restructuring Agreements, there are no Equity Interest Equivalents of any kind that obligate a Target Company to issue or sell any Equity Interests of such Target Company, or giving any Person a right to subscribe for or acquire, any Equity Interests of such Target Company, and no securities or obligations evidencing any such Equity Interest Equivalents are authorized, issued or outstanding. All of the Target US Interests and Target Canadian Interests have been duly authorized and are validly issued, fully paid and nonassessable. No Target Company has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the securityholders of such Target Company on any matter. At the Closing, the delivery by Schlumberger US and Schlumberger Canada to US Buyer and Canadian Buyer of the Equity Assignment Agreement will vest (x) US Buyer with good and valid title to all of the Target US Interests and (y) Canadian Buyer with good and valid title to all of the Target Canadian Interests, in each case, except for the Permitted Equity Liens and restrictions on transfer pursuant to applicable securities laws or Liens arising by, through or under the Liberty Parties or their respective Affiliates’ Corporate Documents.

(ii) As of the date of this Agreement and immediately prior to Closing, none of the Target Companies owns any Equity Interests of any Person.

(iii) None of the Target Companies has held any assets or Liabilities prior to the date of this Agreement. As of the Closing, no Target Company holds, or has ever held, any assets or Liabilities, except for the Transferred Assets and Assumed Liabilities as provided in Article I of this Agreement.

(g) Reports; Financial Statements.

(i) Schlumberger US has made available to Liberty Parent true and complete copies of (A) the unaudited, combined carve-out balance sheets, statement of cash flows, statement of Schlumberger Parent’s net investment and statements of operations for the Business for the fiscal quarters ended March 31, 2019 and March 31, 2020 and (B) the audited, combined carve-out balance sheets, statement of cash flows, statement of parent’s net investment and statements of operations for the Business for the fiscal years ended December 31, 2019, December 31, 2018 and December 31, 2017 (collectively, the “Pre-Signing Financial Statements”). The Pre-Signing Financial Statements (1) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and on that basis fairly present, in all material respects, the financial position and the results of operations of the Business as of the respective date and for the respective periods covered thereby, and (2) have been prepared in all material respects in accordance with the books of account and records of the Business (subject, in the case of unaudited statements, to normal year-end adjustments and lack of footnote disclosure).

(ii) There are no obligations or liabilities of the Schlumberger Parties or any of their respective Subsidiaries primarily arising from or resulting from the operation of the Business or the ownership of the Transferred Assets, whether or not accrued, contingent, absolute, determined, determinable or otherwise and whether or not required to be disclosed or any other facts or circumstances which would reasonably be expected to result in any claims against, or obligations or liabilities of, the Business, except for (A) those liabilities set forth in the consolidated balance sheets included in or incorporated by reference into the Pre-Signing Financial Statements, (B) liabilities incurred since December 31, 2019, in the Ordinary Course of Business, (C) future executory liabilities arising under any Business Contract (other than as a result of breach of contract, tort, infringement or violation of Applicable Law) or (D) those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h) Absence of Certain Changes. Since December 31, 2019 and except as set forth on Section 3.1(h) of the Schlumberger Disclosure Letter, there has not been, with respect to the Business as described in the Pre-Signing Financial Statements or any Transferred Asset, any fact, event, action, change, occurrence, condition or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(i) Taxes. The Liberty Parties understand and acknowledge that the representations and warranties contained in this Section 3.1(i) and Section 3.1(m) are the sole and exclusive representations and warranties of Schlumberger US and Schlumberger Canada, as applicable, relating to Tax matters.

(i) All income and other material Tax Returns required to be filed by or with respect to the Target Companies, the Transferred Assets, and the Business have been timely filed. Each such Tax Return is true, correct, and complete in all material respects. All material Taxes due and owing by or with respect to the Target Companies, the Transferred Assets, and the Business have been duly and timely paid in full, whether disputed or not, and whether or not shown on any Tax Return. There are no Liens for Taxes (other than statutory Liens for Taxes that are not yet due or payable) on any of the Transferred Assets or the Target Interests. All material Tax withholding, deposit and remittance obligations imposed on the Target Companies, Schlumberger US or Schlumberger Canada with respect to the Business or the Transferred Assets have been satisfied in full.

(ii) With respect to any Tax the nonpayment of which could result in a Lien on any of the Transferred Assets, the Transferred Business or the Target Interests or a Liability for the Target Companies or for US Buyer or Canadian Buyer, (A) there are no material agreements, waivers or other arrangements in force or effect providing for an extension of time with respect to paying any such Tax, (B) there are no material claims pending for any such Tax, and no assessment, deficiency, or adjustment has been asserted or proposed or threatened in writing with respect to any such Tax or Tax Returns relating to such Tax and (C) no material Tax audits or administrative or judicial proceedings are being conducted or, to the Knowledge of Schlumberger, have been threatened in writing with respect to any such Tax.

(iii) None of Schlumberger US, Schlumberger Canada, or the Target Companies (A) is a party to any Tax allocation, sharing or indemnity contract or arrangement (not including, for the avoidance of doubt any provisions contained in any commercial agreement entered into in the Ordinary Course of Business and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements)) or (B) has any material liability for Taxes of any Person under Treasury Regulations § 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, or by reason of assumption or operation of Law.

(iv) None of the Transferred Assets is subject to any tax partnership agreement or is otherwise treated, or required to be treated, as held in an arrangement requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code.

(v) All material Transferred Assets have been properly listed and described on the property tax rolls for all periods prior to and including the Closing Date, and no material portion of the Transferred Assets constitutes omitted property for property tax purposes.

(vi) As of the Closing Date, each of Schlumberger Canada Target and each Schlumberger US Target is, and has been since the date of its formation, properly classified as an entity disregarded as separate from Schlumberger Canada and Schlumberger US, respectively, for U.S. federal and applicable state and local income tax purposes.

(vii) Schlumberger Canada is not a non-resident of Canada for purposes of the Income Tax Act (Canada).

(j) Real Property.

(i) Title.

(A) Set forth on Section 3.1(j)(i) of the Schlumberger Disclosure Letter is a true, correct and complete list as of the date of this Agreement of (1) all owned sites included in the Transferred Assets (the “Owned Sites”), (2) all leased sites included in the Transferred Assets (the “Leased Sites”) and (3) all licenses, occupancy or possessory interests and other real property interests included in the Transferred Assets (the “Other Real Property Rights”). No Owned Site is leased to any third party. Neither Schlumberger US nor Schlumberger Canada has granted any third party any license, possessory or occupancy right or other similar right therein other than Permitted Liens, and no Leased Site is subleased to any third party.

(B) Schlumberger US, Schlumberger Canada or their respective Affiliates and each of their applicable Subsidiaries has (1) good and indefeasible fee title to all Owned Sites, (2) good and valid title to the leasehold estates in all Leased Sites and (3) good and valid title to all Other Real Property Rights, in the case of each of clauses (1), (2) and (3) above, free and clear of all Liens except Permitted Liens.

(C) Schlumberger US and Schlumberger Canada, as applicable, is both the registered and beneficial owner of the Owned Sites that each of Schlumberger US and Schlumberger Canada own.

(D) There are no outstanding options, rights of first offer or rights of first refusal to purchase any of the Owned Sites or any portion of or any interest therein.

(E) Each of the agreements relating to the Other Real Property Rights and lease agreements related to the Leased Sites (collectively, the “Other Real Property and Lease Agreements”) is in full force and effect and constitutes the legal, valid and binding obligations of the Schlumberger Party or Subsidiary of a Schlumberger Party that is party to such agreements relating to Other Real Property and Lease Agreements, and, to the Knowledge of Schlumberger, the other parties thereto, enforceable against such Schlumberger Party or its Subsidiary and, to the Knowledge of Schlumberger, the other parties thereto, in accordance with their respective terms. No Other Real Property and Lease Agreement has been amended, assigned, modified or supplemented except as described in Section 3.1(j)(i)(E) of the Schlumberger Disclosure Letter. Neither the Schlumberger Party (or Subsidiary of such Schlumberger Party) party to an Other Real Property and Lease Agreement nor, to the Knowledge of Schlumberger, any other party to such Other Real Property and Lease Agreement has repudiated any material provision thereof, and neither such Schlumberger Party (or its Subsidiary) nor, to the Knowledge of Schlumberger, any other party thereto, is in material breach of any of its respective obligations thereunder, and no event has occurred (including the failure to obtain any consent) which, with notice or lapse of time or both, would constitute a material breach or default thereunder.

(ii) Joint Use Facilities. Section 3.1(j)(ii) of the Schlumberger Disclosure Letter sets forth a correct and complete list as of the date of this Agreement of all material owned sites or leased sites of the Schlumberger Parties that are not Transferred Assets but that are used by the Business.

(iii) No Claims. There are no pending or, to the Knowledge of Schlumberger, threatened condemnation, eminent domain, expropriation or similar proceedings, or any pending, contemplated or threatened Legal Proceedings or any unsatisfied claims or judgments which would reasonably be expected to adversely affect the US Business or the Canadian Business or impair the use or market value, affecting the Owned Sites, the Leased Sites or the Other Real Property Rights. There are no existing public improvements which would reasonably be expected to result in any material special assessment against the Owned Sites.

(iv) Title Exceptions. All utility easements, rights of access and other easements and similar rights serving the Owned Sites are legally enforceable to permit the operation of the Business in substantially the manner in which the Business is currently operated. Other than Permitted Liens, there are no encroachments upon the Owned Sites and no encroachments of any improvements composing the Owned Sites onto adjacent property, except for such encroachments as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on a particular Owned Site. The improvements to the Owned Sites (and the current uses thereof) do not materially violate set-back, building or side lines, or any applicable land use covenants, zoning regulations or by-laws, or similar enforceable restrictions, nor do they materially encroach on any easements located on the Owned Sites.

(v) Title Policies. Schlumberger US and Schlumberger Canada have made available copies of all existing owners and lenders title insurance policies relating to the Owned Sites in their possession and control.

(k) Tangible Personal Property.

(i) Section 3.1(k)(i) of the Schlumberger Disclosure Letter sets forth an accurate and complete list, in all material respects, of all fixed assets of the Schlumberger Parties that are included in the Transferred Assets.

(ii) Section 3.1(k)(ii) of the Schlumberger Disclosure Letter sets forth all leases of personal property including in the Transferred Assets to which a Schlumberger Party (or Subsidiary of a Schlumberger Party) is a party and involves annual payments in excess of $1,000,000 (“Personal Property Leases”). To the Knowledge of Schlumberger, no Schlumberger Party has received any written notice of any default or event that with notice or lapse of time or both would constitute a default by such Schlumberger Party under any of the Personal Property Leases.

(l) Schlumberger Material Contracts. Section 3.1(l) of the Schlumberger Disclosure Letter sets forth all Schlumberger Material Contracts in effect as of the date of this Agreement. Each of the Schlumberger Parties and their respective Affiliates have duly performed and complied in all material respects with their respective obligations under each Schlumberger Material Contract to which such Schlumberger Party (or Affiliate thereof) is a party. Each of the Schlumberger Material Contracts is in full force and effect and constitutes the legal, valid and binding obligation of the Schlumberger Party or Subsidiary of a Schlumberger Party that is a party thereto and, to the Knowledge of Schlumberger, the other parties thereto, enforceable against such Schlumberger Party or its Subsidiary and, to the Knowledge of Schlumberger, the other parties thereto, in accordance with their respective terms. None of the Schlumberger Parties or any of their respective Affiliates has received any notice of termination or default (which default has not been cured as of the date of this Agreement) from any other party to any such Schlumberger Material Contract, and to the Knowledge of Schlumberger, no event or condition exists, which with or without notice, lapse of time or both would constitute a default under the provisions of, any Schlumberger Material Contract. No Schlumberger Party or any of their respective Subsidiaries, and to the Knowledge of Schlumberger, no other party to any such Schlumberger Material Contract, is in default of its obligations thereunder. Schlumberger US has made available to Liberty Parent true, correct and complete copies of all of the Schlumberger Material Contracts, together with all amendments, modifications or supplements thereto effected prior to the Closing.

(m) Employee Benefits.

(i) Copies of Documents. Schlumberger US and Schlumberger Canada have made available to Liberty Parent copies and summaries of each material Schlumberger Benefit Plan that provides benefits to the Potential Liberty Employees (including each such plan that provides severance benefits).

(ii) Pension Plans. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (A) each Schlumberger Benefit Plan that is subject to Title IV of ERISA or Section 412 of the Code (each a “Pension Benefit Plan”) has satisfied the minimum funding standards of Section 412 of the Code; and (B) no proceedings have been instituted by the Pension Benefit Guaranty Corporation to terminate any Pension Benefit Plan.

(iii) Compliance with Applicable Laws. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (A) each Schlumberger Benefit Plan has been maintained, funded and administered in compliance with its terms and all Applicable Laws; (B) no claim or Action with respect to any Schlumberger Benefit Plans (other than routine claims for benefits) is pending or, to the Knowledge of Schlumberger, threatened; (C) each Schlumberger Benefit Plan intended to be qualified under Section 401(a) of the Code has received a current favorable determination or advisory letter from the IRS, and nothing has occurred which would reasonably be expected to adversely affect the qualification of such Schlumberger Benefit Plan; and (D) Schlumberger US and its Subsidiaries have complied with the requirements of Sections 4980B and 4980D of the Code and all corresponding sections of ERISA with respect to employees and former employees of the US Business.

(iv) No Multiemployer Plan. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, none of the Target Companies, Schlumberger US or any of their respective Subsidiaries has any obligation to contribute to or has any Liability with respect to any “multiemployer plan,” as such term is defined in Section 3(37) of ERISA.

(v) No Excess Parachute Payments. Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will, either alone or in conjunction with any other event: (A) entitle any Transferred Employee to termination notice, severance pay, wrongful dismissal damages, bonus or any other payment; (B) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any Transferred Employee; (C) materially increase the amount payable under any Schlumberger Benefit Plan; (D) result in any of the Target Companies, Schlumberger Canada, Schlumberger US or any of their respective Affiliates becoming obligated to provide any amount constituting an excess parachute payment (as defined in Section 280G of the Code) with respect to any Transferred Employee; or (E) require a “gross-up” or other payment to any Transferred Employee who is also a “disqualified individual” within the meaning of Section 280G of the Code.

(vi) No Benefit Plans. As of the date of this Agreement, the Target Companies do not sponsor, maintain or contribute to (and are not required to contribute to), and are not party to or bound by, or have any Liability with respect to, any Benefit Plan.

(n) Labor. No Potential Liberty Employee is represented by a labor union, works council, trade union, labor organization or similar organization or representative and neither the Schlumberger Parties nor a Target Company nor any of the Transferred Assets are or in the past three years have been a party to or bound (either directly or indirectly by operation of any Applicable Laws) by any collective bargaining agreement, voluntary recognition agreement or any other agreements or contracts with any labor organizations, works councils, unions or associations applicable to any Potential Liberty Employees. No Schlumberger Party and no Target Company is engaged in any labor negotiations with any labor union or similar representative or potential representative of any Potential Liberty Employees. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Transferred Business, taken as a whole, there (i) is no unfair labor practice charge or complaint against any Schlumberger Party pending or, to the Knowledge of Schlumberger, threatened in writing before the National Labor Relations Board or similar agencies in non-U.S. jurisdictions that involves any of the Potential Liberty Employees; and there (ii) is no labor strike, slowdown or stoppage or other labor disturbance pending or, to the Knowledge of Schlumberger, threatened against or affecting Schlumberger US or Schlumberger Canada. There has been no union certification or representation applications, petitions or demands with respect to the Transferred Assets, Target Companies or Potential Liberty Employees, and no attempt to organize any of the Potential Liberty Employees has resulted in an election within the past three years or, to the Knowledge of Schlumberger, is threatened respecting any of the Potential Liberty Employees. To Schlumberger’s Knowledge, there is no material legal, administrative or other claim, charge, or proceeding pending or threatened by or with respect to any Potential Liberty Employee or any other individual who has provided services with respect to the Transferred Assets or Target Companies. Schlumberger US and Schlumberger Canada have made available to Liberty Parent a true and accurate schedule that sets forth, for each Potential Liberty Employee who is eligible to become a Transferred Employee as of the date of this Agreement, his or her: (A) job title and location of employment; (B) base salary or hourly rate of pay; (C) for each such Potential Liberty Employee who provides services with respect to either Schlumberger US Target, status as exempt or non-exempt under the Fair Labor Standards Act and any comparable state wage law; (D) for each such Potential Liberty Employee who provides services with respect to Schlumberger Canada Target, status as exempt or non-exempt from the overtime pay provisions under Alberta’s Employment Standards Code; (E) hire date and service date (if different); (F) leave status (including nature and expected duration of any leave); and (G) details of any visa or work permit.

(o) Litigation. There are no Legal Proceedings pending or, to the Knowledge of Schlumberger, threatened in writing against Schlumberger US, Schlumberger Canada or any of their respective Affiliates (other than would solely be Retained Assets or Retained Liabilities) (i) seeking to prevent or delay the Closing or (ii) relating to the Business, except in each case for such Legal Proceedings as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p) Compliance with Laws; Permits.

(i) The Transferred Business is being operated by the applicable Schlumberger Parties in compliance with all Applicable Laws, except for such noncompliance as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of Schlumberger Parent, Schlumberger US, Schlumberger Canada, the Target Companies nor any of their respective Subsidiaries have received any notice from any Governmental Authority that the operations of the Business are being conducted in violation of any Applicable Law, are the subject of any investigation or review pending or threatened by any Governmental Authority relating to any alleged violation or have a prior conviction under Applicable Law related to the operations of the Business. There is no outstanding Order of any Governmental Authority against Schlumberger Parent, Schlumberger US, Schlumberger Canada, any of the Target Companies or any of their respective Subsidiaries that relates to the Transferred Assets.

(ii) (A) Prior to the Restructuring Closing, Schlumberger US or Schlumberger Canada, as applicable, has, except, solely with respect to this clause (A), where the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (B) as of the Restructuring Closing, the applicable Target Company will have, except, solely with respect to this clause (B), where the absence of which would not reasonably be expected to be material to the Transferred Business, all Business Permits other than the Excluded Permits, and Schlumberger US or Schlumberger Canada has paid all fees and assessments due and payable on each of the Business Permits, except where the failure to have or make such a payment would not reasonably be expected to be material to the Transferred Business. All Business Permits are in full force and effect, and there has occurred no material default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a material default or violation) of any term, condition or provision of any Business Permit and no suspension or cancellation of any of the Business Permits is pending or, to the Knowledge of Schlumberger, threatened, and the applicable Schlumberger Party is in compliance with the terms of such Business Permits, except where the failure to be in full force and effect or failure to so comply would not reasonably be material to the Transferred Business.

(q) Environmental Matters. The Liberty Parties understand and acknowledge that the representations and warranties contained in this Section 3.1(q) are the sole and exclusive representations and warranties of the applicable Schlumberger Parties relating to any environmental, health or safety matters, including any arising under Environmental Laws, as defined in this Agreement. Except in each case as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(i) the Schlumberger Parties and each of their Subsidiaries and their respective assets (including Owned Sites and Leased Sites), with respect to the Business and the operation of the Business, are, and during the last three years have been, in compliance with all Environmental Laws and all Environmental Permits;

(ii) the Schlumberger Parties and each of their Subsidiaries, with respect to the Business, have obtained all Environmental Permits required for the operation of the Transferred Assets (including Owned Sites and Leased Sites) and the operation of the Business as conducted as of the date of this Agreement, and all such Environmental Permits are in full force and effect;

(iii) none of the Schlumberger Parties nor any of their Subsidiaries, with respect to the Business, is the subject of any outstanding Order from, or any pending or, to the Knowledge of Schlumberger, threatened investigation that would reasonably be expected to result in the imposition of Environmental Liability to any of the Schlumberger Parties by, any Governmental Authority related to any of the Transferred Assets (including Owned Sites and Leased Sites) or arising out of the operation of the Business regarding (A) compliance with Environmental Laws, (B) any Remedial Action or (C) any presence, Release or threatened Release of, or exposure to, a Hazardous Substance;

(iv) with respect to any of the Transferred Assets (including Owned Sites and Leased Sites) or any operation of the Business, none of the Schlumberger Parties nor any of their Subsidiaries has received or been subject to any written communication, including any Legal Proceeding, Action or other written claim or complaint by any Person, alleging any violation of, or Liability (including any obligation for Remedial Action) under, any Environmental Law or any Environmental Permit that has not been fully resolved;

(v) there has been no Release or, to the Knowledge of Schlumberger, threatened Release of Hazardous Substances by any Schlumberger Party or any of their Subsidiaries at, on, under or from (A) the Owned Sites or Leased Sites or (B) to the Knowledge of Schlumberger, any real property offsite the Owned Sites or Leased Sites where such Hazardous Substances were transported or disposed or arranged to be transported or disposed by any Schlumberger Party or any of their Subsidiaries as part of operation of the Business that, in each case of (A) and (B), is in violation of, or that would be reasonably be expected to result in a Liability (including any obligation for Remedial Action) to the Schlumberger Parties or any of their Subsidiaries under, any Environmental Law; and

(vi) to the Knowledge of Schlumberger, there is not located at any of the Owned Sites or Leased Sites with respect to the Business any (A) asbestos-containing material or (B) equipment containing polychlorinated biphenyls, in each case of (A) and (B) that is in violation of, or would reasonably be expected to result in a Liability to the Schlumberger Parties or any of their Subsidiaries pursuant to any Environmental Laws.

(r) No Brokers. Except for Goldman, Sachs & Co. LLC, no agent, broker, investment banker, Person or firm is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee payable by Schlumberger US, Schlumberger Canada or any of their respective Affiliates directly or indirectly in connection with the Pre-Closing Restructuring, the Equity Sale or the other transactions contemplated by this Agreement.

(s) Intellectual Property.

(i) As of the consummation of the Pre-Closing Restructuring, the Target Companies will own or have the right to use all Transferred Intellectual Property (other than any Excluded Intellectual Property) used in or necessary for the operation of their respective portions of the Businesses as currently conducted as of the date of this Agreement, free and clear of all Liens except for Permitted Liens, except where the failure to own or have the right to use such properties has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ii) The operation of the Business by Schlumberger US and Schlumberger Canada (and, from and after the Restructuring Closing, the Target Companies) as conducted as of the date of this Agreement does not infringe, misappropriate or otherwise violate any Intellectual Property of any other Person, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of Schlumberger, no facts or circumstances exist that would affect the validity or enforceability of the Transferred Intellectual Property. There are no claims, suits, or other actions pending or, to the Knowledge of Schlumberger, threatened, that seek to limit or challenge the validity, enforceability, ownership, or right to use, sell or license the Transferred Intellectual Property.

(iii) Each of Schlumberger US, Schlumberger Canada and the Target Companies have taken reasonable measures consistent with prudent industry practices to protect the confidentiality of trade secrets used in the Business as conducted as of the date of this Agreement, except where failure to do so has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(iv) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (A) each of Schlumberger US, Schlumberger Canada and the Target Companies have, with respect to the Business, taken reasonable measures consistent with prudent industry practices to protect the operation and security of their Technology and physical information technology systems (and the data therein), and (B) there have been no breaches or material outages of the same.

(t) Bankruptcy. There are no bankruptcy, reorganization, or receivership proceedings pending against, being contemplated by, or, to the Knowledge of Schlumberger, threatened in writing against, any of the Schlumberger Parties.

(u) Investment Intent. Schlumberger US is acquiring the Schlumberger US Consideration for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except in compliance with applicable federal and state securities laws.

(v) Ownership of Liberty Parent Securities. None of Schlumberger Parent nor any of its Subsidiaries beneficially owns any shares of Liberty Parent Common Stock, including, without limitation, any derivative securities underlying or related to shares of Liberty Parent Common Stock, whether or not any such Person has the right to acquire beneficial ownership thereof within 60 calendar days or within any longer or shorter period of time.

(w) No Additional Representations. Each of Liberty Parent, US Buyer and Canadian Buyer acknowledges and agrees that, except for the representations and warranties made in this Section 3.1 (as modified by the Schlumberger Disclosure Letter), no Schlumberger Party or any other Person makes or has made any express or implied representation or warranty with respect to any Schlumberger Party or their respective Subsidiaries, businesses, operations, assets, liabilities or conditions (financial or otherwise and including the Business and the Transferred Assets) in connection with this Agreement or the transactions contemplated hereby, and the Schlumberger Parties hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, each of Liberty Parent, US Buyer and Canadian Buyer acknowledges and agrees that no Schlumberger Party or any other Person makes or has made any representation or warranty to Liberty Parent, US Buyer, Canadian Buyer or any of their respective Affiliates or Representatives with respect to any financial projection, forecast, estimate, budget or prospect information relating to any Schlumberger Party, their respective Subsidiaries, the Business or the Transferred Assets (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Pre-Closing Restructuring, the Equity Sale or the other transactions contemplated by this Agreement). Notwithstanding the foregoing, nothing in this Section 3.1(w) shall limit Liberty Parent’s remedies with respect to claims of fraud arising from or relating to the express representations and warranties made by Schlumberger US and Schlumberger Canada in this Section 3.1.

Section 3.2 Representations and Warranties of the Liberty Parties. Except as disclosed in the Liberty Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) filed by Liberty Parent with the SEC on or after December 31, 2018 and prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature, other than, in each of the foregoing, any historical facts included therein) or in the corresponding sections of the disclosure letter delivered to the Schlumberger Parties by Liberty Parent prior to entering into this Agreement (the “Liberty Disclosure Letter”), Liberty Parent represents and warrants to the Schlumberger Parties as follows:

(a) Organization and Good Standing. Each Liberty Party (i) is duly incorporated or formed, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as applicable, (ii) has the requisite entity power and authority to (A) enter into each Transaction Document to which it is a party and to perform its obligations thereunder and (B) own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed, as applicable, and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except, in the case of clause (iii), where the failure to be so qualified, licensed or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Authorization and Execution of Transaction Documents. (i) Other than obtaining the Liberty Parent Stockholder Approval, each of Liberty Parent, US Buyer and Canadian Buyer has taken all necessary entity action, as applicable, to authorize the execution, delivery and performance of its obligations under this Agreement and to consummate the transactions contemplate hereby, and (ii) each Liberty Party (not including the Target Companies) has taken all necessary entity action to authorize the execution, delivery and performance of its and their obligations under each of the other Transaction Documents to which it, or they, is, are, or shall be, a party and to consummate the transactions contemplated hereby and thereby. No other entity action on the part of any Liberty Party (not including the Target Companies) or any Subsidiary of any Liberty Party is necessary to approve this Agreement or to consummate the transactions contemplated hereby or thereby, including the Equity Sale and, as of the Closing, no other entity action on the part of any Liberty Party (not including the Target Companies) or any Subsidiary of any Liberty Party will be necessary to approve any other Transaction Document to which it is a party. As of the date of this Agreement, the Liberty Parent Board has approved this Agreement, the other Transaction Documents to which Liberty Parent, US Buyer or Canadian Buyer is party, the Equity Sale and the Liberty Parent Share Issuance. As of the date of this Agreement, the Liberty Parent Board has (1) determined that this Agreement and the transactions contemplated hereby are fair to, and in the best interests of, Liberty Parent and the holders of Liberty Parent Common Stock, (2) approved and declared advisable this Agreement and the transactions contemplated hereby, and (3) resolved to recommend that the holders of Liberty Parent Class A Common Stock and Liberty Parent Class B Common Stock, voting together as a single class, approve the Liberty Parent Share Issuance (such recommendation described in clause (3), the “Liberty Board Recommendation”). Liberty Parent, as the direct and indirect managing member of US Buyer, and the board of directors of Canadian Buyer have approved this Agreement, the other Transaction Documents to which US Buyer and Canadian Buyer is a party, and the transactions contemplated by this Agreement and such Transaction Documents. This Agreement has been duly executed and delivered by each of Liberty Parent, US Buyer and Canadian Buyer, and each other Transaction Document to which it is a party, when delivered by it in accordance herewith, shall have been duly executed and delivered by each such Liberty Party. Other than the Liberty Parent Stockholder Approval and other approvals that have been obtained, no vote of the holders of any class of capital stock or other Equity Interests of US Buyer, Canadian Buyer or Liberty Parent is required to consummate the Equity Sale or the other transactions contemplated hereby. Liberty Parent has made available to Schlumberger US and Schlumberger Canada a true and complete copy of each of the Corporate Documents of Liberty Parent, US Buyer and Canadian Buyer in effect as of the date of this Agreement (in each case, including all exhibits, schedules, annexes and amendments thereto).

(c) Enforceability of Transaction Documents. Assuming that this Agreement and each of the other Transaction Documents to which any Liberty Party or any of its respective Subsidiaries is a party is duly executed and delivered in accordance with Section 3.2(b) above and constitutes the valid and binding obligation of each of the other parties thereto, this Agreement constitutes, and each other Transaction Document shall, as of the Closing, constitute, the valid, legal and binding obligation of each Liberty Party and each of its respective Subsidiaries that is a party to each such agreement, enforceable against each such Liberty Party or its Subsidiaries in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(d) Non-Contravention. The execution and delivery by any Liberty Party and any Subsidiary of any Liberty Party of this Agreement and each of the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, including the Equity Sale or the Liberty Parent Share Issuance by Liberty Parent pursuant thereto will not, subject to obtaining the Liberty Parent Stockholder Approval: (i) result in a Violation of any provision of its Corporate Documents; (ii) subject to compliance with the matters referred to in Section 3.2(e) of this Agreement, result in a Violation or breach of any Applicable Law by which it is bound or to which any of its properties is subject; or (iii) subject to compliance with the matters referred to in Section 3.2(e) of this Agreement, result in a Violation of any Contract binding upon such Liberty Party or any of its Subsidiaries or result in any change in the rights or obligations of any party under any Contract binding upon such Liberty Party or any of its Subsidiaries, except, in the case of clause (ii) and (iii), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e) Consents. No consent, license, approval, order or authorization of, registration, declaration or filing with, notice to or other act by, any Governmental Authority is required by or of any Liberty Party or any Subsidiary of any Liberty Party in connection with the execution, delivery, performance, validity or enforceability of this Agreement and each other Transaction Document to which any such Liberty Party or Subsidiary is a party or the consummation of the transactions contemplated hereby and thereby, including the Equity Sale and the Liberty Parent Share Issuance, except for (i) the mailing of the Proxy Statement relating to the Liberty Parent Stockholders Meeting (or such other filings with the SEC as may be required under Applicable Law), (ii) such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby and by the other Transaction Documents, (iii) any filings required to be made with the NYSE to list a number of shares of Liberty Parent Class A Common Stock that comprise the Share Consideration, (iv) any such consent, license, approval, authorization, filing, notice or act that has been obtained, made or taken, (v) the Liberty Parent Stockholder Approval, (vi) where the failure to obtain such consent, license, approval or authorization or make such filing or take such act as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (vii) the filing of a premerger notification report by Liberty Parent and Schlumberger Parent under the HSR Act, and (viii) the filing by Liberty Parent of a request for an advance ruling certificate under subsection 102(1) of the Competition Act and a request that the Commissioner waive, under subsection 113(c) of the Competition Act, the obligation of the parties to the Canadian Equity Sale to provide the notices required under subsection 114(1) of the Competition Act.

(f) Capital Structure.

(i) As of the date of this Agreement and immediately prior to the Closing, the authorized capital stock of Liberty Parent consists of: (A) 400,000,000 shares of Liberty Parent Class A Common Stock, (B) 400,000,000 shares of Liberty Parent Class B Common Stock and (C) 10,000 shares of preferred stock, par value $0.01 per share (“Liberty Parent Preferred Stock” and, together with the Liberty Parent Class A Common Stock and Liberty Parent Class B Common Stock, the “Liberty Parent Capital Stock”). At the close of business on August 28, 2020 (the “Measurement Date”), (1) 84,853,162 shares of Liberty Parent Class A Common Stock were issued and outstanding, 28,080,525 shares of Liberty Parent Class B Common Stock were issued and outstanding, no shares of Liberty Parent Preferred Stock were issued and outstanding and 112,933,687 Liberty Units were issued and outstanding, (2) in addition to the shares of Liberty Parent Class A Common Stock issued and outstanding, 2,288,831 shares of Liberty Parent Class A Common Stock are issuable in connection with the vesting of the Liberty Parent RSUs and 722,225 shares of Liberty Parent Class A Common Stock are issuable in connection with the vesting of the Liberty Parent PSUs and (3) 8,257,099 shares of Liberty Parent Class A Common Stock remained available for issuance pursuant to the Liberty Parent LTIP, other than, in the case of clauses (2) and (3) only, for immaterial inaccuracies.

(ii) Except (A) as disclosed on Section 3.2(f)(ii) of the Liberty Disclosure Letter, (B) for Liberty Parent RSUs and Liberty Parent PSUs, or (C) as contemplated by the US Buyer Corporate Documents, including that the Liberty Parent Class B Common Stock and the Liberty Units together are exchangeable on a one for one basis for Liberty Parent Class A Common Stock, there are no Equity Interest Equivalents of any kind that obligate Liberty Parent, US Buyer or Canadian Buyer to repurchase, redeem, issue or sell any Equity Interests of Liberty Parent, US Buyer or Canadian Buyer, as applicable, or giving any Person a right to subscribe for or acquire, any Equity Interests of Liberty Parent, US Buyer or Canadian Buyer, and no securities or obligations evidencing any such Equity Interest Equivalents are authorized, issued or outstanding. There are no outstanding contractual obligations of Liberty Parent, US Buyer or Canadian Buyer pursuant to which Liberty Parent, US Buyer or Canadian Buyer could be required to register any Equity Interests under the Securities Act, other than as contemplated herein. All of the Equity Interests of each of Liberty Parent, US Buyer and Canadian Buyer have been duly authorized, are validly issued, fully paid and nonassessable except to the extent specified in the Delaware Limited Liability Company Act or in the Corporate Documents of such applicable Liberty Party. Except as disclosed on Section 3.2(f)(ii) of the Liberty Disclosure Letter, none of the Liberty Parent, US Buyer or Canadian Buyer has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of any such entity on any matter. The Liberty Parent Class A Common Stock to be transferred to Schlumberger US and Schlumberger Canada pursuant to this Agreement, when transferred, will be transferred in compliance with (1) Applicable Law and (2) all requirements set forth in the applicable Corporate Documents. Other than the Liberty Units owned by the holders of the Liberty Parent Class B Common Stock, all outstanding shares of capital stock or other Equity Interests of the Subsidiaries of Liberty Parent are directly or indirectly owned by Liberty Parent are free and clear of all Liens, other than Permitted Equity Liens, and have been duly authorized, validly issued, fully paid and nonassessable except to the extent specified in the Delaware Limited Liability Company Act or in the Corporate Documents of such applicable Liberty Party. Except (x) as set forth in this Section 3.2(f), (y) for Liberty Parent RSUs and Liberty Parent PSUs, or (z) as contemplated by the US Buyer Corporate Documents, including that the Liberty Parent Class B Common Stock and the Liberty Units together are exchangeable on a one-for-one basis for Liberty Parent Class A Common Stock, there are outstanding: (aa) no shares of Liberty Parent Capital Stock, Liberty Units or other voting securities of Liberty Parent, US Buyer or Canadian Buyer; (bb) no securities of Liberty Parent or any Subsidiary of Liberty Parent (including US Buyer and Canadian Buyer) convertible into or exchangeable or exercisable for shares of Liberty Parent Capital Stock, Liberty Units or other voting securities of Liberty Parent, US Buyer or Canadian Buyer, and (cc) no options, warrants, subscriptions, calls, rights (including preemptive and appreciation rights), commitments or agreements to which Liberty Parent or any Subsidiary of Liberty Parent (including US Buyer and Canadian Buyer) is a party or by which it is bound in any case obligating Liberty Parent or any Subsidiary of Liberty Parent (including US Buyer and Canadian Buyer) to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of Liberty Parent Capital Stock, Liberty Units or other voting securities of Liberty Parent, US Buyer or Canadian Buyer, or obligating Liberty Parent or any Subsidiary of Liberty Parent (including US Buyer and Canadian Buyer) to grant, extend or enter into any such option, warrant, subscription, call, right, commitment or agreement. Other than the Voting Agreements and the Stockholders Agreements, there are not any stockholder agreements, voting trusts or other agreements to which Liberty Parent or any of its Subsidiaries (including US Buyer and Canadian Buyer) is a party or by which it is bound relating to the voting of any shares of capital stock or other Equity Interests of Liberty Parent or any of its Subsidiaries (including US Buyer and Canadian Buyer). No Subsidiary of Liberty Parent owns any shares of Liberty Parent Capital Stock. None of Liberty Parent or any of its Subsidiaries has any (xx) interests in a material joint venture or, directly or indirectly, Equity Interests in any Person or (yy) obligations, whether contingent or otherwise, to consummate any material additional investment in any Person.

(g) Reports; Financial Statements.

(i) Liberty Parent has filed or furnished, as applicable, on a timely basis all material Liberty Reports since December 31, 2018 (the “Applicable Date”). Each of the Liberty Reports, at the time of its filing or being furnished (or, if amended or superseded by a filing prior to the date of this Agreement, as of the date of such filing) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

(ii) Each of the consolidated balance sheets included in or incorporated by reference into the Liberty Reports (including the related notes and schedules) filed with the SEC since the Applicable Date, fully and fairly presents the consolidated financial position of Liberty Parent and its consolidated Subsidiaries as of the dates thereof and each of the consolidated statements of operations and comprehensive income (loss), changes in stockholders’ or shareholder’s equity and cash flows included in or incorporated by reference into the Liberty Reports (including any related notes and schedules) filed with the SEC since the Applicable Date, fully and fairly presents the results of operations and cash flows of Liberty Parent and its consolidated Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end adjustments and lack of footnote disclosure), in each case, in accordance with GAAP consistently applied during the periods involved, except as may be noted therein or may be permitted by the SEC under the Exchange Act.

(iii) There are no obligations or liabilities of Liberty Parent or any of its Subsidiaries, whether or not accrued, contingent, absolute, determined, determinable or otherwise and whether or not required to be disclosed or any other facts or circumstances which would reasonably be expected to result in any claims against, or obligations or liabilities of, Liberty Parent or its Subsidiaries except for (A) those liabilities set forth in the consolidated balance sheets included in or incorporated by reference into the Liberty Reports, (B) liabilities incurred since December 31, 2019 in the Ordinary Course of Business, (C) future executory liabilities arising under any Contract binding upon Liberty Parent or any of its Subsidiaries (other than as a result of breach of contract, tort, infringement or violation of Applicable Law) or (D) those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h) Absence of Certain Changes. Since December 31, 2019 and except as set forth on Section 3.2(h) of the Liberty Disclosure Letter, there has not been any fact, event, action, change, occurrence, condition or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(i) Taxes. The Schlumberger Parties understand and acknowledge that the representations and warranties contained in this Section 3.2(i) and Section 3.2(l) are the sole and exclusive representations and warranties of Liberty Parent and its Subsidiaries relating to Tax matters.

(i) Each of Liberty Parent and its Subsidiaries has filed all income and other material Tax Returns required to be filed by it. Each such Tax Return is true, correct, and complete in all material respects. All material Taxes due and owing by Liberty Parent or its Subsidiaries have been duly and timely paid in full, whether disputed or not, and whether or not shown on any Tax Return.

(ii) There is no material claim pending against Liberty Parent or its Subsidiaries for any Taxes, and no assessment, deficiency, or adjustment has been asserted or proposed or threatened in writing with respect to any material Taxes of Liberty Parent or its Subsidiaries. No material Tax audit or administrative or judicial proceeding for Taxes of Liberty Parent or its Subsidiaries is being conducted or, to the Knowledge of Liberty, has been threatened in writing by any Tax Authority.

(iii) US Buyer is not, and has not been since inception, classified, treated or taxed as a corporation for U.S. federal income Tax purposes.

(j) Real Property.

(i) Title.

(A) No Liberty Real Property is leased to any third party, and Liberty Parent nor any of its Subsidiaries has granted any third party any license, possessory or occupancy right or other similar right therein other than Permitted Liens, and no Liberty Leased Property is subleased to any third party.

(B) Liberty Parent or its respective Affiliates and each of its applicable Subsidiaries has (1) good and indefeasible fee title to all Liberty Real Property, and (2) good and valid title to the leasehold estates in all leased Liberty Leased Property, in the case of each of clauses (1) and (2) above, free and clear of all Liens except any Permitted Liens.

(C) Liberty Parent or any of its Subsidiaries, as applicable, is both the registered and beneficial owner of the Liberty Real Property.

(D) There are no outstanding options, rights of first offer or rights of first refusal to purchase any of the Liberty Real Property or any portion of or any interest therein.

(ii) Each of the agreements relating to Liberty Real Property to which Liberty Parent or its Subsidiary is a party is in full force and effect and constitutes the legal, valid and binding obligations of Liberty Parent or its applicable Affiliate and, to the Knowledge of Liberty, the other parties thereto, enforceable against Liberty Parent or its applicable Subsidiary and, to the Knowledge of Liberty, the other parties thereto, in accordance with their respective terms. No such lease has been amended, assigned, modified or supplemented except as described in Section 3.2(j)(ii) of the Liberty Disclosure Letter. Neither Liberty Parent (or any of its Subsidiaries) nor, to the Knowledge of Liberty, any other party to any such agreement has repudiated any material provision thereof, and neither Liberty Parent (or any of its Subsidiaries) nor, to the Knowledge of Liberty, any other party thereto, is in material breach of any of its respective obligations thereunder, and no event has occurred (including the failure to obtain any consent) which, with notice or lapse of time or both, would constitute a material breach or default thereunder.

(iii) No Claims. There are no pending or, to the Knowledge of Liberty, threatened condemnation, eminent domain, expropriation or similar proceedings, or any pending, contemplated or threatened Legal Proceedings or any unsatisfied claims or judgments which would reasonably be expected to adversely affect or impair the use or market value, affecting the Liberty Real Property. There are no existing public improvements which would reasonably be expected to result in any material special assessment against the Liberty Real Property.

(iv) Title Exceptions. All utility easements, rights of access and other easements and similar rights serving the Liberty Real Property are legally enforceable to permit the operation of the business in substantially the manner in which the business is currently operated. Other than Permitted Liens, there are no encroachments upon the Liberty Real Property and no encroachments of any improvements composing the Liberty Real Property onto adjacent property, except for such encroachments as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on a particular item of real property. The improvements to the Liberty Real Property (and the current uses thereof) do not materially violate set-back, building or side lines, or any applicable land use covenants, zoning regulations or by-laws, or similar enforceable restrictions, nor do they materially encroach on any easements located on the Liberty Real Property.

(k) Liberty Material Contracts. Liberty Parent and each of its Subsidiaries have duly performed and complied in all material respects with their respective obligations under each Liberty Material Contract to which Liberty Parent (or its Subsidiary thereof) is a party. Except as set forth in Section 3.2(k) of the Liberty Disclosure Letter, each of the Liberty Material Contracts is in full force and effect and constitutes the legal, valid and binding obligation of Liberty Parent or its Subsidiary that is party thereto and, to the Knowledge of Liberty, the other parties thereto, enforceable against such Schlumberger Party or its Subsidiary and, to the Knowledge of Liberty, the other parties thereto, in accordance with their respective terms. None of Liberty Parent or any of its Subsidiaries has received any notice of termination or default from any other party to such Liberty Material Contract, and to the Knowledge of Liberty, no event or condition exists, which with or without notice, lapse of time or both would constitute a default under the provisions of, any Liberty Material Contract. None of Liberty Parent or any of its Subsidiaries, and to the Knowledge of Liberty, no other party to any such Liberty Material Contract, is in default of its obligations thereunder. Liberty Parent has made available to Schlumberger US and Schlumberger Canada true, correct and complete copies of all of the Liberty Material Contracts, together with all amendments, modifications or supplements thereto effected prior to the Closing.

(l) Employee Benefits.

(i) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (A) each Liberty Benefit Plan has been maintained, funded and administered in compliance with its terms and all Applicable Laws; (B) no claim or Action with respect to any Liberty Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of Liberty, threatened; and (C) each Liberty Benefit Plan intended to be qualified under Section 401(a) of the Code has received a current favorable determination or advisory letter from the IRS, and nothing has occurred which would reasonably be expected to adversely affect the qualification of such Liberty Benefit Plan.

(ii) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no Liberty Benefit Plan is, and none of Liberty Parent or any of its Subsidiaries sponsors, maintains, contributes to (or is obligated to contribute to) or has any Liability with respect to or under: (A) any “multiemployer plan” as such term is defined in Section 3(37) of ERISA or (B) any “defined benefit plan” as defined in Section 3(35) of ERISA or a plan that is or was subject to Title IV of ERISA or Section 412 of the Code.

(iii) Except for matters that have not and would not reasonably be expected, individually or in the aggregate, to result in a material liability to Liberty Parent or any of its Subsidiaries, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby could, either alone or in conjunction with any other event, (A) entitle any current or former employee or other individual service provider of Liberty Parent or any of its Affiliates (each, a “Liberty Service Provider”) to termination notice, severance pay, wrongful dismissal damages, bonus or any other payment; (B) accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any Liberty Service Provider; (C) materially increase the amount payable under any Liberty Benefit Plan; (D) result in the payment of any amount that could, individually or in combination with any other payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code); or (E) require a “gross-up” or other payment to any Liberty Service Provider who is also a “disqualified individual” within the meaning of Section 280G of the Code.

(m) Labor. No employee of Liberty is represented by a labor union, works council, trade union, labor organization or similar organization or representative neither the Liberty Parent nor any of its Affiliates is or in the past three years has been party to or bound (either directly or indirectly by operation of any Applicable Laws) by any collective bargaining agreement, voluntary recognition agreement or any other agreements or contracts with any labor organizations, works councils, unions or associations applicable to the employees of Liberty Parent or its Affiliates. None of Liberty Parent or any of its Affiliates is engaged in any labor negotiations with, or has any duty to bargain with, any labor union or similar representative or potential representative of any employees of Liberty Parent or its Affiliates. Except as has not had and would not reasonably be expected to individually or in the aggregate, be materially adverse to Liberty or its Affiliates, taken as a whole, there: (i) is no unfair labor practice charge or complaint against Liberty Parent or its Affiliates pending or, to the Knowledge of Liberty, threatened in writing before the National Labor Relations Board or similar agencies in non-U.S. jurisdictions; and (ii) is no labor strike, slowdown or stoppage or other labor disturbance pending or, to the Knowledge of Liberty, threatened against or affecting Liberty Parent or its Affiliates. There has been no union certification or representation, applications, petitions or demands with respect to Liberty Parent or its Affiliates and no attempt to organize any of the employees of Liberty Parent or its Affiliates has resulted in an election within the past three years or, to the Knowledge of Liberty, is threatened respecting any of the employees of Liberty Parent or its Affiliates. To Liberty’s Knowledge, there is no material legal, administrative or other claim, charge, or proceeding pending or threatened by or with respect to any employee or any other individual who has provided services with respect to Liberty Parent or its Affiliates.

(n) Litigation. There are no Legal Proceedings pending or, to the Knowledge of Liberty, threatened in writing against or affecting a Liberty Party or any of their respective Affiliates (i) seeking to prevent or delay the Closing or (ii) relating to the business of such Liberty Party, except in each case for such Legal Proceedings as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(o) Compliance with Laws; Permits.

(i) Liberty Parent and each of its Subsidiaries operate in compliance with all Applicable Law, except for such noncompliance as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither Liberty Parent nor any of its Subsidiaries have received any notice from any Governmental Authority that the operations of their respective businesses are being conducted in violation of any Applicable Law, are the subject of any investigation or review pending or threatened by any Governmental Authority relating to any alleged violation or have a prior conviction under Applicable Law related to the operations of their respective businesses. There is no outstanding Order of any Governmental Authority against Liberty Parent or any of its Subsidiaries.

(ii) Liberty Parent and each of its Subsidiaries has all Permits that are required for the operation of its business as conducted as of the date of this Agreement, and has paid all fees and assessments due and payable on each of their respective Permits, except where the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All Permits are in full force and effect, and neither Liberty Parent nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any Permit and no suspension or cancellation of any of the Permits is pending or, to the Knowledge of Liberty, threatened, and the applicable Liberty Party is in compliance with the terms of the Permits, except where the failure to be in full force and effect or failure to so comply would not reasonably be expected to be material to the Equity Sale or the transactions contemplated by this Agreement.

(p) Environmental Matters. The Schlumberger Parties understand and acknowledge that the representations and warranties contained in this Section 3.2(p) are the sole and exclusive representations and warranties of the applicable Liberty Parties relating to any environmental, health or safety matters, including any arising under Environmental Laws as defined in this Agreement. Except in each case as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(i) the Liberty Parties and each of their Subsidiaries and their respective assets (including owned and leased real properties) and the operation of their business are, and during the last three years have been, in compliance with all Environmental Laws and all Environmental Permits;

(ii) the Liberty Parties and each of their Subsidiaries have obtained all Environmental Permits required for the operation of their respective assets (including owned and leased real properties) and the operation of their business as currently conducted as of the date of this Agreement, and all such Environmental Permits are in full force and effect;

(iii) none of the Liberty Parties nor any of their Subsidiaries is the subject of any outstanding Order from, or any pending or, to the Knowledge of Liberty, threatened investigation that would reasonably be expected to result in the imposition of Environmental Liability to any of the Liberty Parties by any Governmental Authority related to any of their respective assets (including owned and leased real properties) or arising out of the operation of their business regarding (A) compliance with Environmental Laws, (B) any Remedial Action or (C) any presence, Release or threatened Release of, or exposure to, a Hazardous Substance;

(iv) with respect to their respective assets (including owned and leased real properties) or any operation of their business, none of the Liberty Parties nor any of their Subsidiaries has received any written communication, including any Legal Proceeding, Action or other written claim or complaint by any Person, alleging any violation of, or Liability (including any obligation for Remedial Action) under, any Environmental Law or any Environmental Permit that has not been fully resolved;

(v) there has been no Release or, to the Knowledge of Liberty, threatened Release of Hazardous Substances by any Liberty Party or any of their Subsidiaries at, on, under or from (A) the real property owned or leased by any Liberty Party or their Subsidiaries or (B) to the Knowledge of Liberty, any real property offsite the real property described in (A) where such Hazardous Substances were transported or disposed or arranged to be transported or disposed by any Liberty Party or any of their Subsidiaries as part of the operation of their business that, in each case of (A) and (B), is in violation of, or that would reasonably be expected to result in a Liability (including any obligation for Remedial Action) to the Liberty Parties or any of their Subsidiaries under, any Environmental Law; and

(vi) to the Knowledge of Liberty, there is not located at any real property owned or leased by any Liberty Party or any of their Subsidiaries with respect to the business any (A) asbestos-containing material or (B) equipment containing polychlorinated biphenyls, in each case of (A) and (B) that is in violation of, or would reasonably be expected to result in a Liability to the Liberty Parties or any of their Subsidiaries pursuant to any Environmental Laws.

(q) No Brokers. Except for Tudor Pickering Holt & Co Advisors LP, no agent, broker, investment banker, Person or firm is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee payable by Liberty Parent, the Liberty Parties or any of their Subsidiaries directly or indirectly in connection with the other transactions contemplated by this Agreement.

(r) Private Placement. Assuming the accuracy of the respective representations and warranties of Schlumberger US and Schlumberger Canada set forth in Section 3.1, no registration under the Securities Act is required for the offer and sale of the Share Consideration by the applicable Liberty Parties as contemplated hereby. The issuance and sale of the Share Consideration pursuant to the terms and conditions of this Agreement (including, for the avoidance of doubt, following Liberty Parent Stockholder Approval) will not contravene the rules and regulations of the NYSE.

(s) Intellectual Property.

(i) Liberty Parent and its Subsidiaries own or have the right to use all Intellectual Property used in or necessary for the operation of their businesses as currently conducted as of the date of this Agreement, free and clear of all Liens except for Permitted Liens, except where the failure to own or have the right to use such properties has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ii) The operation by Liberty Parent and its Subsidiaries of their businesses as currently conducted, does not infringe, misappropriate or otherwise violate any Intellectual Property of any other Person, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of Liberty, no facts or circumstances exist that would affect the validity or enforceability of the Intellectual Property owned by Liberty Parent and its Subsidiaries. There are no claims, suits, or other actions pending or, to the Knowledge of Liberty, threatened, that seek to limit or challenge the validity, enforceability, ownership, or right to use, sell or license the Intellectual Property owned by Liberty Parent and its Subsidiaries.

(iii) Liberty Parent and its Subsidiaries have taken reasonable measures consistent with prudent industry practices to protect the confidentiality of trade secrets used in their businesses as currently conducted, except where failure to do so has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(iv) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (A) each of Liberty Parent and its Subsidiaries have taken reasonable measures consistent with prudent industry practices to protect the operation and security of their Technology and physical information technology systems (and the data therein), and (B) there have been no breaches or material outages of the same.

(t) Opinion of Financial Advisor. The Liberty Parent Board has received an opinion of Tudor Pickering Holt & Co Advisors LP, as financial advisor to Liberty Parent, to the effect that, as of the date of such opinion, and based on and subject to the various qualifications, assumptions and limitations set forth therein, the Canadian Buyer Note to be issued and the Schlumberger US Consideration to be paid by Liberty Parent or its Subsidiaries pursuant to this Agreement is fair, from a financial point of view, to Liberty Parent. Liberty Parent will make available to Schlumberger US and Schlumberger Canada an informational copy of such opinion as soon as practicable following the execution of this Agreement (it being agreed that such opinion is for the benefit of the Liberty Parent Board and may not be relied upon by the Schlumberger Parties or any other person).

(u) Investment Company Act. None of Liberty Parent, US Buyer or Canadian Buyer is, nor will Liberty Parent, US Buyer or Canadian Buyer become after giving effect to the Equity Sale and the Liberty Parent Share Issuance, an “investment company” required to be registered under the Investment Company Act of 1940, as amended.

(v) Bankruptcy. There are no bankruptcy, reorganization, or receivership proceedings pending against, being contemplated by, or, to the Knowledge of Liberty, threatened in writing against, any of the Liberty Parties.

(w) No Additional Representations. Each of the Schlumberger Parties acknowledges and agrees that, except for the representations and warranties made in this Section 3.2 (as modified by the Liberty Disclosure Letter), no Liberty Party or any other Person makes or has made any express or implied representation or warranty with respect to Liberty Parent or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the transactions contemplated hereby, and the Liberty Parties hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, each of the Schlumberger Parties acknowledges and agrees that no Liberty Party or any other Person makes or has made any representation or warranty to Liberty Parent, the Liberty Parties, or any of their respective Affiliates or Representatives with respect to any financial projection, forecast, estimate, budget or prospect information relating to any Liberty Party or any of its Subsidiaries or their respective businesses (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Equity Sale or the other transactions contemplated by this Agreement). Notwithstanding the foregoing, nothing in this Section 3.2(w) shall limit Schlumberger US’s and Schlumberger Canada’s remedies with respect to claims of fraud arising from or relating to the express representations and warranties made by Liberty Parent in this Section 3.2.

ARTICLE IV

COVENANTS

Section 4.1 Access to Information.

(a) Pre-Closing Investigatory Process.

(i) Prior to the Closing, each of the Liberty Parties and their Affiliates shall be entitled, through their directors, officers, employees, consultants, agents, accountants, attorneys and other representatives (including their legal and financial advisors) (together, such Party’s “Representatives”), to make such investigation of the properties, assets, Contracts, Documents, businesses and operations of Schlumberger US, Schlumberger Canada or the Target Companies to the extent related to the Business, required by Schedule 2.3 of the Liberty Disclosure Letter, and such examination of the books and records of such Persons to the extent related to the Business, and to receive such information, including financial information, as it reasonably requests and to make extracts and copies of such books and records, including access to customary supporting information, data and Documents utilized in or necessary for the preparation of the Liberty Reports, Proxy Statement or any other statement, filing, notice or application made by or on behalf of Liberty Parties, Schlumberger Parties or any of their respective Subsidiaries to any third party or any Governmental Authority in connection with the transactions contemplated hereby. Liberty Parent shall indemnify, defend, release and hold Schlumberger US and Schlumberger Canada, together with their respective Affiliates, Subsidiaries and Representatives, from and against any and all Losses arising from Liberty Parent’s, and Liberty Parent’s Affiliates, Subsidiaries and Representatives, due diligence investigation and environmental assessment of any portion of the Transferred Assets or the Business, between the date of this Agreement and the Closing, to the extent such Losses (A) do not result from or relate to the gross negligence or willful misconduct of any of Schlumberger US and Schlumberger Canada, any of their Affiliates, Subsidiaries and any of their Representatives or third party service providers and (B) arise from (1) any physical injury to Liberty Parent or its Representatives or Schlumberger Parent or its Representatives while conducting any such due diligence investigation or environmental assessment or (2) damage to the real or personal property of Schlumberger US or Schlumberger Canada caused by a Representative of Liberty Parent or its Affiliates during such due diligence investigation or environmental assessment, including Losses and Environmental Liabilities caused by such due diligence, except to the extent such real or personal property comprises the Transferred Assets and the Closing occurs; provided, however, that, with respect to any Loss solely consisting of damage to the real or personal property of Schlumberger US or Schlumberger Canada that constitutes Transferred Assets, Liberty Parent shall be required to pay or indemnify such amounts solely to the extent this Agreement is terminated prior to Closing pursuant to Section 7.1. For the avoidance of doubt, in no event shall the rights of the Liberty Parties, their respective Affiliates or their respective Representatives set forth in this Section 4.1 extend to any portion of the Retained Assets.

(ii) Any such investigation and examination by the Liberty Parties under this Section 4.1(a) shall be conducted during the Schlumberger Parties’ regular business hours upon reasonable advance notice and otherwise under reasonable circumstances, subject to restrictions under Applicable Law or confidentiality restrictions contained in any Contracts or Documents, and shall not include any testing, sampling, monitoring or surface, subsurface or invasive investigation, assessment or analysis of soil, groundwater, building materials or other environmental media, including of the sort generally referred to as a Phase II environmental investigation, but shall expressly include the right to perform at the Liberty Parties sole cost: (A) Phase I Environmental Site Assessments in accordance with ASTM E1527-13 Standard Practice for Phase I Environmental Site Assessments at the Permian Sand Mining Business; and (B) physical inspection of equipment at or upon the Transferred Assets in connection with the procedures set forth in Section 2.3 of the Liberty Disclosure Letter promptly after the date of this Agreement. The Schlumberger Parties shall cause the Representatives of the Business to promptly cooperate with the Liberty Parties and their Representatives in connection with such investigation and examination, and the Liberty Parties and their Representatives shall promptly cooperate with the respective Representatives of the Business and shall use their reasonable efforts to minimize any disruption to the business. For the avoidance of doubt, in no event shall the rights of the Liberty Parties, their respective Affiliates or their respective Representatives set forth in this Section 4.1 extend to any portion of the Retained Assets.

(b) Following the Closing, for a period not to exceed five years from the Closing Date, the Liberty Parties will give the Schlumberger Parties reasonable access during the Liberty Parties’ regular business hours upon reasonable advance notice and subject to restrictions under Applicable Law to books and records transferred to the Liberty Parties to the extent necessary for the preparation of financial statements or regulatory filings of the Schlumberger Parties or their Affiliates in respect of periods ending on or prior to the Closing, in connection with any Legal Proceedings or is otherwise required by Applicable Law. In connection with such permitted access, the Schlumberger Parties shall be entitled, at their sole cost and expense, to make copies of the books and records to which they are entitled to access pursuant to this Section 4.1(b).

(c) Following the Closing, for a period not to exceed five years from the Closing Date, the Schlumberger Parties will give, or cause to be given, the Liberty Parties and their Affiliates reasonable access during the Schlumberger Parties’ regular business hours upon reasonable advance notice and subject to restrictions under Applicable Law to their respective books and records to the extent such books and records relate to the Business and such access is necessary in connection with any Legal Proceedings or is otherwise required by Applicable Law. In connection with such permitted access, Liberty Parent, the Liberty Parties and their Affiliates shall be entitled, at their sole cost and expense, to make copies of the books and records to which they are entitled to access pursuant to this Section 4.1(c).

(d) Except as expressly set forth in Section 4.1(a), no investigation pursuant to this Section 4.1 or otherwise shall affect or be deemed to modify any representation, warranty, covenant or agreement made by the Schlumberger Parties or the Liberty Parties or to modify any condition set forth in this Agreement.

Section 4.2 Conduct of the Business - Schlumberger.

(a) Prior to the Closing, except (i) as permitted by Section 4.2 of the Schlumberger Disclosure Letter, (ii) as required by Applicable Law, (iii) as otherwise expressly required or expressly permitted by this Agreement, the Primary Restructuring Agreements or any other Transaction Document or (iv) with the prior written consent of Liberty Parent (such consent not to be unreasonably withheld, conditioned or delayed); Schlumberger US and Schlumberger Canada shall, and shall cause its Subsidiaries to use commercially reasonable efforts to conduct the Business only in the Ordinary Course of Business; provided, that this Section 4.2(a) shall not prohibit Schlumberger US or Schlumberger Canada from taking actions outside of the Ordinary Course of Business in response to changes or developments that would reasonably be expected to cause a reasonably prudent company similar to Schlumberger US or Schlumberger Canada to take actions outside of the Ordinary Course of Business.

(b) Without limiting the generality of Section 4.2(a), prior to Closing, except (i) as expressly permitted by Section 4.2 of the Schlumberger Disclosure Letter, (ii) as otherwise expressly required or expressly permitted by this Agreement, the Primary Restructuring Agreements or any other Transaction Document, (iii) with the prior written consent of Liberty Parent or (iv) as required by Applicable Law, each of Schlumberger US and Schlumberger Canada shall not, and shall cause its respective Subsidiaries not to:

(i) change any method of accounting or accounting practice, in each case, which materially affects or relates to the Business, as applicable, except for any such changes required by Applicable Law or under applicable accounting standards;

(ii) merge, consolidate, combine or amalgamate a Target Company with any Person or cause any Target Company to purchase any Equity Interests in any other Person;

(iii) authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of a Target Company;

(iv) amend or propose any change to the Corporate Documents of Schlumberger US, Schlumberger Canada or a Target Company (other than ministerial changes);

(v) except for divestitures and sales of parts and inventory and the disposition of worn-out equipment, in each case, in the Ordinary Course of Business, license, Convey, lease, let lapse, abandon or otherwise dispose of any assets that would otherwise constitute Transferred Assets with a value or purchase price in the aggregate in excess of $5,000,000; provided that no sale of Owned Sites or lease or sublease of Leased Sites shall be permitted;

(vi) take any action or fail to take any action, which would result in the material degradation or diminution of value at Closing of any Pumps or Pump Ancillary Equipment that constitute a Transferred Asset;

(vii) (A) terminate or modify, in any material respect, a Schlumberger Material Contract that is, or would be if entered into after the date hereof, a Schlumberger Material Contract and a Transferred Business Contract, or (B) enter into any Contract that would require capital expenditures of greater than $10,000,000 or result in any “take or pay” Liability and, in each case, would be a Transferred Business Contract;

(viii) solely with respect to the Target Companies, employ or offer employment to, or engage or offer engagement as an individual independent contractor to, any individual;

(ix) solely with respect to the Target Companies, adopt, sponsor, maintain or contribute to (or be required to contributed to) any Benefit Plan;

(x) except pursuant to the terms of any Schlumberger Benefit Plans as in effect on the date hereof, or for changes that are in the Ordinary Course of Business, materially increase, accelerate or provide additional rights to compensation or material benefits with respect to any Potential Liberty Employee or individual independent contractor who provides services primarily in connection with the US Business or Canadian Business;

(xi) (A) enter into any collective bargaining agreement or other Contract or understanding with any labor union, works council, trade union, or similar organization or representative with respect to any Potential Liberty Employee or any Target Company; (B) transfer the employment of any Potential Liberty Employee out of the Business; or (C) terminate the employment or engagement of any Potential Liberty Employee or individual independent contractor who provides services primarily in connection with the US Business or Canadian Business, other than for cause;

(xii) waive, release, assign, settle or compromise or offer or propose to waive, release, assign, settle or compromise, any Legal Proceeding (excluding any audit, claim or other Legal Proceeding in respect of Taxes) related to the Business (other than to the extent related to the Retained Assets) other than the settlement of such Legal Proceedings involving only the payment of money (not covered by insurance) by a Schlumberger US, Schlumberger Canada or any Target Company of any amount not exceeding $5,000,000 in the aggregate; provided, that Schlumberger US and Schlumberger Canada shall be permitted to settle any Transaction Litigation in accordance with Section 4.16;

(xiii) (A) make, change or rescind any material Tax election, (B) change any Tax accounting method or adopt any new Tax accounting method, (C) agree to a waiver or an extension of a statute of limitations with respect to any Tax assessment, Tax claim or Tax determination, (D) compromise or settle any Tax dispute or (E) take any action that would have the effect of materially increasing the Tax liability of the Target Companies for any Tax period (or portion thereof) after the Closing Date, in the case of any action contemplated in clauses (A) through (D) (other than any action contemplated in such clauses that would result in a breach of this Agreement without regard to this Section 4.2(b)(xiii)), which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Target Companies, the US Business or the Canadian Business; or

(xiv) agree, authorize or consent to do any of the foregoing.

Section 4.3 Conduct of Business—Liberty.

(a) Prior to the Closing, Liberty Parent shall provide Schlumberger US at least five (5) Business Days’ notice prior to taking any action, or causing any action to be taken, with respect to the conduct of the respective businesses of Liberty Parent and its Subsidiaries outside of the Ordinary Course Business. Liberty Parent shall provide Schlumberger US the reasonable opportunity to consult with Liberty Parent prior to taking, or causing any of its Subsidiaries to take, any such action; provided that for the avoidance of doubt, in no event shall Liberty Parent be required to obtain Schlumberger US’s consent to take any such action.

(b) Prior to the Closing, except (i) as expressly permitted by Section 4.3 of the Liberty Disclosure Letter, (ii) as otherwise expressly required or expressly permitted by this Agreement or any other Transaction Document, (iii) with the prior written consent of Schlumberger US (such consent not to be unreasonably withheld, conditioned or delayed), (iv) as needed to adopt, approve or implement any “poison pill” or similar rights plan or related agreement or (v) as required by Applicable Law, each Liberty Party shall not, and shall cause each of their Subsidiaries not to:

(i) except (x) as permitted or required pursuant to the terms of the Liberty Parent LTIP, or any individual award agreements thereunder, or (y) for the redemption of Liberty Units (and corresponding shares of Liberty Parent Class B Common Stock) in accordance with the Corporate Documents of Liberty Parent, (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding Equity Interests of any Liberty Party, except for dividends and distributions by a direct or indirect wholly-owned Subsidiary to another direct or indirect wholly-owned Subsidiary of such Liberty Party or any regular quarterly dividend made by Liberty Parent in amounts not in excess of $0.05 per share of Liberty Parent Common Stock per quarter; (B) split, combine or reclassify any Equity Interests of, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for any Equity Interests of any Liberty Party; or (C) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any Equity Interests of any Liberty Party or its Subsidiaries;

(ii) authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Liberty Parent or any of its Subsidiaries (including US Buyer and Canadian Buyer) other than such transactions among wholly-owned Subsidiaries of such Liberty Party;

(iii) amend or propose any change to the Corporate Documents of a Liberty Party (other than (i) in connection with the adoption of a “poison pill” in accordance with Section 4.3(b), (ii) ministerial changes or (iii) the proposal and adoption of a Certificate of Designations with respect to the creation and authorization of one or more classes or series of preferred stock of Liberty Parent);

(iv) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any Equity Interests of a Subsidiary of Liberty Parent (other than issuances of Liberty Units) or any securities convertible into, or any rights, warrants or options to acquire, any such Equity Interests, other than (A) issuances by a direct or indirect wholly-owned Subsidiary of US Buyer of its Equity Interests to US Buyer or any other wholly-owned Subsidiary of US Buyer and (B) issuances in the Ordinary Course of Business under the Liberty Parent LTIP or the award agreements thereunder; or

(v) (A) make or rescind any Tax election or change any Tax accounting method, (B) agree to a waiver or an extension of a statute of limitations with respect to the assessment or determination of Taxes or (C) compromise or settle any Tax dispute, in each case, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Schlumberger Parties; or

(vi) agree, authorize or consent to do any of the foregoing.

Section 4.4 Third Party Consents; Government Actions and Authorizations.

(a) Cooperation. Subject to the terms and conditions set forth in this Agreement, including Section 4.4(b), the Liberty Parties and the Schlumberger Parties shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable efforts to file all necessary documents and information for (i) a notification under the HSR Act, (ii) a request for an advance ruling certificate under subsection 102(1) of the Competition Act and a request that the Commissioner waive, under subsection 113(c) of the Competition Act, the obligation of the parties to the Canadian Equity Sale to provide the notices required under subsection 114(1) of the Competition Act and (iii) Liberty to obtain the Liberty Party Lender Consent, and to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and Applicable Law to consummate and make effective the Equity Sale and the other transactions contemplated hereby as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all Consents, registrations, approvals and Permits necessary or advisable to be obtained from any third party or any Governmental Authority in order to consummate the Equity Sale and the other transactions contemplated hereby; provided, that the Parties will not be required to take such actions or cause to be taken such actions that would result in any condition or requirement that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Subject to Applicable Law relating to the exchange of information, the Liberty Parties and the Schlumberger Parties shall consult with one another and jointly direct all matters with any Governmental Authority consistent with its obligations hereunder; provided that the Parties shall have the right to review in advance and, to the extent practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to the Liberty Parties or the Schlumberger Parties, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, written materials submitted to, or oral conversations had with, any third party or any Governmental Authority in connection with the Equity Sale and the other transactions contemplated hereby. In exercising the foregoing rights, each of the Liberty Parties and the Schlumberger Parties shall act reasonably and as promptly as practicable.

(b) Notwithstanding the foregoing, the Liberty Parties and the Schlumberger Parties shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts and to, on a prompt basis, take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and Applicable Law to obtain the approvals requested by the Governmental Authority, either in the Pre-Closing Restructuring, or the Equity Sale; provided, nothing in this Agreement shall require any of the Liberty Parties or the Schlumberger Parties to agree or propose to (i) sell, hold separate, license or otherwise dispose of any assets or conduct their business in a specified manner, (ii) permit or agree to the sale, holding separate, licensing or other disposition of, any assets of the Liberty Parties or the Schlumberger Parties or (iii) limit the exercise of voting power under equity securities of any Person, whether as a condition to obtaining any approval from, or to avoid potential litigation or administrative action by, a Governmental Authority or any other Person or for any other reason; provided, further, that neither the Liberty Parties nor the Schlumberger Parties shall be obligated, in connection with this Section 4.3(a), to expend money other than reasonable out-of-pocket expenses, attorneys’ fees and recording, filing or similar fees, unless mutually agreed by the Parties.

(c) Information. The Liberty Parties and the Schlumberger Parties each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may reasonably be necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of the Liberty Parties, the Schlumberger Parties or any of their respective Subsidiaries to any third party or any Governmental Authority in connection with the Equity Sale and the other transactions contemplated hereby. Each of the Parties may, as it deems advisable and necessary, designate any competitively sensitive material provided to the other Party as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and, if necessary, to consultants acting under the direction of such counsel, and shall not be disclosed by such outside legal counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials.

(d) Status. Subject to Applicable Law and as required by any Governmental Authority, the Liberty Parties and the Schlumberger Parties each shall keep the other promptly apprised of the status of matters relating to completion of the Equity Sale and the other transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by the Schlumberger Parties or the Liberty Parties, as the case may be, or any of their Subsidiaries, from any third party or any Governmental Authority with respect to the Equity Sale and the other transactions contemplated hereby. Each of Schlumberger US, Schlumberger Canada and Liberty Parent shall give prompt notice to the other upon learning of any change, fact or condition that would reasonably be expected to result in a Material Adverse Effect or of any failure of any condition to any of the Parties’ obligations to effect the Equity Sale and the other transactions contemplated hereby. Neither the Liberty Parties nor the Schlumberger Parties shall permit any of their Representatives to participate in any substantive meeting with any Governmental Authority in respect of any filing, investigation or other inquiry relating to the Equity Sale and the other transactions contemplated hereby unless it consults with the Schlumberger Parties or the Liberty Parties, as the case may be, in advance and, to the extent permitted by such Governmental Authority, gives the other Party a reasonable opportunity to attend and participate thereat. In the case where a Governmental Authority contacts one Party directly, that Party shall give the other Party a reasonable opportunity to attend and participate before beginning any substantive discussions. To the extent the second Party does not participate in such discussions with a Governmental Authority, the first Party will give prompt notice of the discussions to the second Party. For the avoidance of doubt, any discussion, meeting, or communication with a Governmental Authority regarding timing, delays or scheduling of the Equity Sale or the consummation of other the transactions contemplated hereby, or timing agreements, the timing of filings, or similar matters are “substantive” under this Section 4.3(a).

Section 4.5 Liberty Parent Stockholder Approval. Liberty Parent shall take all action necessary in accordance with Applicable Laws and the organizational documents of Liberty Parent to duly give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Liberty Parent Stockholder Approval, to be held as promptly as reasonably practicable following completion of the review of the Proxy Statement by the SEC (and in any event shall use reasonable best efforts to convene such meeting within 45 days thereof). Except as permitted by Section 4.7, the Liberty Parent Board shall recommend that the stockholders of Liberty Parent approve the Liberty Parent Share Issuance and the Liberty Parent Board shall solicit from stockholders of Liberty Parent proxies in favor of such issuance, and the Proxy Statement shall include the Liberty Board Recommendation. Without limiting the generality of the foregoing but subject to Section 4.7 and Section 7.1, Liberty Parent’s obligations pursuant this Section 4.5 shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Liberty Parent of any Competing Proposal or (ii) any Change of Recommendation. Notwithstanding anything to the contrary contained in this Agreement, Liberty Parent (A) shall be required to adjourn or postpone the Liberty Parent Stockholders Meeting (1) to the extent necessary to ensure that any legally required supplement or amendment to the Proxy Statement is provided to the Liberty Parent’s stockholders or (2) if, as of the time for which the Liberty Parent Stockholders Meeting is scheduled, there are insufficient shares of Liberty Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such Liberty Parent Stockholders Meeting, and (B) may adjourn or postpone the Liberty Parent Stockholders Meeting if, as of the time for which the Liberty Parent Stockholders Meeting is scheduled, there are insufficient shares of Liberty Parent Common Stock represented (either in person or by proxy) to obtain the Liberty Parent Stockholder Approval; provided, however, that unless otherwise agreed to by the Parties, the Liberty Parent Stockholders Meeting shall not be adjourned or postponed to a date that is more than 15 Business Days after the date for which the meeting was previously scheduled (it being understood that such Liberty Parent Stockholders Meeting shall be adjourned or postponed every time the circumstances described in the foregoing clauses (A)(1) and (A)(2) exist, and such Liberty Parent Stockholders Meeting may be adjourned or postponed every time the circumstances described in the foregoing clause (B) exist); and provided, further, that the Liberty Parent Stockholders Meeting shall not be adjourned or postponed to a date on or after three Business Days prior to the Termination Date. Liberty Parent shall promptly provide the Schlumberger Parties with all proxy tabulation reports relating to the Liberty Parent Stockholders Meeting that have been prepared by Liberty Parent or Liberty Parent’s transfer agent, proxy solicitor or other Representative, and shall otherwise keep the Schlumberger Parties reasonably informed regarding the status of the solicitation and any material oral or written communications from or to Liberty Parent’s stockholders with respect thereto. Unless there has been a Change of Recommendation in accordance with Section 4.7, the Parties agree to cooperate and use their reasonable best efforts to defend against any efforts by any of the Liberty Parent’s stockholders or any other Person to prevent the Liberty Parent Stockholder Approval from being obtained. Once Liberty Parent has established a record date for the Liberty Parent Stockholders Meeting, Liberty Parent shall not change such record date or establish a different record date for the Liberty Parent Stockholders Meeting without the prior written consent of Schlumberger US (which consent shall not be unreasonably withheld, conditioned or delayed), unless required to do so by Applicable Law or pursuant to any corporate action required by Liberty Parent’s amended and restated bylaws or in connection with a postponement or adjournment permitted hereunder.

Section 4.6 Proxy Statement.

(a) Liberty Parent shall as promptly as reasonably practicable after the date of this Agreement, and in any event the preliminary version thereof within 20 Business Days from the date of this Agreement, prepare and file with the SEC, to the extent such filings are required by Applicable Law in connection with the transactions contemplated hereby, a Proxy Statement of Liberty Parent relating to the meeting of the stockholders of Liberty Parent to be held for the purposes of obtaining the Liberty Parent Stockholder Approval (including any postponement, adjournment or recess thereof, the “Liberty Parent Stockholders Meeting”) therein, and any amendments or supplements thereto necessary to complete the review of the Proxy Statement by the SEC (the “Proxy Statement”). Liberty Parent shall disseminate the Proxy Statement to the stockholders of Liberty Parent following completion of the review of the Proxy Statement by the SEC. The Parties shall cooperate in preparing and filing with the SEC the Proxy Statement (or such other filings as may be necessary under Applicable Law). Schlumberger US and Schlumberger Canada, as applicable, shall furnish all information concerning Schlumberger US, Schlumberger Canada, the Schlumberger US Targets, Schlumberger Canada Target or the Business, as may be reasonably requested by Liberty Parent or required by Applicable Law in connection with the preparation and filing of the Proxy Statement and any necessary amendments or supplements thereto (or such other filings as may be necessary under Applicable Law). Liberty Parent shall, as promptly as practicable after the receipt thereof, provide the Schlumberger Parties with copies of any written comments and advise the Schlumberger Parties of any oral comments with respect to the Proxy Statement received by Liberty Parent from the SEC, including any request from the SEC for amendments or supplements thereto (or such other filings as may be necessary under Applicable Laws), and shall promptly provide the Schlumberger Parties with copies of all other material or substantive correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand. Notwithstanding the foregoing, prior to filing the Proxy Statement or responding to any comments of the SEC with respect thereto, Liberty Parent shall promptly provide the Schlumberger Parties and their counsel a reasonable opportunity to review such document or response (including the proposed final version of such document or response) and consider in good faith the comments of Schlumberger US in connection with any such document or response. None of the Schlumberger Parties, Liberty Parent or their respective Representatives shall agree to participate in any material or substantive meeting or conference (including by telephone) with the SEC, or any member of the staff thereof, in respect of the Proxy Statement unless it consults with the other Party in advance and, to the extent permitted by the SEC, allows the other Party to participate.

(b) Schlumberger US, Schlumberger Canada and Liberty Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to stockholders of Liberty Parent and at the time of the Liberty Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Liberty Parent shall cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder; provided, however, that no representation is made by Liberty Parent with respect to statements made therein based on information supplied by Schlumberger US, Schlumberger Canada or its Subsidiaries specifically for inclusion or incorporation by reference therein.

(c) If, at any time prior to the Liberty Parent’s Stockholders Meeting, any information relating to Schlumberger US, Schlumberger Canada, the Schlumberger US Targets, Schlumberger Canada Target or Liberty Parent, or any of their respective Affiliates, officers or directors, should be discovered by any of the Schlumberger Parties, on the one hand, or any of the Liberty Parties, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party and Liberty Parent shall promptly prepare and file with the SEC an appropriate amendment or supplement describing such information.

Section 4.7 No Solicitation.

(a) From and after the date of this Agreement, Liberty Parent and its officers and directors shall, and Liberty Parent shall cause its Subsidiaries and their respective officers and directors to, and Liberty Parent shall use its reasonable best efforts to cause the other Representatives of Liberty Parent and its Subsidiaries to immediately cease, and cause to be terminated, any discussions or negotiations with any Person conducted heretofore by or on behalf of Liberty Parent or any of its Subsidiaries or Representatives with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Competing Proposal. Within two Business Days of the date of this Agreement, Liberty Parent shall deliver a written notice to each Person that has received non-public information regarding Liberty Parent or its Subsidiaries within the six months prior to the date of this Agreement pursuant to a confidentiality agreement with Liberty Parent for purposes of evaluating any transaction that would reasonably be expected to be a Competing Proposal and to whom no similar notice has been delivered prior to the date of this Agreement requesting the prompt return or destruction of all confidential information concerning Liberty Parent and any of its Subsidiaries furnished thereunder to such Person. Liberty Parent shall immediately terminate any physical and electronic data access related to any such potential Competing Proposal previously granted to such Persons.

(b) From and after the date of this Agreement, Liberty Parent and its officers and directors shall not, and Liberty Parent shall cause its Subsidiaries and their respective officers and directors not to, and Liberty Parent shall use its reasonable best efforts to cause the other Representatives of Liberty Parent and its Subsidiaries not to, directly or indirectly:

(i) initiate, solicit, propose, knowingly encourage, or knowingly facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to result in, a Competing Proposal;

(ii) engage in, continue or otherwise participate in any discussions with any Person with respect to or negotiations with any Person with respect to, relating to, or in furtherance of a Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Competing Proposal;

(iii) furnish any non-public information regarding Liberty Parent or its Subsidiaries, or access to the properties, assets or employees of Liberty Parent or its Subsidiaries, to any Person in connection with or in response to any Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Competing Proposal;

(iv) enter into any letter of intent or agreement in principle, or other agreement providing for a Competing Proposal (other than a confidentiality agreement entered into in compliance with Section 4.7(e)(ii)); or

(v) submit any Competing Proposal to the approval of the stockholders of Liberty Parent;

provided, that notwithstanding anything to the contrary in this Agreement, Liberty Parent or any of its Representatives may, (A) in response to an unsolicited inquiry or proposal, seek to clarify the terms and conditions of such inquiry or proposal to determine whether such inquiry or proposal constitutes a Superior Proposal and (B) in response to an inquiry or proposal from a third party, inform a third party or its Representative of the restrictions imposed by the provisions of this Section 4.7 (without conveying, requesting or attempting to gather any other information except as otherwise specifically permitted hereunder).

(c) From and after the date of this Agreement, Liberty Parent shall promptly (and in any event within the shorter of one Business Day and 48 hours thereof) advise the Schlumberger Parties of the receipt by Liberty Parent of any Competing Proposal made on or after the date of this Agreement or any request for non-public information or data relating to Liberty Parent or any of its Subsidiaries made by any Person in connection with a Competing Proposal or any request for discussions or negotiations with Liberty Parent or a Representative of Liberty Parent relating to a Competing Proposal, and, in respect of each such Competing Proposal, Liberty Parent shall provide to the Schlumberger Parties (within the shorter of one Business Day and 48 hours) (i) a copy of any such Competing Proposal made in writing provided to Liberty Parent or any of its Subsidiaries or (to the Knowledge of Liberty) their respective Representatives as well as copies of all written materials sent or provided to or from Liberty Parent or any of its Subsidiaries relating to such Competing Proposal and (ii) a written summary of any material oral communications addressing such matters. Liberty Parent shall keep the Schlumberger Parties reasonably informed of the status and material terms and conditions of any such Competing Proposal and reasonably informed on a prompt basis (and in any event within the shorter of one Business Day and 48 hours thereof) of any material modification or proposed modification thereto, and shall promptly (and in no event later than the shorter of one Business Day and 48 hours after transmittal or receipt), provide the Schlumberger Parties with copies of any material correspondence and written materials and, with respect to material oral communications, a written summary of such communications, between: (A) on the one hand, Liberty Parent or any of its Representatives; and (B) on the other hand, the Person that made or submitted such Competing Proposal or any Representative of such Person. From the date of this Agreement until the earlier of the Closing and termination of this Agreement in accordance with Article VII, in connection with any Competing Proposal, Liberty Parent shall (1) not release or permit the release of any Person from, or amend, waive or permit the amendment or waiver of any provision of, any “standstill,” nondisclosure or similar agreement or provision to which Liberty Parent or any of its Subsidiaries is or becomes a party or under which any of Liberty Parent or its Subsidiaries has any rights and (2) use its reasonable best efforts to enforce each such agreement or provision; provided, however, that notwithstanding clauses (1) and (2), Liberty Parent shall be permitted to release or permit the release of any Person from, or amend, waive or permit the amendment or waiver of any provision of any such agreement solely to the extent necessary to permit any Person to communicate privately with the Liberty Parent Board if the Liberty Parent Board determines in good faith, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with the Liberty Parent Board’s fiduciary duties under Applicable Law.

(d) Except as permitted by Section 4.7(e), Liberty Parent and its officers and directors shall not, and Liberty Parent shall cause its Subsidiaries and their respective officers and directors not to, and Liberty Parent shall use its reasonable best efforts to cause the other Representatives of Liberty Parent and its Subsidiaries, not to, directly or indirectly:

(i) withhold, withdraw, qualify or modify, or publicly propose or announce any intention to withhold, withdraw, qualify or modify, in a manner adverse to the Schlumberger Parties, the Liberty Board Recommendation;

(ii) fail to include the Liberty Board Recommendation in the Proxy Statement;

(iii) approve, endorse or recommend, or publicly propose or announce any intention to approve, endorse or recommend, any Competing Proposal;

(iv) publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement entered into in compliance with Section 4.7(e)(ii)) relating to a Competing Proposal (an “Alternative Acquisition Agreement”);

(v) in the case of a Competing Proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Liberty Parent Common Stock (other than by a Schlumberger Party or an Affiliate of a Schlumberger Party), fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by its stockholders on or prior to the earlier of (A) three Business Days prior to the date of the Liberty Parent Stockholders Meeting (or promptly after commencement of such tender offer or exchange offer if commenced on or after the third Business Day prior to the date of the Liberty Parent Stockholders Meeting) or (B) 10 Business Days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer; or

(vi) if a Competing Proposal shall have been publicly announced or disclosed (other than pursuant to the foregoing clause (v)), fail to publicly reaffirm the Liberty Board Recommendation on or prior to the earlier of (A) five Business Days after Liberty Parent so requests in writing or (B) three Business Days prior to the date of the Liberty Parent Stockholders Meeting (or promptly after commencement of such tender offer or exchange offer if commenced on or after the third Business Day prior to the date of the Liberty Parent Stockholders Meeting); or

(vii) cause or permit Liberty Parent to enter into an Alternative Acquisition Agreement (together with any of the actions set forth in the foregoing clauses (i), (ii), (iii), (iv), (v), and (vi), a “Change of Recommendation”).

(e) Notwithstanding anything in this Agreement to the contrary, Liberty Parent or the Liberty Parent Board, may:

(i) directly or indirectly through Liberty Parent’s Representatives, make such disclosures as the Liberty Parent Board or any committee thereof determines in good faith are necessary to comply with Rule 14e-2(a), Item 1012(a) of Regulation M-A and Rule 14d-9 promulgated under the Exchange Act or other disclosure required to be made in the Proxy Statement by applicable U.S. federal securities laws; provided, however, that none of Liberty Parent, the Liberty Parent Board or any committee thereof shall, except as expressly permitted by Section 4.7(e)(iii) or Section 4.7(e)(iv), effect a Change of

Recommendation, including in any disclosure document or communication filed or publicly issued or made in conjunction with the compliance with such requirements (for the avoidance of doubt, it being agreed that the issuance by Liberty Parent, the Liberty Parent Board or any committee thereof of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act shall not constitute a Change of Recommendation);

(ii) prior to, but not after, the receipt of the Liberty Parent Stockholder Approval, engage in discussions and negotiations furnish non-public information to any Person who has made a written, bona fide Competing Proposal that has not been withdrawn and that did not result, directly or indirectly, from a breach of Section 4.7 if (A) prior to engaging in any such activities, the Liberty Parent Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Competing Proposal is, or would reasonably be expected to lead to, a Superior Proposal and that the failure to engage in such activities would be inconsistent with the Liberty Parent Board’s fiduciary duties under Applicable Law and (B) prior to furnishing any non-public information, Liberty Parent receives an executed confidentiality agreement from such Person that contains confidentiality and use terms that are, in the aggregate, no less favorable to Liberty Parent than those contained in the Confidentiality Agreement, that does not contain any provision requiring Liberty Parent or its Subsidiaries to pay or reimburse the counterparty’s expenses and that does not contain any provision that would prevent Liberty Parent from complying with its obligation to provide any disclosure to the Schlumberger Parties required pursuant to Section 4.7. Liberty Parent shall, and shall cause its Subsidiaries and its and their respective Representatives to, provide to the Schlumberger Parties any information or access with respect to Liberty Parent and its Subsidiaries not previously provided to the Schlumberger Parties that it is providing to another Person pursuant to this Section 4.7 before or immediately after such time as it provides such information or access to such other Person;

(iii) prior to, but not after, the receipt of the Liberty Parent Stockholder Approval, in response to a written, bona fide Competing Proposal that has not been withdrawn and that did not result, directly or indirectly, from a breach of this Section 4.7, the Liberty Parent Board may effect a Change of Recommendation, if prior to taking or, as applicable, failing to take, such action:

(A) the Liberty Parent Board determines in good faith after consultation with its financial advisors and outside legal counsel that such Competing Proposal is a Superior Proposal and that the failure to effect such a Change of Recommendation would be inconsistent with the Liberty Parent Board’s fiduciary duties under Applicable Law (taking into account any adjustment to the terms and conditions of the transactions proposed by the Schlumberger Parties in response to such Competing Proposal);

(B) Liberty Parent shall have given prior written notice to the Schlumberger Parties at least three Business Days prior to taking such action (1) that Liberty Parent has received such proposal, specifying the material terms and conditions of such proposal and (2) that Liberty Parent intends to take such action, and the basis for such Change of Recommendation, attaching the most current version of the proposed agreement under which such Superior Proposal is proposed to be consummated and any other material documents and correspondence in respect of such Superior Proposal (a “Notice”);

(C) during the three Business Days following such Notice (the “Notice Period”), Liberty Parent and its Representatives shall negotiate in good faith with Schlumberger US on behalf of the Schlumberger Parties (to the extent Schlumberger US desires to negotiate) regarding any revisions to the terms of the transactions proposed by the Schlumberger Parties in response to such Superior Proposal; and

(D) following the Notice Period, the Liberty Parent Board, after consultation with its financial advisors and outside legal counsel (and taking into account any legally binding (if accepted by Liberty Parent) adjustment or modification of the terms of this Agreement proposed in writing by Schlumberger US on behalf of the Schlumberger Parties), shall have determined in good faith that the Competing Proposal remains a Superior Proposal and that failure to effect such a Change of Recommendation would be inconsistent with the Liberty Parent Board’s fiduciary duties under Applicable Law; provided, however, that each time material modifications to the terms of a Competing Proposal that the Liberty Parent Board has determined to be a Superior Proposal are made, Liberty Parent shall be required to deliver a Notice to the Schlumberger Parties and to again comply with the requirements of this Section 4.7(e)(iii) with respect to such revised Competing Proposal (it being understood that the Notice Period in respect of such revised Competing Proposal shall be the longer of (1) the remaining time of the initial Notice Period and (2) two Business Days); and

(iv) Notwithstanding anything in this Agreement to the contrary, prior to, but not after, the receipt of the Liberty Parent Stockholder Approval, the Liberty Parent Board may, in response to an Intervening Event, effect a Change of Recommendation, if prior to taking such action:

(A) the Liberty Parent Board determines in good faith after consultation with its financial advisors and outside legal counsel that the failure to take such action would be inconsistent with the Liberty Parent Board’s fiduciary duties under Applicable Law;

(B) Liberty Parent shall have given prior written notice (an “IE Notice”) to the Schlumberger Parties at least three Business Days prior to taking such action that Liberty Parent has determined that an Intervening Event has occurred or arisen (which notice must reasonably describe such Intervening Event, including a detailed description of the events, facts and circumstances relating to such Intervening Event and any material documents and correspondence in respect of such Intervening Event and the reasons for such Change of Recommendation) and that Liberty Parent intends to effect such Change of Recommendation;

(C) during the three Business Days following such IE Notice (the “IE Notice Period”), Liberty Parent and its Representatives shall negotiate in good faith with Schlumberger US on behalf of the Schlumberger Parties (to the extent Schlumberger US desires to negotiate) regarding any revisions to the terms of the transactions contemplated hereby proposed by the Schlumberger Parties in response to such Intervening Event; and

(D) following the IE Notice Period, the Liberty Parent Board, after consultation with its financial advisors and outside legal counsel (and taking into account any legally binding (if accepted by Liberty Parent) adjustment or modification of the terms of this Agreement proposed in writing by Schlumberger US on behalf of the Schlumberger Parties), shall have determined in good faith that such proposed changes do not obviate the need for the Liberty Parent Board to effect such Change of Recommendation and that the failure to make such Change of Recommendation would be inconsistent with the Liberty Parent Board’s fiduciary duties under Applicable Law.

(f) Nothing in this Section 4.7 is intended to restrict Liberty Parent, in response to an unsolicited inquiry related to an actual or potential Competing Proposal, from informing any Person of the existence of the provisions of this Section 4.7.

(g) Liberty Parent shall inform all Representatives of Liberty Parent and its Subsidiaries and Affiliates of the restrictions described in this Section 4.7. The Parties agree that any breach of any of the terms of this Section 4.7 by any Subsidiary of Liberty Parent or by any officer, director or employee of Liberty Parent or its Subsidiaries shall be deemed to be a breach of this Section 4.7 by Liberty Parent and any breach of any of the terms of Section 4.7(b) by any Representatives of Liberty Parent shall be deemed to be a breach of this Section 4.7 by Liberty Parent for purposes of Section 4.7(e)(ii), Section 4.7(e)(iii) and the definition of “Superior Proposal.”

Section 4.8 Non-Competition.

(a) As a material inducement for US Buyer, Canadian Buyer and Liberty Parent to enter into this Agreement, and in order to protect the confidential and proprietary information and the goodwill that is Conveyed by Schlumberger US and Schlumberger Canada hereunder, Schlumberger US, and Schlumberger Canada each agree to enter into this Section 4.8. Any action by an Affiliate of Schlumberger US or Schlumberger Canada that, if performed by Schlumberger US or Schlumberger Canada would be prohibited by this Section 4.8, shall be deemed a breach of this Section 4.8 by Schlumberger US and Schlumberger Canada. From the Closing until the end of the Restricted Period, without the prior written consent of Liberty Parent, each of Schlumberger US and Schlumberger Canada shall not, and shall cause each of their respective Affiliates (including Schlumberger Parent) not to, directly or indirectly engage in any Competitive Activities within onshore United States and Canada (the “Restricted Area”), which Restricted Area (for the avoidance of doubt) includes the geographic territory set forth on Section 4.8(a) of the Liberty Disclosure Letter; provided, that nothing herein shall preclude Schlumberger US, Schlumberger Canada or their respective Affiliates from:

(i) acquiring 5% or less of the outstanding securities of any Person engaged in Competitive Activities listed on a national securities exchange; provided, that (A) such securities are held for investment purposes only and (B) such securities are a passive investment, which for the avoidance of doubt includes that such Schlumberger Party or any of its Affiliates does not have the right to designate any of the members of the board of directors (or similar governing body) of such Person or business and none of Schlumberger Parent, Schlumberger US, Schlumberger Canada or any of their respective Affiliates do not have any Representatives on such board (or similar governing body);

(ii) subcontracting to use a provider of hydraulic fracturing services other than Liberty Parent or its Subsidiaries, if so requested by a customer of Schlumberger US, Schlumberger Canada or any of their respective Affiliates, so long as (A) such services are part of Schlumberger US’s, Schlumberger Canada’s or any such Affiliate’s provision of Integrated Services to such customer and (B) either (1) such customer declines to accept Liberty Parent or one of its Subsidiaries as a subcontractor for such hydraulic fracturing services or (2) Liberty Parent’s proposal to Schlumberger US, Schlumberger Canada or their respective Affiliates for the provision of such services is not Financially Efficient, as reasonably determined by Schlumberger US, Schlumberger Canada or any such Affiliate in good faith; provided that, Schlumberger US shall provide to Liberty Parent at least two Business Days’ notice prior to making a final determination that any such proposal is not Financially Efficient;

(iii) exercising its rights or complying with its obligations under this Agreement or any other Transaction Documents; or

(iv) providing or engaging in activities, services, products or systems of a nature provided by Schlumberger US, Schlumberger Canada or any of their Affiliates that are solely related to the Retained Business or are otherwise entirely distinct from the Transferred Business (including any activities, services, products or systems related to the Retained Assets and the sale of any raw products, including sand, that may be used in the Transferred Business).

Notwithstanding the foregoing, the Parties understand and acknowledge that none of Schlumberger US, Schlumberger Canada nor any of their Affiliates shall be deemed to be in breach of this Section 4.8(a) (x) for immaterial and inadvertent violations of this Section 4.8(a) by any Schlumberger Party or its Affiliates or (y) if any Schlumberger Party or its Affiliates is providing services related to the Retained Business and the provision of such services inherently requires a Schlumberger Party or its Affiliates to perform services or engage in activities that could be deemed Competitive Activities, provided that such potentially competitive services or activities are not marketed or offered to customers, or otherwise undertaken by any Schlumberger Party or its Affiliates, as services or products discrete from the services provided in connection with the Retained Business.

(b) Notwithstanding anything contained in Section 4.8(a) to the contrary, in no event shall Schlumberger US, Schlumberger Canada or any of their Affiliates be obligated to contract (or offer to contract) with Liberty Parent or any of its Subsidiaries for the provision of hydraulic fracturing services as part of Schlumberger US’s, Schlumberger Canada’s or any such Affiliate’s provision of Integrated Services to a customer.

(c) Schlumberger US and Schlumberger Canada may elect to terminate the obligations set forth in Section 4.8(a) by delivering written notice of such election to Liberty Parent, if a Liberty Change of Control occurs on or after the third anniversary of the Closing (a “CoC Non-Compete Termination”). If Schlumberger US elects to exercise its right to cause a CoC Non-Compete Termination pursuant to this Section 4.8(c), the provisions of this Section 4.8 shall automatically terminate and be of no further force or effect as of such time as Schlumberger US delivers written notice to Liberty Parent evidencing such election.

(d) Schlumberger US and Schlumberger Canada acknowledge and agree that the geographic scope, scope of activity restrictions, and duration of the covenants contained in this Section 4.8 are the result of arm’s-length bargaining and are fair and reasonable in light of (i) the nature and wide geographic scope of the Schlumberger Parties’ operation of the Business, and the fact that the business and product lines acquired by US Buyer or Canadian Buyer, as applicable, and Liberty Parent hereunder are intended to be marketed and provided throughout the geographic area that is subject to the restrictions in this Section 4.8; (ii) Schlumberger US’s, Schlumberger Canada’s and their respective Affiliates’ level of control over and contact with the Transferred Assets and Business Conveyed hereunder, and association with such Transferred Assets’ and Business’ goodwill in all jurisdictions in which the Schlumberger Parties and their Affiliates conduct business; (iii) Schlumberger US’s, Schlumberger Canada’s and their respective Affiliates’ knowledge of the confidential and proprietary information associated with the Transferred Assets and Business Conveyed hereunder; and (iv) the consideration that Schlumberger US, Schlumberger Canada and their respective Affiliates are directly or indirectly receiving in connection with the transactions contemplated by this Agreement, and the goodwill and confidential and proprietary information that Schlumberger US, Schlumberger Canada and their respective Affiliates are directly or indirectly Conveying and for which US Buyer or Canadian Buyer, as applicable, and Liberty Parent are paying. The parties acknowledge that the restrictions set forth in this Section 4.8 are not against public policy and do not impose any greater restraint than is necessary to protect the legitimate business interests of US Buyer or Canadian Buyer, as applicable, and Liberty Parent, have been specifically negotiated by sophisticated commercial parties, and constitute a material inducement for US Buyer or Canadian Buyer, as applicable, and Liberty Parent to enter into this Agreement and consummate the transactions contemplated by this Agreement. The covenants contained in this Section 4.8 and each provision (and portion) hereof are severable and distinct covenants and provisions (and portions). The invalidity or unenforceability of any such covenant or provision (or portion) as written shall not invalidate or render unenforceable the remaining covenants or provisions (or portions) hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision (or portion) in any other jurisdiction.

(e) It is the desire and intent of the parties that the provisions of this Section 4.8 (and portions thereof) be enforced to the fullest extent permitted under Applicable Law. Schlumberger US and Schlumberger Canada acknowledge that this Section 4.8 is reasonable and enforceable in all respects; nonetheless, if any of the restrictions of this Section 4.8 (or portions thereof) are found by a court of competent jurisdiction to be unreasonable, overly broad, or otherwise unenforceable, the parties intend that such restrictions (and portions thereof) shall not be thereby terminated but shall be modified by such court so as to be valid and enforceable and, as so modified, to be fully enforced. Each party further acknowledges that a breach or threatened breach of this Section 4.8 would cause irreparable harm to US Buyer and Liberty Parent for which they would have no adequate remedy at law, that it would be impractical and extremely difficult to determine US Buyer’s, Liberty Parent’s, and their Affiliates’ damages in the event of a breach or threatened breach, and that US Buyer, Liberty Parent, and their respective Affiliates shall be entitled to immediate injunctive relief and specific performance pursuant to Section 8.13 for any such breach. Such remedies shall not be the exclusive remedies for a breach or threatened breach of this Section 4.8 but shall be in addition to all other remedies available at law and equity, including the recovery of damages.

Section 4.9 Stock Exchange Listing. Liberty Parent shall cause the shares of Liberty Parent Class A Common Stock to be transferred to Schlumberger US (i) pursuant to the transactions contemplated by this Agreement and, (ii) to the extent applicable, in satisfaction of the Canadian Buyer Note to be approved for listing on the NYSE at or prior to the Closing Date.

Section 4.10 Further Assurances.

(a) Except to the extent that the Parties’ obligations are specifically set forth elsewhere in this Article IV, upon the terms and subject to the conditions set forth in this Agreement, each of the Liberty Parties and the Schlumberger Parties agree to use commercially reasonable efforts to (i) take all actions necessary or appropriate to consummate the Pre-Closing Restructuring, the Equity Sale and the other transactions contemplated hereby, (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the Pre-Closing Restructuring, the Equity Sale and the other transactions contemplated hereby and (iii) from and after the Closing, take such actions and execute such documents as are reasonably necessary to make effective and carry out the intent of the Pre-Closing Restructuring, the Equity Sale and the other transactions contemplated hereby.

(b) Neither the Liberty Parties nor the Schlumberger Parties shall be obligated, in connection with actions taken after the Closing Date and this Section 4.10, to expend money other than reasonable out-of-pocket expenses, attorneys’ fees and recording or similar fees, unless reimbursed by the Schlumberger Parties or the Liberty Parties, as the case may be.

(c) From the date of this Agreement through the Closing Date and subject to any applicable legal restrictions, prior to making any material communications to the Potential Liberty Employees pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement and not in the Ordinary Course of Business, Liberty Parent, on the one hand, and Schlumberger US and Schlumberger Canada, on the other hand, each shall provide the other with a copy of the intended communication and such other Party shall have a reasonable period of time (to the extent practicable) to review and comment on the communication.

Section 4.11 Confidentiality.

(a) The terms of the Confidentiality Agreement dated as of October 18, 2019, by and between Schlumberger US and US Buyer (as amended or modified, the “Confidentiality Agreement”), shall continue in full force and effect until the Closing, at which time the Confidentiality Agreement shall terminate. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms. From and after the date of this Agreement until the earlier of the Closing Date and termination of this Agreement in accordance with its terms, each Party shall continue to provide access to the other Party and its Representatives to the electronic data room relating to the transactions contemplated hereby maintained by or on behalf of it to which the other Party and its Representatives were provided access prior to the date of this Agreement.

(b) Each of the Schlumberger Parties hereby agrees with Liberty Parent that such Party shall not, and that such Party shall cause its Affiliates and Representatives not to, at any time on or after the Closing Date, directly or indirectly, without the prior written consent of Liberty Parent, disclose or use any confidential or proprietary information involving or relating to any of the Business (collectively, the “Confidential Information”); provided, however, that Confidential Information will not include any information solely related to the Retained Assets or generally available to, or known by, the public (other than as a result of disclosure in violation hereof); provided, further, that the provisions of this Section 4.11(b) will not prohibit any retention of copies of records or disclosure (i) required by Applicable Law so long as, to the extent practicable, reasonable prior notice is given of such disclosure and a reasonable opportunity is afforded to contest the same or (ii) as reasonably required to enforce any right or remedy relating to this Agreement or any other Transaction Document. Each of the Schlumberger Parties agrees that such Party will be responsible for any breach or violation of the provisions of this Section 4.11(b) by any of such Party’s Affiliates and Representatives.

Section 4.12 Preservation of Records. The Schlumberger Parties and the Liberty Parties agree that each of them (a) shall preserve and keep the records held by them or their Affiliates relating to the Business in accordance with their respective document retention policies, other than records (i) in the case of the Schlumberger Parties, that are actually delivered to Liberty Parent in connection with the Closing, and (ii) in the case of the Liberty Parties, a copy of which is retained by the Schlumberger Parties and (b) shall make such records and personnel available to the other as may reasonably be required by such party in connection with, among other things, any insurance claims by, Legal Proceedings against or governmental investigations of the Schlumberger Parties or the Liberty Parties or any of their Affiliates or in order to enable the Schlumberger Parties and the Liberty Parties to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby.

Section 4.13 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by the Parties. None of the Parties shall, and each will cause its Representatives not to, issue any press release or public announcement concerning this Agreement and the transactions contemplated hereby without obtaining the prior written approval of the other Party, which approval will not be unreasonably withheld, conditioned or delayed, unless (a) required by Applicable Law, (b) required by the applicable rules of any stock exchange on which Liberty Parent or Schlumberger Parent lists securities or (c) consistent with the final form of the joint press release announcing the transactions contemplated hereby, the investor presentation given to investors on the morning of announcement of this Agreement or consistent with other prior approved disclosures, provided, that, to the extent permitted by Applicable Law, the Party intending to make such release shall use its commercially reasonable efforts consistent with such Applicable Law to consult with the other Parties with respect to the timing and content thereof; and provided, however, that no provision this Agreement shall be deemed to restrict in any manner a Party’s ability to communicate with its employees and that the Liberty Parties shall not be required by any provision of this Agreement to consult with or obtain any approval from any Schlumberger Party with respect to a public announcement or press release issued in connection with the receipt and existence of a Competing Proposal and matters related thereto or a Change of Recommendation, other than as set forth in Section 4.7.

Section 4.14 Tax Matters.

(a)

(i) For U.S. (and applicable state and local) income Tax purposes, the Parties intend that: (A) the US Equity Sale shall be treated as if Schlumberger US sold the US Transferred Assets to US Buyer in exchange for the Schlumberger US Consideration, the assumption by US Buyer of any liabilities assumed or deemed assumed and treated as purchase consideration and any other amounts properly treated as consideration with respect to the US Transferred Assets for Tax purposes, all as determined pursuant to Section 2.6, in a fully taxable transaction governed by Code Section 1001, and (B) the Canadian Equity Sale shall be treated as if Schlumberger Canada sold the Canadian Transferred Assets to Canadian Buyer in exchange for the Canadian Buyer Note, the assumption by Canadian Buyer of any liabilities assumed or deemed assumed and treated as purchase consideration and any other amounts properly treated as consideration with respect to the Canadian Transferred Assets for Tax purposes, all as determined pursuant to Section 2.6, in a fully taxable transaction governed by Code Section 1001 (clauses (A) and (B) above, collectively, the “US Intended Tax Treatment”). Each of the Parties shall, and shall cause its respective Affiliates to, file all U.S. (and applicable state and local) income Tax Returns consistent with the US Intended Tax Treatment unless otherwise required by Applicable Law following a final determination as defined in Section 1313 of the Code.

(ii) For Canadian income Tax purposes, the Parties agree that the transfer of the Canadian Transferred Assets by Schlumberger Canada to Schlumberger Canada Target will be a fully taxable transaction and, with respect to any election made under subsection 85(1) of the Income Tax Act (Canada) by Schlumberger Canada and Schlumberger Canada Target the Parties agree the elected amount for each of the Canadian Transferred Assets shall be determined by Canadian Buyer and Schlumberger Canada, acting reasonably (the “Canadian Intended Tax Treatment”). Each of the Parties shall, and shall cause its respective Affiliates to, file all Canadian (and applicable provincial and local) income Tax Returns consistent with the Canadian Intended Tax Treatment unless otherwise required by Applicable Law.

(b)

(i) Notwithstanding any other provision in this Agreement, at the Closing or, if due thereafter, promptly when due thereafter, all transfer Taxes, real or personal property transfer Taxes, documentary Taxes, registration Taxes, sales Taxes, use Taxes, excise Taxes, stamp Taxes, conveyance Taxes and any other similar Taxes (collectively, “Transfer Taxes”) applicable to, relating to, arising out of or resulting from or imposed upon the Equity Sale or on the Pre-Closing Restructuring shall be borne and paid 50% by Schlumberger US and Schlumberger Canada and 50% by the Liberty Parties. The Party primarily responsible under Applicable Law for the filing of any Tax Return in respect of Transfer Taxes shall be responsible for the timely filing of all such Tax Returns and payment of such Transfer Taxes, and (i)

Schlumberger US and Schlumberger Canada or (ii) the Liberty Parties, as applicable, shall pay its share of such Transfer Taxes (as described in the preceding sentence) to the paying Party at least three calendar days prior to the due date (including any extensions that have been obtained) of such Tax Returns. The Parties shall cooperate in good faith to minimize, to the extent permissible under Applicable Law, the amount of any such Transfer Taxes.

(ii) With respect to the transaction contemplated in Section 1.3(d), for Canadian Transfer Tax purposes, at the Closing Schlumberger Canada and Schlumberger Canada Target shall each jointly make an election under (A) Section 167 of the Excise Tax Act, if applicable, to have such transaction take place on a GST/HST free basis or (B) Section 156 of the Excise Tax Act to have such transaction take place for no consideration for GST/HST purposes. Schlumberger Canada and Schlumberger Canada Target shall each jointly make such election and any other applicable election under any equivalent or comparable provision under any applicable Canadian federal, provincial or local law, in each case, in form prescribed by Applicable Law. Schlumberger Canada Target shall file any election contemplated in this Section 4.14(b)(ii) in the manner and within the time prescribed by Applicable Law. Notwithstanding anything to the contrary in this Agreement, to the extent an election described in this Section 4.14(b)(ii) would be available with respect to a GST/HST but for a breach of this Section 4.14(b)(ii) by a Schlumberger Party, such GST/HST, including interest and penalties, shall be borne and paid by Schlumberger Canada for and on behalf of Schlumberger Canada Target; provided that, Schlumberger Canada shall not bear any liability for GST/HST, interest and penalties if (i) the GST/HST elections are required to filed after Closing, and (ii) the applicable GST/HST elections have been properly prepared in accordance with Applicable Law and executed at Closing, and (iii) Schlumberger Canada Target does not file such GST/HST elections in accordance with Applicable Law.

(iii) In the event that an election described in Section 4.14(b)(ii) is not filed, and GST/HST is payable with respect to the transaction contemplated in Section 1.3(d) and paid in accordance with Section 4.14(b)(i), the amount of any refunds (including any interest payments from a Tax Authority attributable to such refund) received by a Schlumberger Party relating or attributable to such GST/HST shall be apportioned between Schlumberger Canada and Canadian Buyer in accordance with the manner in which such GST/HST was paid pursuant to Section 4.14(b)(i). Schlumberger Canada shall, not more than thirty calendar days after receiving a refund (including any interest payments from a Tax Authority attributable to such refund) described in this Section 4.14(b)(iii), remit to Canadian Buyer its share of such refund.

(c) Schlumberger US and Schlumberger Canada shall bear all Taxes (except Transfer Taxes, which are addressed in Section 4.14(b)) relating to (i) the Schlumberger US Targets and Schlumberger Canada Target, respectively, (ii) the US Transferred Assets and Canadian Transferred Assets, respectively, and (iii) the US Business and Canadian Business, respectively, in each case, attributable to (A) any Tax period ending on or prior to the Closing Date and (B) the portion of any Straddle Period ending on and including the Closing Date. US Buyer and Canadian Buyer shall bear all Taxes (except Transfer Taxes, which are addressed in Section 4.14(b)) relating to (1) the Schlumberger US Targets and Schlumberger Canada Target, respectively, (2) the US Transferred Assets and Canadian Transferred Assets, respectively, and (3) the US Business and Canadian Business, respectively, in each case, attributable to (x) any Tax period beginning after the Closing Date and (y) the portion of any Straddle Period beginning after the Closing Date.

(d) For purposes of determining the allocations described in Section 4.14(c), (i) Taxes that are based upon income, sales, revenue or similar items or imposed on a transactional basis (other than Taxes described in clause (ii) below) shall be allocated to the period in which the transaction giving rise to such Taxes occurred based on an interim closing of the books as of the end of the day on the Closing Date, and (ii) Taxes that are ad valorem, property or similar Taxes imposed on a periodic basis pertaining to a Straddle Period shall be allocated between the portion of such Straddle Period ending on and including the Closing Date and the portion of such Straddle Period beginning after the Closing Date based on the number of days in the applicable Straddle Period that occur on or before the date on which the Closing Date occurs, on the one hand, and the number of days in such Straddle Period that occur after the date on which the Closing Date occurs, on the other hand. For purposes of (A) the preceding sentence, any exemption, deduction, credit or other item that is calculated on an annual basis shall be allocated pro rata per day between the portion of the Straddle Period ending on and including the Closing Date and the portion of the Straddle Period beginning after the Closing Date; and (B) clause (ii) of the preceding sentence, the period for such Taxes shall begin on the date on which ownership of the applicable Transferred Assets gives rise to liability for the particular Tax and shall end on the day before the next such date.

(e) Except as required by Applicable Law, the Parties shall treat any indemnification payments or any payments made to any Party in accordance with this Section 4.14 as an adjustment to the value of the consideration contemplated under this Agreement for U.S. federal and applicable state and local income Tax purposes, and for any applicable Canadian federal, provincial and local income Tax purposes.

(f) US Buyer and Canadian Buyer (as applicable) shall, or shall cause each Target Company to, prepare and file, or cause to be prepared and filed, all Tax Returns relating to the Target Companies or the Transferred Assets required to be filed after the Closing Date for any Tax period ending on or before the Closing Date and any Straddle Period (except, for the avoidance of doubt, any consolidated, combined or unitary returns of Schlumberger Parent or its Subsidiaries or Affiliates). Any such Tax Return shall be prepared consistent with the past practices of Schlumberger US or Schlumberger Canada (as applicable) except to the extent otherwise required by Applicable Law and shall be filed timely with the appropriate Tax Authority. Schlumberger US or Schlumberger Canada (as applicable) shall, not later than five calendar days prior to the due date for payment of Taxes with respect to such Tax Return, remit to US Buyer or Canadian Buyer (as applicable) their respective share of Schlumberger Taxes due with respect to such Tax Return. US Buyer or Canadian Buyer (as applicable) shall provide Schlumberger US or Schlumberger Canada (as applicable) with a copy of any such Tax Return at least 30 calendar days prior to the due date for the filing of such Tax Return (or within a commercially reasonable period after the end of the relevant Tax period, if such Tax Return is required to be filed fewer than 30 calendar days after the end of the applicable Tax period) for its review and reasonable comment. US Buyer or Canadian Buyer (as applicable) shall incorporate any reasonable comments of Schlumberger US or Schlumberger Canada (as applicable) provided to US Buyer or Canadian Buyer (as applicable) at least five calendar days in advance of the due date for the filing of such Tax Return.

(g) Each Party shall provide notice to the other Parties within 10 calendar days after receipt of a notice of any audit, litigation or other proceeding (each a “Tax Proceeding”) attributable to any Tax period ending on or prior to the Closing Date or any Straddle Period, in each case, with respect to a Target Company, the Transferred Assets or the Business. Schlumberger US or Schlumberger Canada (as applicable) shall have the right, at its sole cost and expense, to control any such Tax Proceeding relating solely to Schlumberger Taxes; provided, however, if Schlumberger US or Schlumberger Canada (as applicable) does not assume control of a Tax Proceeding relating solely to Schlumberger Taxes within a reasonable period following the receipt by Schlumberger US or Schlumberger Canada (as applicable) of notice of such Tax Proceeding (which, in no case, shall be less than 15 calendar days, provided that US Buyer or Canadian Buyer (as applicable) may take any actions necessary during such time period to preserve its rights under such Tax Proceeding), US Buyer or Canadian Buyer (as applicable) shall have the right (at its cost and expense, subject to its right to indemnification pursuant to Article VI) to control such Tax Proceeding. If any Tax Proceeding relates to both Taxes that are Schlumberger Taxes and Taxes that are not Schlumberger Taxes, US Buyer or Canadian Buyer (as applicable) shall have the right (at its cost and expense, subject to its right to indemnification pursuant to Article VI) to control such Tax Proceeding. The Party controlling any Tax Proceeding pursuant to this Section 4.14(g) shall: (i) keep the other Party reasonably informed of the progress of such Tax Proceeding, (ii) first consult in good faith with the other Party before taking any material action with respect to the conduct of such Tax Proceeding, (iii) permit the other Party (or its counsel) to participate, at its sole cost and expense, in such Tax Proceeding, including in meetings with the applicable Tax Authority, and (iv) not settle, compromise and/or concede any portion of such Tax Proceeding without the written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent of any conflict between the provisions of this Section 4.14(g) and Section 6.4, this Section 4.14(g) shall control.

(h) Unless required by Applicable Law or except as set forth below, none of US Buyer, Canadian Buyer, the Target Companies, or any Affiliate thereof shall, with respect to each Target Company or the Transferred Assets for any Tax period ending on or prior to the Closing Date and the portion of any Straddle Period ending on and including the Closing Date, file any amended Tax Return or file any “voluntary disclosure agreement” or similar agreement with any Tax Authority without the prior written consent of Schlumberger US or Schlumberger Canada, as applicable (such consent not to be unreasonably withheld, conditioned or delayed), if such amended Tax Return or “voluntary disclosure agreement” or similar agreement would have the effect of increasing Schlumberger Taxes. Notwithstanding the above, US Buyer, Canadian Buyer, the Target Companies, or any Affiliate thereof may file or cause to be filed an amended Tax Return or “voluntary disclosure agreement” or similar agreement without the consent of Schlumberger US or Schlumberger Canada, provided that any additional Taxes resulting therefrom will not be deemed to constitute Schlumberger Taxes and such filing does not otherwise create any additional tax liability for Schlumberger US or Schlumberger Canada or their Affiliates.

(i) US Buyer and Canadian Buyer agree to: (i) retain all books and records with respect to Tax matters pertinent to the Target Companies relating to any Tax periods (or portions thereof) ending on or before the Closing Date until the expiration of the applicable statute of limitations and any extension thereof for the respective Tax periods; and (ii) give Schlumberger US and Schlumberger Canada reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Schlumberger US or Schlumberger Canada so requests, US Buyer or Canadian Buyer (as applicable) shall allow Schlumberger US or Schlumberger Canada (as applicable) to take possession of, or (if elected by Schlumberger US or Schlumberger Canada) copy, such books and records.

(j) Notwithstanding anything to the contrary in this Agreement, the Parties will cooperate fully, as and to the extent reasonably requested by any other Party, in connection with the filing of Tax Returns, any Tax Proceedings or any other Tax-related claims related to the Target Companies, the Transferred Assets, or the Business. Such cooperation will include providing records and information that are reasonably relevant to any such matters, making employees available on a mutually convenient basis to provide additional information and explaining any materials provided pursuant to this Section 4.14(j).

(k) Subject to Section 4.14(b)(iii), the amount of any refunds of Taxes (including any interest payments from a Tax Authority attributable to such refund) of the Target Companies, or attributable to the Transferred Assets or the Business, in each case, for any Tax period (or portion thereof) ending on or before the Closing Date shall be for the account of Schlumberger US or Schlumberger Canada (as applicable). The amount of any refunds of Taxes (including any interest payments from a Tax Authority attributable to such refund) of the Target Companies, or attributable to the Transferred Assets or the Business, in each case, for any Tax period (or portion thereof) beginning after the Closing Date shall be for the account of US Buyer and Canadian Buyer. The amount of any refund of Taxes (including any interest payments from a Tax Authority attributable to such refund) of the Target Companies, or attributable to the Transferred Assets or the Business, in each case, for any Straddle Period shall be equitably apportioned between Schlumberger US or Schlumberger Canada (as applicable), on the one hand, and US Buyer and Canadian Buyer, on the other hand, in accordance with the principles set forth in Section 4.14(d). Each Party shall forward, and shall cause its Affiliates to forward, to the Party entitled to receive a refund of Tax pursuant to this Section 4.14(k) the amount of such refund (including any interest payments from a Tax Authority attributable to such refund) within 30 calendar days after such refund is received, net of any reasonable costs or expenses incurred by such Party or its Affiliates in procuring such refund.

Section 4.15 Schlumberger Credit Support Obligations. Liberty Parent shall use its commercially reasonable efforts to cause the Schlumberger Parties and their respective Affiliates to be relieved reasonably promptly following the Closing of all Assumed Liabilities arising out of the letters of credit, performance bonds, banker’s acceptance, corporate guarantees and other similar items issued and outstanding in connection with the Business that constitute Assumed Liabilities and are set forth on Section 4.15 of the Schlumberger Disclosure Letter (together, the “Schlumberger Credit Support Obligations”). Liberty Parent agrees to continue to use its commercially reasonable efforts after the Closing to relieve the Schlumberger Parties and their respective Affiliates of all such Schlumberger Credit Support Obligations. If such release cannot be effected in accordance with this Section 4.15 prior to the Closing, (a) the Schlumberger Parties and their respective Affiliates shall not terminate such Liabilities without the written consent of Liberty Parent (such consent not to be unreasonably withheld, conditioned or delayed); (b) the Liberty Parties and the Schlumberger Parties shall cooperate in good faith to enter into separate arrangements with the Schlumberger Parties and their respective Affiliates, as applicable, to guarantee the performance of the obligations of the relevant Person pursuant to the Schlumberger Credit Support Obligations and (c) the Liberty Parties shall indemnify, defend, release and hold Schlumberger US and Schlumberger Canada, together with their respective Affiliates, Subsidiaries and Representatives, from and against any and all Liabilities arising from or in connection with the failure to obtain any release of a Schlumberger Credit Support Obligation.

Section 4.16 Transaction Litigation. Except for any proceeding taken by any Governmental Authority which shall be subject to Section 4.3(a), in the event any proceeding by any Governmental Authority or other Person is commenced or, to the Knowledge of Liberty or the Knowledge of Schlumberger, as applicable, threatened, that questions the validity or legality of the transactions contemplated by this Agreement or seeks damages in connection therewith, including stockholder litigation (“Transaction Litigation”), Liberty Parent, Schlumberger US or Schlumberger Canada, as applicable, shall promptly notify the other Parties of such Transaction Litigation and shall keep the other Party reasonably informed with respect to the status thereof. Each Party shall give the other Parties a reasonable opportunity to participate in the defense or settlement of any Transaction Litigation and shall consider in good faith the other Parties’ advice with respect to such Transaction Litigation; provided, that the Party that is subject to such Transaction Litigation shall not offer or agree to settle any Transaction Litigation without the prior written consent of the other Parties (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 4.17 Takeover Laws. No Liberty Party will take any action that would cause this Agreement or the transactions contemplated hereby to be subject to requirements imposed by any Takeover Laws, and each of them will take all reasonable steps within its control to exempt (or ensure the continued exemption of) the transactions from the Takeover Laws of any state that purport to apply to this Agreement or the transactions contemplated hereby.

Section 4.18 Use of Name.

(a) Schlumberger Names. None of Liberty Parent, the Target Companies, or their Subsidiaries (which, for the avoidance of doubt, will include, after the Closing, the Schlumberger US Targets, Schlumberger Canada Target and their respective Subsidiaries and Affiliates), or any of their Affiliates (collectively, the “Restricted Trademark Parties”) shall obtain any right of, title to, or interest under, and except as set forth in this Section 4.18, no license or any other right whatsoever to use, any Marks owned by Schlumberger US, Schlumberger Canada or any of their respective Affiliates included in the Excluded Intellectual Property, whether registered, applied for, or unregistered, together with any translations, adaptations, derivations, acronyms, variations, abbreviations, insignias, designations or combinations of the foregoing that are confusingly similar to such Marks or reasonably likely to cause confusion therewith (collectively, the “Schlumberger Marks”), and Liberty Parent covenants that, except as expressly permitted in Section 4.18(b), it shall not, and it shall cause the other Restricted Trademark Parties not to, adopt, use, apply to register or register, or authorize others to adopt, use, apply to register or register, any Schlumberger Marks.

(b) Permitted Use of the Transitional Schlumberger Mark. Without limiting Section 4.18(a), Schlumberger US hereby grants to the Target Companies a nonexclusive, royalty-free, revocable (solely in accordance with Section 4.18(c)), sublicensable (subject to the last sentence of this Section 4.18(b)), limited right and license, following the Closing Date and for nine months thereafter (the “Wind-Down Term”), to use the Transitional Schlumberger Marks (i) to the extent necessary to effect a rebranding of the Products and any related or associated services, and (ii) to use, sell, offer for sale, market, distribute, or otherwise dispose of, the Products and any related or associated services during the pendency of such rebranding, in each case, (A) in a form and manner, and with standards of quality, substantially consistent with the Business’s use of the

Transitional Schlumberger Marks prior to the Closing, (B) in accordance with any usage or branding guidelines provided in writing to US Buyer, Canadian Buyer or the Target Companies by Schlumberger US, and (C) subject in all respects to Section 4.18(e). Notwithstanding the foregoing license, Liberty Parent shall cause the Target Companies to complete the following by the end of the Wind-Down Term: (1) the Target Companies shall cease using any letterhead, business cards or other similar stationery items that contain the Transitional Schlumberger Marks; (2) the Target Companies shall remove the Transitional Schlumberger Marks from any Internet websites and other electronic communications, and any equipment, signage or other similar physical displays, in each case, owned or under the control of any Restricted Trademark Party; and (3) Liberty Parent shall remove the Transitional Schlumberger Marks from the Products and any packaging, documentation, marketing materials, promotional materials, or advertising materials associated with the Products or services of the Target Companies. For the avoidance of doubt, as of the end of the Wind-Down Term, the Target Companies shall have no right to use the Transitional Schlumberger Marks in any manner. The foregoing license shall be sublicensable only to the Target Companies’ distributors, resellers, systems integrators, and other entities that are in the channels of distribution and solely to the extent permitted in this Section 4.18(b).

(c) Revocation of Rights. Schlumberger US shall have the right to terminate the license granted in Section 4.18(b), effective five Business Days after providing notice thereof (i) if any of the Restricted Trademark Parties breaches this Section 4.18 in any manner (and such Restricted Trademark Party does not cure such breach within five Business Days of receiving Schlumberger US’s notice thereof) or (ii) if there is a Liberty Change of Control during the Wind-Down Term.

(d) Quality Control and Standards. From and after the Closing, during the Wind-Down Term, Schlumberger US shall have the right to provide the Target Companies with, and the Target Companies shall comply with, written quality control standards that require the use of the Transitional Schlumberger Marks by the Target Companies and any sublicensee to the degree reasonably necessary to maintain the validity and enforceability of the Transitional Schlumberger Marks, and to protect the goodwill associated therewith (the “Quality Standards”). Upon reasonable written request of Schlumberger US, the Target Companies shall and shall cause each sublicensee to promptly submit to Schlumberger US representative samples of any publicly distributed embodiments of the Transitional Schlumberger Marks, including the Products that bear the Transitional Schlumberger Marks (“Licensed Materials”). In the event that Schlumberger US reasonably finds that such Licensed Materials substantially and materially deviate from any of the Quality Standards or do not comply with any other terms and conditions of this Agreement, Liberty Parent and the Target Companies shall, and shall cause such sublicensee to, upon written notice from Schlumberger US, immediately take all reasonable and necessary action to correct the deviations or misrepresentations in, or misuse of, the respective items prior to any further dissemination to the public, and provide Schlumberger US with representative samples of the correction. Liberty Parent and the Target Companies shall and shall cause each sublicensee to use the Transitional Schlumberger Marks only in such manner as complies with the provisions of Applicable Law relating to the Transitional Schlumberger Marks.

(e) Miscellaneous. Any and all goodwill generated by the use of, and related solely to, the Transitional Schlumberger Marks by the Restricted Trademark Parties shall inure solely to the benefit of Schlumberger US and its Affiliates. The Restricted Trademark Parties shall not: during the Wind-Down Term: (i) use the Transitional Schlumberger Marks in any manner that damages, impairs, or tarnishes the reputation of Schlumberger US or its Affiliates or the goodwill associated with any Transitional Schlumberger Mark; or (ii) contest the validity of any of the Transitional Schlumberger Marks. Nothing in this Section 4.18 shall prohibit the Restricted Trademark Parties from (A) generally referring to Schlumberger Parent and its Affiliates for fair use purposes or in a factual matter, (B) referring to or describing the history of the Business, or (C) using Schlumberger Marks if required to do so in an applicable legal or regulatory filing, or in a Legal Proceeding related to the Business, to the extent necessary for such filing or proceeding.

Section 4.19 Employee Matters.

(a) Liberty Parent or a Subsidiary of Liberty Parent shall make offers of employment to materially all of those Business Employees listed on Section 4.19(a) of the Schlumberger Disclosure Letter (the “Potential Liberty Employees”) of its choosing, and each such Potential Liberty Employee who accepts such an offer of employment and assumes employment with Liberty Parent or its Subsidiary shall become an employee of Liberty Parent or a Subsidiary of Liberty Parent following either the Closing Date or the Leasing End Date, as specified on Section 4.19(a) of the Schlumberger Disclosure Letter. Each such offer of employment, and the commencement of employment by such individual with Liberty Parent or a Subsidiary of Liberty Parent: (i) shall be in accordance with the terms and conditions of the Employee Matters Agreement; and (ii) may be subject to such individual’s satisfaction of Liberty Parent’s or its Subsidiary’s customary pre-hire screening processes, including drug- and alcohol-screening and background checks that would otherwise ordinarily be applicable to similarly situated candidates for employment with Liberty Parent or its Subsidiary. Prior to the Closing Date and Leasing End Date, as applicable, Schlumberger US, Schlumberger Canada, or its applicable Affiliates shall make the Potential Liberty Employees available to Liberty Parent or its Subsidiary on at least 48 hours’ notice in order to facilitate the interview, screening, and offer process contemplated by this Section 4.19(a) (provided that such interview, screening, and offer process shall not interfere in any significant respect with the business activities of Schlumberger US and Schlumberger Canada or the Potential Liberty Employees). Subject to the immediately preceding sentence, Schlumberger US and Schlumberger Canada shall not (and Schlumberger US and Schlumberger Canada shall cause their respective Affiliates to not) knowingly interfere with such interview, screening, or offer process or take any action (or fail to take any action) that has the intent or effect of discouraging any Potential Liberty Employee from accepting an offer described in this Section 4.19(a). At least 30 days prior to each of the Closing Date and Leasing End Date, Liberty will inform Schlumberger which of the Potential Liberty Employees who were eligible to receive employment offers from Liberty Parent or a Subsidiary of Liberty Parent as of such date (as specified on Section 4.19(a) of the Schlumberger Disclosure Letter) will not be receiving such offers.

(b) As of the date following the relevant Transferred Employee’s Hire Date, until the earlier of (i) the date that is one year from such Transferred Employee’s Hire Date and (ii) the date that such Transferred Employee is no longer employed by Liberty Parent or one of its Subsidiaries, Liberty Parent or its applicable Subsidiary shall provide or cause to be provided to such Transferred Employee a rate of pay that includes base cash compensation, other compensation and such other benefits, in each case as are provided to similarly situated employees of Liberty Parent and its Subsidiaries.

(c) For all purposes under the Liberty Benefit Plans (other than any such plan providing a severance benefit) in effect on the date of this Agreement (the “Post-Closing Plans”), each Transferred Employee shall be credited with his or her years of service with Schlumberger US, Schlumberger Canada or their applicable Affiliate before such Transferred Employee’s Hire Date to the same extent and for the same purpose as such Transferred Employee was entitled, before such date, to credit for such service under the corresponding Schlumberger Benefit Plans, except to the extent such credit would result in the duplication of benefits. The principles of the preceding sentence shall also apply with respect to any Benefit Plan adopted by Liberty after the date of this Agreement to the same extent that prior service credit under such Benefit Plan is provided to similarly situated Liberty Employees who are not Transferred Employees.

(d) Without limiting the generality of any other provision of this Section 4.19: (i) each Transferred Employee shall be immediately eligible to participate, without any waiting time, in any and all Post-Closing Plans; (ii) for purposes of each Post-Closing Plan providing health or welfare benefits, all pre-existing condition exclusions and actively-at-work requirements of such Post-Closing Plan shall be waived for each Transferred Employee and his or her covered dependents (unless such exclusions or requirements were applicable under comparable Schlumberger Benefit Plans); and (iii) any copayments, deductible and other eligible expenses incurred by such Transferred Employee or his or her covered dependents under a comparable Schlumberger Benefit Plan during the plan year in which such Transferred Employee’s Hire Date occurs shall be credited for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Transferred Employee and his or her covered dependents for the applicable plan year of each comparable Post-Closing Plan.

(e) Effective as of the Closing Date, Liberty Parent shall, or shall cause one of its Subsidiaries to, have in effect one or more defined contribution plans that include a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (as applicable, the “Liberty 401(k) Plan”). Each Transferred Employee who is eligible to participate in a 401(k) plan maintained by Schlumberger US or an Affiliate immediately prior to such Transferred Employee’s Hire Date (a “Schlumberger 401(k) Plan”) shall be eligible to participate in the Liberty 401(k) Plan as of his or her Hire Date. Liberty Parent shall, or shall cause one of its Subsidiaries to, to the extent permitted under the Schlumberger 401(k) Plan, cause the Liberty 401(k) Plan to accept, within 90 days following the Closing Date or the Leasing End Date, a “direct rollover” to the Liberty 401(k) Plan of the account balances of each Transferred Employee (which shall be entirely in cash, but may, at the Transferred Employee’s election, include promissory notes evidencing outstanding loans) under the Schlumberger 401(k) Plan, if such direct rollover is elected by such Transferred Employee, and Schlumberger Parent and Schlumberger US shall cause any such rollover to include promissory notes to the extent elected by the applicable Transferred Employee. To the extent Schlumberger US, Schlumberger Canada, or any of their respective Affiliates owe any Liability under the Worker Adjustment and Retraining Notification Act or any similar Applicable Law (collectively, the “WARN Act”) to any Potential Liberty Employee who does not receive an offer of employment from Liberty Parent or a Subsidiary of Liberty Parent pursuant to Section 4.19(a) (or who receives an offer of employment that does not prevent such Potential Liberty Employee from experiencing an “employment loss” as defined in the WARN Act) and whose employment is terminated by Schlumberger US, Schlumberger Canada or one of their respective Affiliates (such that, as a result of such termination, he or she is no longer employed by Schlumberger US, Schlumberger Canada, or any of their respective Affiliates) within 60 days following the Closing Date or Leasing End Date (as specified on Section 4.19(a) of the Schlumberger Disclosure Letter with respect to such Potential Liberty Employee) (a “Potential Liberty Employee WARN Liability”), Liberty Parent shall be responsible for and shall promptly, and in any event within 30 days following notice from Schlumberger Parent (which shall be provided within 30 days of the applicable Potential Liberty Employee WARN Liability being incurred), reimburse the Schlumberger Parties for 50% of such Potential Liberty Employee WARN Liability.

(f) To the extent allowed under Applicable Law, Schlumberger Parent, Schlumberger US and Schlumberger Canada shall provide to Liberty Parent or an applicable Subsidiary of Liberty Parent all documentation, records and other information as Liberty Parent shall reasonably request in writing that is necessary to effect the actions contemplated in Sections 4.19(a), (b), (c), (d) and (e) above, and all such necessary documents, records and information shall be so provided as soon as reasonably practicable.

(g) Effective as of each Transferred Employee’s Hire Date, Schlumberger Parent and Schlumberger US, as applicable, shall take all necessary actions to permit the continuation of loan repayments from and after such Hire Date directly to the Schlumberger 401(k) Plan by such Transferred Employee if he or she has an outstanding loan under the Schlumberger 401(k) Plan.

(h) Schlumberger US and its Affiliates, other than the Target Companies, shall be solely responsible for satisfying the continuation coverage requirements of Section 4980B of the Code for all individuals who, with respect to the transactions contemplated by this Agreement, are “M&A qualified beneficiaries” as such term is defined in Treasury Regulation Section 54.4980B-9.

(i) Each Potential Liberty Employee who remains employed by Schlumberger US, Schlumberger Canada, or one of their respective Affiliates until the Closing Date or the Leasing End Date (as specified with respect to such Potential Liberty Employee on Section 4.19(a) of the Schlumberger Disclosure Letter) but does not receive an offer of employment from Liberty Parent or a Subsidiary of Liberty Parent pursuant to Section 4.19(a) and whose employment is terminated by Schlumberger US, Schlumberger Canada or one of their respective Affiliates (such that, as a result of such termination, he or she is no longer employed by Schlumberger US, Schlumberger Canada, or any of their respective Affiliates) for a reason other than Cause (as such term is defined in Section 4.19(i) of the Schlumberger Disclosure Letter) within 30 days following the Closing Date or Leasing End Date (as specified on Section 4.19(a) of the Schlumberger Disclosure Letter with respect to such Potential Liberty Employee) is referred to herein as a “Severance-Eligible Potential Liberty Employee.” Liberty Parent shall reimburse the Schlumberger Parties for 50% of the severance paid by the Schlumberger Parties to each Severance-Eligible Potential Liberty Employee in accordance with (and as specified in) Section 4.19(i) of the Schlumberger Disclosure Letter. The Schlumberger Parties shall provide to Liberty Parent within 60 days of each of the Closing Date and the Leasing End Date an invoice indicating (i) which Severance-Eligible Potential Liberty Employees terminated employment within the 30-day period following each such date in accordance with the terms of the preceding provisions of this paragraph and (ii) the amount of severance paid by the Schlumberger Parties to such Severance-Eligible Potential Liberty Employees in accordance with the terms of the preceding sentence. Liberty Parent shall provide reimbursement to the applicable Schlumberger Parties within 30 days after receipt of each such invoice for 50% of the amount of the severance paid by the Schlumberger Parties as reflected in such invoice, subject to the prior resolution of any dispute between Liberty Parent and the Schlumberger Parties relating to such invoice.

(j) The provisions of this Section 4.19 are for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Section 4.19. Nothing in this Section 4.19 shall constitute, or be deemed or interpreted to constitute, an amendment to any Liberty Benefit Plan or Schlumberger Benefit Plan. No provision of this Agreement or any other Transaction Documents shall be construed to confer upon any Person any right to employment or to continued employment for a period of time, or any right to a particular term or condition of employment or benefit.

Section 4.20 Cooperation with Liberty Parent Securities Filings.

(a) From and after the date of this Agreement and at any applicable time within 36 months after the Closing:

(i) Schlumberger US and Schlumberger Canada shall, and shall cause their respective Affiliates to, furnish, as soon as practically possible, true and complete information about the Target Companies, the Target Interests or the Transferred Business, and all financial information related thereto to Liberty Parent as Liberty Parent may reasonably request in connection with the preparation and filing of any filings that Liberty Parent or any of its Affiliates may be required to make with the SEC under Applicable Law in connection with the transactions contemplated hereby or any other matters that includes information regarding the Target Companies, the Target Interests or the Transferred Business (the “Required Liberty Parent Filings”). Liberty Parent or any applicable Affiliate shall indemnify and hold harmless Schlumberger US and Schlumberger Canada and their respective Affiliates from and against any and all losses or damages actually suffered or incurred by them directly in connection with any Required Liberty Parent Filing (other than to the extent related to information provided by Schlumberger US and Schlumberger Canada regarding Target Companies, the Target Interests or the Transferred Business, for which Schlumberger US and Schlumberger Canada shall, jointly and severally, indemnify and hold harmless Liberty Parent and its Affiliates from and against any and all losses or damages actually suffered or incurred by them directly in connection with such information being included or incorporated by reference in any Required Liberty Parent Filing).

(ii) At Liberty Parent’s request, Schlumberger US and Schlumberger Canada, as applicable, shall use commercially reasonable efforts to obtain the consents of PricewaterhouseCoopers LLP to include the reports of PricewaterhouseCoopers LLP with respect to any financial statements related to the Target Companies, the Target Interests or the Transferred Business in the Required Liberty Parent Filings, each dated as of the filing date of the applicable Required Liberty Parent Filing or such other date as reasonably requested by Liberty Parent. In addition, Schlumberger US and Schlumberger Canada will not object to the use of any such financial statements in connection therewith.

(iii) At Liberty Parent’s request, Schlumberger US and Schlumberger Canada shall use commercially reasonable efforts to cause to be delivered to Liberty Parent, at Liberty Parent’s expense, “comfort” letters of PricewaterhouseCoopers LLP, each dated as of a date as reasonably requested by Liberty Parent, and addressed to Liberty Parent or its specified Affiliate or Affiliates with regard to financial statements and financial information related to the Target Companies, the Target Interests or the Transferred Business included in, or incorporated by reference into, any such Required Liberty Parent Filing, in form and substance customary in scope and substance for “comfort” letters delivered by independent public accountants in connection with underwritten public debt or equity offerings.

(b) Schlumberger US and Schlumberger Canada shall, and shall cause their respective Affiliates to, furnish to Liberty Parent as soon as practically possible after the Closing Date, and in any event (i) no later than 71 days after the Closing Date, true and complete copies of any audited financial statements (which shall be accompanied by an unqualified report of PricewaterhouseCoopers LLP) and any unaudited financial statements, in each case, that are required to be included under Item 2.01 and 9.01 of Form 8-K in connection with a Current Report on Form 8-K to be filed by Liberty Parent under the Exchange Act as a result of consummation of the transactions contemplated hereby and (ii) no later than 64 days after the Closing Date, sufficient financial information to make pro forma adjustments to such financial statements that are necessary to reflect the allocation of assets and liabilities as contemplated by this Agreement and, by the date the Current Report on Form 8-K referenced in clause (ii) is filed, any consents of PricewaterhouseCoopers LLP required under the Securities Act or the Exchange Act in connection with the filing of such Current Report on Form 8-K.

Section 4.21 Exclusivity. From the date of this Agreement until the earlier of the Closing Date and the termination of this Agreement pursuant to Article VI, neither Schlumberger US and Schlumberger Canada shall, and shall cause their respective Affiliates not to, directly or indirectly, encourage, initiate, solicit or engage in any proposal or inquiry from, or discuss or negotiate with, any Person (other than the Liberty Parties and their respective Subsidiaries and Representatives) with respect to the sale of the Business.

Section 4.22 Managers, Directors and Officers. Effective as of the Closing Date, Schlumberger US and Schlumberger Canada shall remove the managers, directors and officers of each of their respective Target Companies, as applicable, or otherwise cause such managers, directors and officers to resign from each of the Target Companies.

Section 4.23 Termination of Intercompany Agreements. On or prior to the Closing Date, the Schlumberger Parties shall terminate, in any manner selected by the Schlumberger Parties, all intercompany agreements, contracts and transactions that would be in place between the Target Companies on the one hand, and Schlumberger Parent or any of its Affiliates, on the other hand, following Closing.

Section 4.24 Updated Schlumberger Disclosure Letter. Prior to the Closing Date, the Schlumberger Parties shall have the right to supplement, amend and update the Schlumberger Disclosure Letter with respect to any item required to be listed under Sections 3.1(l) (Schlumberger Material Contracts), 9.1(b) (Business Contracts), 9.1(c) (Equipment), 9.1(d) (Excluded Business Contracts), 9.1(f) (Excluded Permits), 9.1(j) (Transferred Business Contracts) and 9.1(k)

(Transferred Permits) of the Schlumberger Disclosure Letter, including all subsections related thereto; provided, that (i) (a) the Schlumberger Parties shall be permitted to update Section 3.1(l) (Schlumberger Material Contracts) of the Schlumberger Disclosure Letter and, correspondingly, to update Section 9.1(j) (Transferred Business Contracts) of the Schlumberger Disclosure Letter, to the extent that the aggregate Assumed Liabilities associated with such added Schlumberger Material Contracts that were not listed on Section 3.1(l) (Schlumberger Material Contracts) of the Schlumberger Disclosure Letter as of the date of this Agreement do not exceed $30,000,000 in the aggregate (such Schlumberger Material Contracts, the “Automatically Included Schlumberger Material Contracts”) and (b) thereafter, with respect to any Schlumberger Material Contract not listed on Section 3.1(l) (Schlumberger Material Contracts) of the Schlumberger Disclosure Letter as of the date of this Agreement that is not an Automatically Included Schlumberger Material Contract, the Parties will meet to consider, in good faith, whether such Schlumberger Material Contract should be included as a Transferred Business Contract in light of the nature of the transactions contemplated by this Agreement and the Transferred Business (it being understood that Liberty Parent shall have no obligation to agree to include any Schlumberger Material Contract under this clause (b) as a Transferred Business Contract) and (ii) with respect to any updates other than those contemplated by clause (i), if such supplement, amendment or update would increase the Assumed Liabilities allocated to the Target Companies or alter, in more than a de minimis respect, the Transferred Assets that will be held by the Target Companies as of Closing, the prior written consent of Liberty Parent shall be required prior to such supplement, amendment or update. Except to the extent inconsistent with this Section 4.24, references in this Agreement to the Schlumberger Disclosure Letter is to the Schlumberger Disclosure Letter as it may be created, supplemented, corrected or amended.

ARTICLE V

CONDITIONS TO CLOSING

Section 5.1 Mutual Conditions to Closing. The respective obligations of each Party to consummate the Equity Sale are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived in whole or in part by all of the Parties to the extent permitted by Applicable Law):

(a) the Liberty Parent Stockholder Approval shall have been obtained;

(b) no court or other Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Applicable Law (whether temporary, preliminary or permanent) or Order that is in effect and restrains, enjoins or otherwise prohibits consummation of the Pre-Closing Restructuring, the Equity Sale or any other transactions contemplated by this Agreement;

(c) any waiting period or clearance applicable to the transactions under the HSR Act shall have been terminated, expired or been obtained;

(d) Competition Act Clearance shall have been received;

(e) the Liberty Party Lender Consent shall have been obtained;

(f) Liberty Parent and Schlumberger US have agreed to a Final Repair Statement in accordance with Section 2.3 of the Liberty Disclosure Letter; and

(g) the NYSE shall have approved the listing of all Liberty Parent Class A Common Stock to be transferred to Schlumberger US (i) pursuant to the transactions contemplated by this Agreement and, (ii) to the extent applicable, in satisfaction of the Canadian Buyer Note, subject to official notice of issuance.

Section 5.2 Conditions Precedent to Obligations of the Liberty Parties. The obligations of the Liberty Parties to consummate the Equity Sale are further subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Liberty Parties in whole or in part to the extent permitted by Applicable Law):

(a) (i) each of the representations and warranties of the Schlumberger Parties set forth in this Agreement (other than Schlumberger Fundamental Representations) shall be true and correct (without regard to “materiality”, “Material Adverse Effect” and similar qualifiers contained in such representations and warranties) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), other than for failures of such representations and warranties of the Schlumberger Parties to be so true and correct that has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) the representations and warranties in Section 3.1(r) (No Brokers) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time, other than immaterial inaccuracies, and (iii) the Schlumberger Fundamental Representations (other than Section 3.1(r) (No Brokers)) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date);

(b) each of the Schlumberger Parties shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

(c) the Liberty Parties shall have received each of the deliveries set forth in Section 2.5 required to be delivered to any of the Liberty Parties;

(d) since the date of this Agreement, there shall not have occurred any event, change, occurrence, condition or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Schlumberger Parties, taken as a whole; and

(e) the Pre-Closing Restructuring shall have been completed in accordance with Article I.

Section 5.3 Conditions Precedent to Obligations of the Schlumberger Parties. The obligations of the Schlumberger Parties to consummate the Equity Sale are further subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Schlumberger Parties in whole or in part to the extent permitted by Applicable Law):

(a) (i) each of the representations and warranties of the Liberty Parties set forth in this Agreement (other than the Liberty Parent Fundamental Representations) shall be true and correct (without regard to “materiality”, “Material Adverse Effect” and similar qualifiers contained in such representations and warranties) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), other than for failures of such representations and warranties of the Liberty Parties to be so true and correct that has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) the representations and warranties in Section 3.2(f)(i) (Capitalization) shall be true and correct in all respects as of the dates stated in such Section 3.2(f)(i) (except for any inaccuracies as of the Measurement Date of 1% or less of the total issued and outstanding shares of Liberty Parent Common Stock or Liberty Units, as applicable), (iii) the representations and warranties in Section 3.2(q) (No Brokers) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time, other than immaterial inaccuracies, and (iv) the Liberty Parent Fundamental Representations (other than Section 3.2(f)(i) (Capitalization) and Section 3.2(q) (No Brokers)) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date);

(b) each of the Liberty Parties shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date;

(c) the Schlumberger Parties shall have received each of the deliveries set forth in Section 2.5 required to be delivered to them or to any of the Schlumberger Parties; and

(d) since the date of this Agreement, there shall not have occurred any event, change, occurrence, condition or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Liberty Parent and its Subsidiaries, taken as a whole.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification Obligations of Schlumberger US. Subject to the limitations set forth in this Article VI, Schlumberger US shall indemnify each of the Liberty Parties and their respective Affiliates, and its and their respective Representatives, successors and assigns (the “Liberty Parent Indemnified Persons”) against and hold them harmless from any and all damages, losses, charges, liabilities, claims, demands, actions, suits, proceedings, payments, judgments, settlements, assessments, deficiencies, Taxes, interest, penalties, diminution in value and costs and expenses but excluding punitive, exemplary and special damages (unless a third party is entitled to such damages pursuant to a Third Party Claim and such damages are actually paid to such third party) (collectively, “Losses”) (individually, a “Liberty Indemnified Claim” and collectively, “Liberty Indemnified Claims”) imposed on, sustained, incurred or suffered by, or asserted against, any of the Liberty Parent Indemnified Persons, whether in respect of all rights, claims, credits, causes of action or rights of set-off of Schlumberger US or its Affiliates against any third party (“Third Party Claims”), claims between the Parties, or otherwise, relating to, arising out of or resulting from (a) any breach of any of the Schlumberger Fundamental Representations, (b) any breach or nonperformance of any covenant or agreement made by Schlumberger US or Schlumberger Canada contained in this Agreement to be performed subsequent to the Closing Date or (c) any of the Retained Liabilities.

Section 6.2 Indemnification Obligations of Liberty Parent. Subject to the limitations set forth in this Article VI, Liberty Parent shall indemnify each of Schlumberger US, Schlumberger Canada and their respective Affiliates, and its and their respective Representatives, successors and assigns (the “Schlumberger Indemnified Persons”) against and hold them harmless from any and all Losses imposed on, sustained, incurred or suffered by, or asserted against, any of the Schlumberger Indemnified Persons, whether in respect of Third Party Claims, claims between the Parties, or otherwise, relating to, arising out of or resulting from (a) any breach of any of the Liberty Parent Fundamental Representations, (b) any breach or nonperformance of any covenant or agreement made by any Liberty Party contained in this Agreement, (c) any of the Assumed Liabilities.

Section 6.3 Limitations on Indemnity.

(a) In no event shall (i) the aggregate indemnification actually paid by Schlumberger US pursuant to Section 6.1, taken together with all other indemnification actually paid by Schlumberger US pursuant to Section 6.1, or (ii) the aggregate indemnification actually paid by the Liberty Parent pursuant to Section 6.2, taken together with all other indemnification actually paid by Liberty Parent pursuant to Section 6.2, in the case of each of (i) and (ii), in respect of breaches of any representations or warranties, exceed $451,680,000.

(b) If the Closing occurs, Schlumberger US and Schlumberger Canada shall have no liability under Section 6.1 (other than for any Schlumberger Taxes arising from or relating to the disclosure made in Section 3.1(i)(ii)(1) of the Schlumberger Disclosure Letter) to indemnify the Liberty Parent Indemnified Persons:

(i) unless and until, with respect to any individual Liberty Indemnified Claim (or series of related Liberty Indemnified Claims) brought pursuant to Section 6.1 relating to, arising out of or resulting from any of the Retained Liabilities, the aggregate amount of otherwise indemnifiable Losses thereunder exceeds $500,000 (the “De Minimis Amount”) (and any Liberty Indemnified Claims (or series of related Liberty Indemnified Claims) for which the aggregate amount of otherwise indemnifiable Losses thereunder does not exceed the De Minimis Amount, the Losses with respect to such Liberty Indemnified Claim(s) shall not be applied towards the Deductible); and

(ii) unless and until the aggregate amount of otherwise indemnifiable Losses pursuant to all Liberty Indemnified Claims brought pursuant to Section 6.1 relating to, arising out of or resulting from any of the Retained Liabilities exceeds a deductible (not a threshold) of $5,000,000 (the “Deductible”), and then Schlumberger US and Schlumberger Canada shall only be jointly and severally liable for the amount by which the total of such Losses exceeds such Deductible.

(c) For purposes of determining the failure of any representations or warranties to be true and correct, the breach of any covenants or agreements, and calculating Losses hereunder, any materiality or Material Adverse Effect qualifications in the representations, warranties, covenants and agreements shall be disregarded.

(d) Payments by Schlumberger US or Liberty Parent pursuant to Section 6.1 or Section 6.2 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the Schlumberger Indemnified Persons or the Liberty Parent Indemnified Persons, as applicable, in respect of any such claim.

(e) The Liberty Parties, as applicable, shall take, and cause their respective Subsidiaries to take, all commercially reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including using commercially reasonable efforts to incur costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss; provided, that nothing herein shall require any Schlumberger Indemnified Person or Liberty Parent Indemnified Person to file any claim under any insurance policy or initiate any Action or Legal Proceeding and any reasonable cost incurred by a Liberty Party or its Subsidiaries to mitigate any such Loss will be deemed a Loss. Liberty Parent and, US Buyer and Canadian Buyer each acknowledges that it has had the opportunity to conduct due diligence and investigation with respect to Schlumberger US, Schlumberger Canada, the Transferred Assets, the Business and the Target Companies, however, no information or knowledge of any Party, nor the results of any due diligence or investigation by any Party, shall affect, waive, modify, limit, or diminish a breach of representation, warranty or covenant under this Agreement.

Section 6.4 Method of Asserting Claims.

(a) All claims for indemnification by any Liberty Parent Indemnified Person or Schlumberger Indemnified Person (each, an “Indemnified Party”) shall be asserted and resolved as set forth in this Section 6.4.

(b) A claim for indemnification for any matter not involving a Third Party Claim may be asserted by notice to the Party from whom indemnification is sought; provided, however, that failure to so notify the Party from whom indemnification is sought (the “Indemnifying Party”) shall not preclude the Indemnified Party from any indemnification which it may claim in accordance with this Article VI.

(c) If an Indemnified Party has knowledge that a Third Party Claim has been instituted or asserted and in respect of which indemnification may be sought pursuant to Section 6.1 or Section 6.2, the Indemnified Party shall promptly notify in writing the Indemnifying Party of the assertion of such Third Party Claim. The Indemnifying Party shall have 15 days (or sooner, if the nature of the Third Party Claim so requires) from the personal delivery or mailing of such notice (the “Indemnification Notice Period”) to notify the Indemnified Party whether or not it desires to defend the Indemnified Party against such Third Party Claim; provided, that in order to exercise such right the Indemnifying Party must acknowledge in writing to the Indemnified Party its unqualified obligation to indemnify the Indemnified Party as provided hereunder. In the event that the Indemnifying Party notifies the Indemnified Party within the Indemnification Notice Period that, with respect to a Third Party Claim, it desires to defend the Indemnified Party against such Third Party Claim, the Indemnifying Party shall have the right to defend the Indemnified Party at the Indemnifying Party’s sole cost and expense and with counsel (plus local counsel if appropriate) reasonably satisfactory to the Indemnified Party; provided, that the Indemnifying Party must conduct its defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, compromise or consent to entry of any judgment or enter into any settlement agreement with respect to any action or proceeding in respect of which indemnification is sought under Section 6.1 or Section 6.2 (whether or not the Indemnified Party is an actual or potential party thereto), unless such compromise, consent or settlement involves only the payment of money damages for which the Indemnifying Party will indemnify the Indemnified Party hereunder and the claimant (or claimants) and such Party provide to such other Party an unqualified release from all liability in respect of the Third Party Claim. If the right to assume and control the defense is exercised, the Indemnified Party shall have the right to participate in, but not control, such defense at its own expense and the Indemnifying Party’s indemnity obligations shall be deemed not to include attorneys’ fees and litigation expenses incurred in such participation by the Indemnified Party after the assumption of the defense by the Indemnifying Party in accordance with the terms of this Agreement; provided, however, that the Indemnified Parties collectively shall be entitled to employ one firm or separate counsel (plus local counsel if appropriate) to represent the Indemnified Parties if, in the opinion of counsel to each Indemnified Party seeking to employ such separate counsel, a conflict of interest between such Indemnified Party or Parties and the Indemnifying Party exists in respect of such claim and, in each such event, the fees, costs and expenses of one such firm or separate counsel (plus one local counsel per jurisdiction if appropriate) shall be paid in full by the Indemnifying Party. If the Indemnifying Party elects not to defend the Indemnified Party against any Third Party Claim which relates to any Losses indemnified against by it hereunder, has not elected to assume the defense of a Third Party Claim within the Indemnification Notice Period or contests its obligation to indemnify the Indemnified Party for such Losses under this Agreement, the Indemnified Party may defend, negotiate and settle the claim for the account and cost of the Indemnifying Party; provided, that the Indemnified Party will not settle the Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnified Party defends any Third Party Claim, then the Indemnifying Party shall reimburse the Indemnified Party for the reasonable expenses of defending such Third Party Claim upon submission of periodic bills. The Indemnified Party shall cooperate with the Indemnifying Party and, subject to obtaining proper assurances of confidentiality and privilege, shall make available to the Indemnifying Party all pertinent information under the control of the Indemnified Party. If the Indemnifying Party makes any payment on any Third Party Claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such Third Party Claim.

(d) After any final decision, judgment or award shall have been rendered by a Governmental Authority of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the Indemnified Party and the Indemnifying Party shall have arrived at a mutually binding agreement, in each case with respect to a Third Party Claim hereunder, the Indemnified Party shall forward to the Indemnifying Party notice of any sums due and owing by the Indemnifying Party pursuant to this Agreement with respect to such matter and the Indemnifying Party shall pay all of such remaining sums so due and owing to the Indemnified Party by wire transfer of immediately available funds within five Business Days after the date of such notice or otherwise in accordance with this Article VI.

Section 6.5 Exclusive Remedy; Survival.

(a) Except as set forth in Section 1.6 and for injunctive relief to the extent available pursuant to Section 8.13, from and after the Closing, the indemnity provided in this Article VI shall be the sole and exclusive remedy of each of the Liberty Parent Indemnified Persons and the Schlumberger Indemnified Persons with respect to any and all Actions for Losses sustained or incurred relating to, arising out of or resulting from this Agreement, including the allocation of Assumed Liabilities and Retained Liabilities, except in the case of any claim based on fraud or a Willful and Material Breach of any covenant, agreement or obligation contained in this Agreement.

(b) All representations and warranties of the Parties contained in this Agreement and all claims with respect thereto shall terminate at the Closing or upon the earlier Termination Date pursuant to Section 7.1(b), as the case may be, except that the Fundamental Representations and all claims with respect thereto shall survive forever. It is the intention of the Parties that the Termination Date set forth in this Section 6.5(b) supersede a statute of limitation applicable to such representations and warranties or claim with respect thereof other than in the case of fraud. No Indemnified Party shall be required to show reliance on any representation, warranty, certificate or other agreement in order for such Indemnified Party to be entitled to indemnification, compensation or reimbursement hereunder.

(c) The covenants and agreements of the Parties contained in this Agreement and all claims with respect thereto shall terminate at the Closing or upon the earlier termination of this Agreement pursuant to Section 7.1, as the case may be, except for those covenants and agreements contained in this Agreement that by their terms are to be performed in whole or in part after the Closing (or survive termination of this Agreement, as applicable, pursuant to Section 7.3(a)), each of which shall remain in full force and effect until fully performed; provided, however, that any obligations to indemnify and hold harmless shall not terminate with respect to any Losses as to which an Indemnified Party shall have given notice (stating the reasonable basis of the claim for indemnification) to the Indemnifying Party in accordance with Section 6.4 before such time.

ARTICLE VII

TERMINATION

Section 7.1 Termination of Agreement. This Agreement may be terminated prior to the Closing as follows:

(a) by mutual written consent of Liberty Parent or Schlumberger US, on behalf of itself and Schlumberger Canada;

(b) by either Liberty Parent or Schlumberger US, on behalf of itself and Schlumberger Canada, by giving written notice of such termination to the other Party, if the Closing shall not have occurred on or prior to the close of business on March 31, 2021 (the “Termination Date”); provided, that (i) if all of the conditions to Closing, other than the conditions set forth in Section 5.1(c), shall have been satisfied or are capable of being satisfied at such time, the Termination Date shall automatically be extended to August 31, 2021 and (ii) the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any Party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused or resulted in the failure of a condition to the consummation of the Equity Sale or the other transactions contemplated hereby;

(c) by Schlumberger US, on behalf of itself and Schlumberger Canada, if there has been a breach of any representation, warranty, covenant or agreement made by any of the Liberty Parties in this Agreement, or any such representation and warranty shall have become untrue after the date hereof, in each case such that Section 5.3(a) (Representations and Warranties of the Liberty Parties) or Section 5.3(b) (Performance of Obligations and Agreements by the Liberty Parties) would not be satisfied (“Liberty Terminable Breach”) and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) 30 days after written notice thereof is given by Schlumberger US to Liberty Parent and (ii) the Termination Date;

(d) Schlumberger US, on behalf of itself and Schlumberger Canada, upon a Change of Recommendation;

(e) by Liberty Parent if there has been a breach of any representation, warranty, covenant or agreement made by any of the Schlumberger Parties in this Agreement, or any such representation and warranty shall have become untrue after the date hereof, in each case such that Section 5.2(a) (Representations and Warranties of the Schlumberger Parties) or Section 5.2(b) (Performance of Obligations and Agreements by the Schlumberger Parties) would not be satisfied (together with Liberty Terminable Breach, “Terminable Breach”) and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) 30 days after written notice thereof is given by Liberty Parent to Schlumberger US, on behalf of itself and Schlumberger Canada, and (ii) the Termination Date;

(f) by Schlumberger US, on behalf of itself and Schlumberger Canada, if Riverstone shall have materially violated or materially breached its covenants or agreements in Articles II or III of the Stockholder Voting Agreement, and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) 30 days after written notice thereof is given by Schlumberger US to Liberty Parent and (ii) the Termination Date;

(g) by Schlumberger US, on behalf of itself and Schlumberger Canada, if Liberty Parent or any of the directors or executive officers of Liberty Parent or its Subsidiaries shall have breached its obligations under Section 4.7 (No Solicitation) in any material respect; provided, that Schlumberger US may not terminate this Agreement pursuant to this Section 7.1 after Liberty Parent Stockholder Approval has been obtained; or

(h) by either Liberty Parent or by Schlumberger US, on behalf of itself and Schlumberger Canada, if the Liberty Parent Stockholder Approval shall not have been obtained upon a vote held at a duly held Liberty Parent Stockholders Meeting, or at any adjournment or postponement thereof.

Section 7.2 Procedure Upon Termination. In the event of termination by Liberty Parent, Schlumberger US or Schlumberger Canada, or any of them, pursuant to Section 7.1, written notice thereof shall forthwith be given to the other Party, and this Agreement shall terminate, and the Pre-Closing Restructuring shall be abandoned, without further action by any of the Liberty Parties or Schlumberger Parties.

Section 7.3 Effect of Termination.

(a) In the event that this Agreement is terminated in accordance with Sections 7.1 and 7.2 and except as expressly provided in Section 7.3(b) and Section 4.1(a)(i), then each of the Parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the other Parties, and each Transaction Document shall be deemed null and void ab initio; provided, that the obligations of the Parties set forth in this Section 7.3, Section 4.1(a)(i) (Indemnification for Investigatory Process), Section 4.11 (Confidentiality), Section 4.13 (Publicity) and Article VIII (Miscellaneous) hereof shall survive any such termination and shall be enforceable hereunder; provided, further, that notwithstanding anything to the contrary herein, no such termination shall relieve any Party from liability for any damages for a Willful and Material Breach of this Agreement or intentional fraud.

(b) In the event that this Agreement is terminated in accordance with Section 7.2 (Procedure Upon Termination) pursuant to Section 7.1(d) (Change of Recommendation), then Liberty Parent shall pay Schlumberger US (or its designee) an amount of cash equal to $21,852,000 (the “Schlumberger Termination Fee”) by wire transfer of immediately available funds to an account designated by Schlumberger US. The Schlumberger Termination Fee shall be paid no later than three Business Days after Schlumberger US delivers notice of termination of this Agreement to Liberty Parent.

(c) The Parties agree that the monetary remedies set forth in this Section 7.3 and specific performance remedies set forth in Section 8.13 shall be the sole and exclusive remedies of (i) each Schlumberger Party against one or more Liberty Parties and any of their respective former, current or future directors, officers, shareholders, Representatives or Affiliates for any loss suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated except in the case of intentional fraud or a Willful and Material Breach of any covenant, agreement or obligation (in which case only the Liberty Parties shall be jointly and severally liable for damages for such intentional fraud or Willful and Material Breach), and upon payment of such amount, none of the Liberty Parties or any of their respective former, current or future directors, officers, shareholders, Representatives or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement, except for the liability of the Liberty Parties in the case of intentional fraud or a Willful and Material Breach of any covenant, agreement or obligation; and (ii) each Liberty Party against one or more Schlumberger Parties and any of their respective former, current or future directors, officers, shareholders, Representatives or Affiliates for any loss suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated except in the case of intentional fraud or a Willful and Material Breach of any covenant, agreement or obligation (in which case only the Schlumberger Parties shall be jointly and severally liable for damages for such intentional fraud or Willful and Material Breach), and upon payment of such amount, none of the Schlumberger Parties or any of their respective former, current or future directors, officers, shareholders, Representatives or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement, except for the liability of Schlumberger Parties in the case of intentional fraud or a Willful and Material Breach of any covenant, agreement or obligation.

(d) The Parties agree that the agreements contained in Section 7.3(b) are an integral part of the transactions contemplated by this Agreement and the other Transaction Documents, and that, without these agreements, the Parties would not enter into this Agreement. If Liberty Parent fails to promptly pay the Schlumberger Termination Fee when due in accordance with Section 7.3(b), interest shall accrue on such amount from the date such payment was required to be paid pursuant to the terms of this Agreement until the date of payment at the rate of 8% per annum. If, in order to obtain payment of the Schlumberger Termination Fee, Schlumberger US or any of its Affiliates commences an Action that results in judgment for Schlumberger US or such Affiliate for the amount of the Schlumberger Termination Fee, Liberty Parent shall pay Schlumberger US or such Affiliate its reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such Action. If, in order to obtain payment for any damages for any loss suffered as a result of intentional fraud or a Willful and Material Breach of any covenant, agreement or obligation by a Party, another Party or any of its Affiliates commences an Action that results in judgment for such Party or such Affiliate for the amount of such damages, Schlumberger US (in the case intentional fraud or a Willful and Material Breach of any covenant, agreement or obligation by a Schlumberger Party), or Liberty Parent (in the case intentional fraud or a Willful and Material Breach of any covenant, agreement or obligation by a Liberty Party), as applicable, shall pay such Party or such Affiliate its reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such Action.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Notices. All notices, requests and other communications to any Party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person; (b) if transmitted by electronic mail (“e-mail”) (but only if confirmation of receipt of such e-mail is requested and received; provided, that each notice Party shall use reasonable best efforts to confirm receipt of any such email correspondence promptly upon receipt of such request); or (c) if transmitted by national overnight courier, in each case as addressed as follows:

If to any Schlumberger Party:

Schlumberger Technology Corporation

3600 Briarpark Drive

Houston, TX 77042

Attention:         General Counsel

E-mail:             slaureles@slb.com

with a required copy to (which copy shall not constitute notice):

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, Texas 77002

Attention:         Sean T. Wheeler, P.C.

                          Kim Hicks, P.C.

E-mail:             sean.wheeler@kirkland.com

                          kim.hicks@kirkland.com

Schlumberger Limited

5599 San Felipe

Houston, Texas 77056

Attention: Director of Corporate Legal Affairs

E-mail:              slaureles@slb.com

If to any Liberty Party:

Liberty Oilfield Services Inc.

950 17th Street, Suite 2400

Denver, Colorado 80202

Attention:         General Counsel

E-mail: Sean.Elliott@libertyfrac.com

with a required copy to (which copy shall not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

Attention:         David P. Oelman

                          Stephen M. Gill

E-mail:             doelman@velaw.com

                          sgill@velaw.com

Section 8.2 Amendment; Waiver.

(a) This Agreement may be amended by the Parties at any time before or after approval of the matters presented to Liberty Parent’s stockholders in connection with obtaining the Liberty Parent Stockholder Approval, but, after any such approval, no amendment shall be made that by law requires further approval by such stockholders without such further approval. This Agreement shall not be amended or modified except by written instrument duly executed by each of the Parties.

(b) No waiver of any term or provision of this Agreement shall be effective unless in writing, signed by the Party against whom enforcement of the same is sought. The grant of a waiver in one instance does not constitute a continuing waiver in any other instances. No failure by any Party to exercise, and no delay by any Party in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof.

Section 8.3 Counterparts; Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Each Party acknowledges that it and the other Parties may execute this Agreement by facsimile or pdf signature. Each Party expressly adopts and confirms each such facsimile or pdf signature made in its respective name as if it were a manual signature, agrees that it will not assert that any such signature is not adequate to bind such Party to the same extent as if it were signed manually, and agrees that at the reasonable request of the other Parties at any time it will as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

Section 8.4 Assignment and Binding Effect. No Party may assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other Parties, and any such attempted assignment, delegation or transfer shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors, permitted transferees and permitted assigns.

Section 8.5 Entire Agreement. This Agreement, the other Transaction Documents, the Confidentiality Agreement and the schedules and exhibits hereto and thereto constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all previous agreements, negotiations, discussions, understandings, writings, commitments and conversations between the Parties with respect to such subject matter. No agreements or understandings exist among the Parties other than those set forth or referred to herein or therein.

Section 8.6 Severability. If any provision of this Agreement or any other Transaction Document or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties. In the event the Parties are not able to agree, such provision shall be construed by limiting and reducing it so that such provision is valid, legal, and fully enforceable while preserving to the greatest extent permissible the original intent of the Parties; the remaining terms and conditions of this Agreement or any other Transaction Document shall not be affected by such alteration.

Section 8.7 Headings. The heading references herein and the table of contents hereof are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof.

Section 8.8 No Third Party Beneficiaries. The provisions of this Agreement and the other Transaction Documents are solely for the benefit of the Parties and their respective successors and permitted assigns and are not intended to confer upon any Person, except the Parties and their respective successors and permitted assigns, any rights or remedies hereunder. There are no third party beneficiaries of this Agreement or the other Transaction Documents, and this Agreement and the other Transaction Documents shall not provide any third party with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Section 8.9 Governing Law; Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

(b) EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, RELATING TO OR RESULTING FROM THIS AGREEMENT, ANY TRANSACTION DOCUMENT, AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.9.

(c) THE PARTIES HEREBY AGREE THAT ANY SUIT, ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER RELATING TO, ARISING OUT OF OR RESULTING FROM OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR IF SUCH COURT DOES NOT HAVE JURISDICTION, IN ANY FEDERAL COURT WITHIN THE STATE OF DELAWARE ONLY, AND THAT ANY CAUSE OF ACTION RELATING TO, ARISING OUT OF OR

RESULTING FROM THIS AGREEMENT SHALL BE DEEMED TO HAVE ARISEN FROM A TRANSACTION OF BUSINESS IN THE STATE OF DELAWARE. EACH OF THE PARTIES HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH SUIT, ACTION OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH SUIT, ACTION OR PROCEEDING THAT IS BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES AGREES THAT A JUDGMENT IN ANY SUCH ACTION MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(d) Each of the Parties hereby consents to process being served by any party to this Agreement in any suit, Action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 8.1.

Section 8.10 Expenses. Except as otherwise expressly provided in the Transaction Documents, each Party shall bear its own costs and expenses in connection with the preparation, negotiation and execution, amendment or modification of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby; provided, however, that any filing fees paid to any Governmental Authority with respect to the transactions contemplated hereby pursuant to the HSR Act and the Competition Act shall be shared equally between Schlumberger US and Schlumberger Canada, on the one hand, and US Buyer, Canadian Buyer and Liberty Parent, on the other hand.

Section 8.11 Limited Liability. Notwithstanding any other provision of this Agreement, no Person who is a stockholder or Representative of Liberty Parent, US Buyer, Canadian Buyer, Schlumberger Parent, Schlumberger US, Schlumberger Canada or any of their respective Affiliates, in his or her capacity as such, shall have any liability in respect of or relating to the covenants or obligations of such Party under this Agreement and, to the fullest extent legally permissible, each of Liberty Parent, US Buyer, Canadian Buyer, Schlumberger Parent, Schlumberger US and Schlumberger Canada, for itself and its respective stockholders, Affiliates and Representatives waives and agrees not to seek to assert or enforce any such liability that any such Person might otherwise have pursuant to Applicable Law; provided, however, that nothing in this Section 8.11 shall limit any liability of the Parties for breaches of the terms and conditions of this Agreement.

Section 8.12 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement may only be brought against, the Parties and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, manager, officer, employee, incorporator, member, partner, equity holder, Affiliate, agent, attorney, advisor, consultant or Representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of Liberty Parent, US Buyer, Canadian Buyer, Schlumberger US or Schlumberger Canada under this Agreement (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated by this Agreement.

Section 8.13 Injunctive Relief. The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the Parties. Prior to the termination of this Agreement pursuant to Section 7.1, it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 8.13, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at Applicable Law or in equity. Each Party accordingly agrees (a) the non-breaching Party will be entitled to injunctive and other equitable relief, without proof of actual damages; and (b) the alleged breaching Party will not raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement and will not plead in defense thereto that there are adequate remedies under Applicable Law, all in accordance with the terms of this Section 8.13. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.13, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. If prior to the Termination Date, any Party brings an action to enforce specifically the performance of the terms and provisions hereof by any other Party, the Termination Date shall automatically be extended by such other time period established by the court presiding over such action.

Section 8.14 Other Definitional and Interpretive Matters. For all purposes of this Agreement, except as otherwise expressly provided:

(a) Words importing the singular number or plural number include the plural number and singular number respectively;

(b) Words importing the masculine gender include the feminine and neuter genders and vice versa;

(c) All references to a given agreement, instrument or other document are references to that agreement, instrument or other document as modified, amended, supplemented and restated from time to time (but only if such modification, amendment, supplement or restatement is permitted pursuant hereto or pursuant to such agreement, instrument or other document);

(d) Any reference to a statute includes, and is deemed to be, a reference to such statute and to the rules, regulations, ordinances, interpretations, policies and guidance made pursuant thereto, and all amendments made to such statute and other such implementing provisions and enforced from time to time, and to any statute or other implementing provisions subsequently passed or adopted having the effect of supplementing or replacing such statute or such other implementing provisions;

(e) References herein to “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation;”

(f) References herein to “$,” “USD” or “dollars” means lawful currency of the United States of America;

(g) Reference in this Agreement to “herein,” “hereby,” “hereof” or “hereunder,” or any similar formulation, will be deemed to refer to this Agreement;

(h) Unless otherwise indicated, all references to time of day refer to Central Standard Time or Central Daylight Savings Time, as in effect in Houston, Texas on such day. For purposes of the computation of a period of time under this Agreement, (i) the word “from” means “from and including” and the words “to” and “until” each means “to but excluding” and (ii) (A) the day of the act, event or default from which the designated period of time begins to run will be included, unless such period of time is denominated in Business Days and the day of the act, event or default is not a Business Day, in which event the period will begin on the next day that is a Business Day, and (B) the last day of the period so computed will not be included;

(i) Subject to any applicable restrictions on assignment or other transfer in a Transaction Document, any references to a Person in such Transaction Document shall be deemed to be references to such Person’s successors, permitted transferees and permitted assigns from and after the effective date of the relevant succession, transfer or assignment;

(j) The use of the term “shall,” “will” or “must” indicates a mandatory action and the use of the term “may” indicates a permissive action;

(k) In the event of any conflict between the general terms and conditions of this Agreement and the specific terms and conditions which have been mutually agreed to by the Parties in a Transaction Document, the terms and conditions contained in the Transaction Document shall prevail;

(l) The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement

(m) References to “Knowledge of Schlumberger,” “Schlumberger’s Knowledge,” “Knowledge of Liberty” or “Liberty’s Knowledge” mean the “Knowledge of the Schlumberger Parties” or the “Knowledge of the Liberty Parties,” as applicable; and

(n) References to “made available” means, with respect to any document, that such document was (i) in the electronic data room relating to the transactions contemplated by this Agreement maintained by the Schlumberger Parties or Liberty Parties, as applicable, prior to the execution of this Agreement or (ii) included in the Schlumberger Reports or Liberty Reports, as applicable, prior to the execution of this Agreement.

ARTICLE IX

DEFINITIONS

Section 9.1 Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 9.1:

“A&R Stockholders Agreement” means that certain Amended and Restated Stockholders Agreement to be entered into as of the Closing by and among Schlumberger US, Schlumberger Canada, Liberty Parent, R/C IV Liberty Holdings, L.P. and R/C Energy IV Direct Partnership, L.P., in substantially the form attached hereto as Exhibit A.

“Action” means any demand, charge, claim, action, suit, counter suit, hearing, arbitration, inquiry, proceeding, audit, review, complaint, litigation or investigation of any nature, whether administrative, civil, criminal, regulatory or otherwise, by or before any Person, including any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

“Affiliate” means, with respect to any Person, another Person directly or indirectly controlling, controlled by, or under common control with that Person; provided, that, for the avoidance of doubt, from and after the Closing, Schlumberger US, Schlumberger Canada and their respective Affiliates shall not be deemed to be Affiliates of US Buyer, Canadian Buyer, Liberty Parent or any of their respective Subsidiaries (including the Target Companies).

“Agreement” has the meaning set forth in Preamble.

“Alliance Agreement” means that certain Alliance Agreement to be entered into by and among Schlumberger US, Schlumberger Canada and Liberty Parent as of the Closing containing terms and conditions consistent with the principles described on Section 9.1(a) of the Schlumberger Disclosure Letter.

“Alternative Acquisition Agreement” has the meaning set forth in Section 4.7(d)(iv).

“Antitrust Laws” means the HSR Act, the Clayton Antitrust Act, as amended, the Sherman Antitrust Act, as amended, the Federal Trade Commission Act, as amended, the Competition Act, as amended, and any other antitrust, unfair competition, merger or acquisition notification, or merger or acquisition control law under any applicable jurisdictions, whether federal, state, local, or foreign.

“Applicable Date” has the meaning set forth in Section 3.2(g)(i).

“Applicable Law” means any applicable federal, state, local, municipal or non-U.S. law, statute, provincial, territorial, rule, regulation, ordinance, code, directive, Order, decree, direction or demand, authorization or treaty issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (or under the authority of the NYSE) and any relevant final administrative or judicial precedent interpreting or applying the foregoing.

“Appointed Big 4 Firm” has the meaning set forth in Section 2.6.

“Assumed Liabilities” means the US Assumed Liabilities and the Canadian Assumed Liabilities.

“Automatically Included Schlumberger Material Contracts” has the meaning set forth in Section 4.24.

“Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), and any retirement, pension, savings, health, welfare, post-termination or retiree health or welfare, employment, individual consulting, change in control, retention, severance, equity or equity based, profit sharing, deferred compensation, bonus, incentive, paid time off, fringe or other benefit or compensation plan, policy, program, practice, Contract, agreement or arrangement, in each case, other than any of the foregoing sponsored or maintained by a Governmental Authority.

“Business” means the assets and Liabilities, including the Transferred Assets and the Assumed Liabilities, that constitute Schlumberger US’s and Schlumberger Canada’s (or, from and after the Restructuring Closing, the Target Companies’) business of providing hydraulic fracturing pumping services in onshore United States and Canada, including (a) the provision of pressure pumping and pump down perforating services and (b) the Permian Sand Mining Business. For the avoidance of doubt, in no event shall the definition of Business include cementing; acidizing; sand control; gravel packing; manufacturing and sale of chemicals (including individual chemical compounds, polymers, compositions or mixtures of a plurality of compounds and/or polymers, or formulated treatment fluids or its components) used in hydraulic fracturing, and equipment and parts used in or necessary for such manufacturing; frac plugs; perforating guns; charges; toe initiation valves and other multistage completion products; engineering, advisory and consulting services on hydraulic services design; reservoir studies; full field reviews; and related types of miscellaneous pressure pumping services, and coiled-tubing related services.

“Business Contracts” means all Contracts to which a Schlumberger Party or any of its Affiliates is a party or otherwise bound and that are primarily used in connection with the Business or by which the Transferred Assets may be bound or affected, including for the avoidance of doubt the Contracts set forth on Section 9.1(b) of the Schlumberger Disclosure Letter.

“Business Day” means any day other than a Saturday, a Sunday, a legal holiday in Calgary, Alberta, Houston, Texas, or any other day on which commercial banks in either such location are authorized by Applicable Law to close.

“Business Employees” means all individuals, as of the date of this Agreement, who are employed by Schlumberger US, Schlumberger Canada or one of their respective Affiliates primarily in connection with the US Business or the Canadian Business, as applicable.

“Business Permits” means all Permits held by a Schlumberger Party or any of its Affiliates that are primarily related to the ownership and operation of the US Business or the Canadian Business as conducted as of the date of this Agreement.

“Canadian Assumed Liabilities” has the meaning set forth in Section 1.5(a).

“Canadian Business” means the portion of the Business conducted in Canada through the ownership and operation of the Canadian Transferred Assets, other than any Retained Assets.

“Canadian Buyer” has the meaning set forth in the Preamble.

“Canadian Buyer Note” means the unsecured, non-interest bearing demand promissory note, in a form to be agreed upon between Schlumberger Canada and Canadian Buyer, to be issued by Canadian Buyer to Schlumberger Canada as consideration for the Canadian Equity Sale, the principal amount of which shall equal the fair market value of a number of shares of Liberty Parent Class A Common Stock equal to the Schlumberger Canada Consideration, based on the trading price of such shares as of the end of the day on the Closing Date, and which shall be payable, in the sole discretion of Canadian Buyer, in either cash or the number of shares of Liberty Parent Class A Common Stock equal to the Schlumberger Canada Consideration; provided, however, that the option to pay in cash shall terminate upon Schlumberger Canada’s assignment of the Canadian Buyer Note to another party (which assignment may not occur sooner than one hour after the close of trading on the NYSE on the Closing Date)

“Canadian Equity Sale” has the meaning set forth in the Recitals.

“Canadian Final Working Capital” has the meaning set forth in the Canadian Restructuring Contribution Agreement.

“Canadian Intended Tax Treatment” has the meaning set forth in Section 4.14(a)(ii).

“Canadian Restructuring Contribution Agreement” means that certain Contribution Agreement entered into simultaneously with the execution of this Agreement by and between Schlumberger Canada and Schlumberger Canada Target and providing for the portion of the Pre-Closing Restructuring related to the Canadian Business and the Canadian Transferred Assets, in substantially in the form attached hereto as Exhibit B.

“Canadian Transferred Assets” has the meaning set forth in Section 1.4(a).

“Change of Recommendation” has the meaning set forth in Section 4.7(d)(vii).

“Closing” has the meaning set forth in Section 2.3.

“Closing Date” has the meaning set forth in Section 2.3.

“CoC Non-Compete Termination” has the meaning set forth in Section 4.8(b).

“Code” means the United States Internal Revenue Code of 1986.

“Commissioner” means the Commissioner of Competition appointed under subsection 7(1) of the Competition Act.

“Competing Proposal” means any bona fide Contract, proposal, offer, or indication of interest (whether or not in writing) relating to any transaction or series of related transactions (other than transactions with any of the Schlumberger Parties) involving: (a) any direct or indirect acquisition (by asset purchase, stock purchase, merger, or otherwise) by any Person or “group” (as defined in Section 13(d) of the Exchange Act) of any business or assets of Liberty Parent or any of its Subsidiaries (including capital stock of or ownership interest in any Subsidiary) where the fair market value of the assets so acquired would represent more than 25% of the fair market value of all the assets of Liberty Parent and its Subsidiaries, taken as a whole, immediately prior to such transaction, or any license, exchange, transfer, disposition, lease or long-term supply agreement having a similar economic effect; (b) any direct or indirect acquisition of beneficial ownership by any Person or group of 25% or more of the outstanding shares of Liberty Parent Common Stock or any tender or exchange offer that if consummated would result in any Person or group beneficially owning 25% or more of the outstanding shares of Liberty Parent Common Stock; (c) any merger, consolidation, share exchange, share issuance, business combination, recapitalization, liquidation, dissolution or similar transaction involving Liberty Parent that is structured to permit any Person or group to acquire beneficial ownership of 25% or more of Liberty Parent’s and its Subsidiaries’ assets or Equity Interests, including 25% or more of the outstanding Equity Interests of any surviving entity or resulting direct or indirect parent of Liberty Parent; or (d) any combination of the foregoing.

“Competition Act” means the Competition Act (Canada) and the regulations promulgated thereunder.

“Competition Act Clearance” means, with respect to the transactions contemplated by the Agreement, that (i) the Commissioner shall have issued (and not rescinded or amended) to the purchaser an advance ruling certificate under subsection 102(1) of the Competition Act, or (ii) (a) the waiting period under Section 123 of the Competition Act shall have expired or been terminated or the notification requirement shall have been waived pursuant to Section 113(c) of the Competition Act, and, unless such requirement is waived in writing by the purchaser, (b) the Commissioner shall have issued (and not rescinded or amended) to the purchaser a No Action Letter on terms satisfactory to the purchaser.

“Competitive Activities” means engaging in any business or enterprise that is competitive with the Transferred Business as it was conducted immediately prior to the date of this Agreement.

“Completions Supply Agreement” means that certain Completions Supply Agreement to be entered into by and among the Schlumberger US, Schlumberger Canada and Liberty Parent as of the Closing containing terms and conditions consistent with the principles described on Section 9.1(a) of the Schlumberger Disclosure Letter.

“Confidential Information” has the meaning set forth in Section 4.11(b).

“Confidentiality Agreement” has the meaning set forth in Section 4.11(a).

“Consents” means any consents, waivers, approvals or notification requirements.

“Consolidated Group” means any affiliated, combined, consolidated, unitary or similar group with respect to any Taxes, including any affiliated group within the meaning of Section 1504 of the Code electing to file consolidated federal income Tax Returns and any similar group under state or local or non-U.S. law.

“Contract” means any agreement, arrangement, lease, license, contract, purchase order, commitment, note, bond, mortgage, indenture or other instrument or obligation, in each case whether written or oral.

“control” (and its correlative meanings “controlling” and “controlled”) means the possession, direct or indirect, or the power to direct or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conveyance” has the meaning set forth in Section 1.7(a). Variants of this term, such as “Convey,” will have correlative meanings.

“Corporate Documents” means, with respect to any entity, such entity’s articles or certificate of incorporation, bylaws, memorandum and articles of association, limited liability company agreement or partnership agreement, as applicable, and any other organizational documents of such entity.

“De Minimis Amount” has the meaning set forth in Section 6.3(b)(i).

“Deductible” has the meaning set forth in Section 6.3(b)(ii).

“Documents” means all files, documents, instruments, papers, books, reports, records, tapes, photographs, letters, budgets, forecasts, ledgers, journals, title policies, customer lists, regulatory filings, operating data and plans, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc.), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), marketing documentation (sales brochures, flyers, pamphlets, web pages, etc.), Tax Returns and other Tax records, and other similar materials in each case whether or not in electronic form.

“Draft Allocation Schedule” has the meaning set forth in Section 2.6.

“Employee Matters Agreement” means that certain Employee Matters Agreement to be entered into by and among Schlumberger US, Schlumberger Canada and Liberty Parent as of the Closing containing terms and conditions consistent with the term sheet attached hereto as Exhibit C.

“Environmental Law” means any applicable federal, state, local or foreign statute, law, rule (including fundamental principles of common law), regulation, ordinance, code, judgment, settlement, order, or other legally enforceable approval, directive or requirement of any Governmental Authority relating to (a) pollution, (b) protection of the environment (including natural resources), human health or public or worker safety (to the extent such health or safety relate to exposure to Hazardous Substances), (c) the presence, Release or threatened Release of, or exposure to, Hazardous Substances, or (d) otherwise relating to the processing, use, treatment, storage, handling, transport or disposal, or arrangement for transport or disposal of Hazardous Substances.

“Environmental Liabilities” means all Liabilities relating to, arising out of, resulting from or under (a) any Environmental Law or Environmental Permit, (b) any Contract, Order or Legal Proceeding relating to environmental, health or safety matters to the extent arising under Environmental Laws (and in the case of health or safety, to the extent relating to exposure to Hazardous Substances), (c) any Remedial Action, or (d) any presence, Release or threatened Release of, or exposure to, any Hazardous Substances, and, in each case of (a) through (b), all costs and expenses, interest, fines, penalties or other monetary sanctions in connection therewith.

“Environmental Permit” means any permit, license, registration, consent, certification, exemption, variance, approval or other authorization issued under or pursuant to Environmental Laws.

“Equipment” means all equipment and vehicles owned or primarily used by Schlumberger US or its Affiliates or Schlumberger Canada or its Affiliates in the US Business or the Canadian Business, as applicable, including mobile pressure pumping equipment, trucks, trailers, pressure control equipment and gun loading equipment, including for the avoidance of doubt the Equipment set forth on Section 9.1(c) of the Schlumberger Disclosure Letter.

“Equity Assignment Agreement” means that certain Equity Assignment Agreement to be entered into by and among Schlumberger US, US Buyer, Schlumberger Canada and Canadian Buyer as of the Closing, in substantially the form attached hereto as Exhibit D, evidencing (a) Schlumberger US’s assignment and transfer to US Buyer of the Target US Interests and (b) Schlumberger Canada’s assignment and transfer to Canadian Buyer of the Target Canadian Interests.

“Equity Interest” means (a) the equity ownership rights in a business entity, whether a corporation, company, joint stock company, limited liability company, general or limited partnership, joint venture, bank, association, trust, trust company, land trust, business trust, sole proprietorship, or other business entity or organization, and whether in the form of capital stock, ownership unit, limited liability company interest, limited or general partnership interest, or any other form of ownership, and (b) all Equity Interest Equivalents.

“Equity Interest Equivalents” means all rights, warrants, options, convertible securities or Indebtedness, exchangeable securities or other instruments, or other rights that are outstanding and exercisable for or convertible or exchangeable into, directly or indirectly, any Equity Interest described in clause (a) of the definition thereof at the time of issuance or upon the passage of time or occurrence of some future event.

“Equity Sale” has the meaning set forth in the Recitals.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with any entity as a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“Excise Tax Act” means the Excise Tax Act (Canada).

“Exchange Act” means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations promulgated thereunder, all as amended, and as the same may be in effect from time to time.

“Excluded Business Contracts” means the Contracts related to the Business that (i) are listed on Section 9.1(d) of the Schlumberger Disclosure Letter, (ii) are Shared Contracts or (iii) are (A) Solar Material Contracts not listed on Schedule 3.1(l) of the Solar Disclosure Schedule Letter as of Closing and (B) are not Automatically Included Solar Material Contracts.

“Excluded Intellectual Property” means all Intellectual Property held by any Schlumberger Party or any of its Affiliates that is not Transferred Intellectual Property, including all Intellectual Property used in connection with the Business that is set forth on Section 9.1(e) of the Schlumberger Disclosure Letter.

“Excluded Permits” means the Permits related to the Business and listed on Section 9.1(f) of the Schlumberger Disclosure Letter.

“Existing Stockholders Agreement” means that certain Stockholders Agreement, dated as of January 17, 2018, by and among Liberty Parent, R/C IV Liberty Oilfield Services Holdings, L.P., R/C Energy IV Direct Partnership, L.P., Laurel Road, LLC, Laurel Road II, LLC, Concentric Equity Partners II, L.P., BRP Liberty, LLC, Bay Resource Partners, L.P., Bay II Resource Partners, L.P., Thomas E. Claugus, GMT Exploration, LLC and SH Ventures LOS, LLC, as amended, restated, modified, waived or otherwise supplemented from time to time.

“Final Allocation Schedule” has the meaning set forth in Section 2.6.

“Financially Efficient” means, with respect to a proposal by Liberty for Schlumberger US, Schlumberger Canada or any of their Affiliates to provide hydraulic fracturing services and related equipment, materials, supplies, employees and services in connection with a Schlumberger Integrated Project, that such proposal reflects arm’s length market rates for similar hydraulic fracturing services and related equipment, materials, supplies, employees and services in the United States or Canada, as applicable, in which the Schlumberger Integrated Project is located, based upon the specifications, service level requirements, standards, procedures, quality, performance, delivery times and reliability required by Schlumberger US, Schlumberger Canada or any of their Affiliates with respect to the Schlumberger Integrated Project.

“Fluid End Manufacturing Agreement” means that certain Fluid End Manufacturing Agreement to be entered into by and among Schlumberger US, Schlumberger Canada and Liberty Parent as of the Closing containing terms and conditions consistent with the principles described on Section 9.1(a) of the Schlumberger Disclosure Letter.

“Fundamental Representations” means the Liberty Parent Fundamental Representations and the Schlumberger Fundamental Representations.

“Furniture” means all furniture, fixtures, furnishings, leasehold improvements, and other tangible personal property owned or used by Schlumberger US or Schlumberger Canada, located on the Leased Sites or the Owned Sites, including artwork, desks, chairs, tables, computer and computer-related hardware such as computers, file servers, facsimile servers, scanners, color printers, laser printers and networks, copiers, telephone lines and numbers, telecopy machines and other telecommunication equipment, cubicles and miscellaneous office furnishings and supplies, in each case that are primarily used in connection with the operation or conduct of the Business.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any foreign or domestic federal, regional, provincial, state, local, municipal or other governmental or quasi-governmental authority or self-regulatory organization of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers) or exercising, or entitled to exercise, any administrative, executive, judicial, legislative, enforcement, regulatory or Tax Authority or power.

“Green Tagged” means Pumps and Pump Ancillary Equipment that are fully assembled, operational and ready to deploy or actually deployed for customer field work at the standards consistent with the Schlumberger Parties’ and their Subsidiaries’ past practices from January 1, 2019 until February 29, 2020. For the avoidance of doubt, each Pump or item of Pump Ancillary Equipment that is operational at a customer site as of the Closing will be deemed to be Green Tagged for all purposes of this Agreement.

“GST/HST” means all goods and services Taxes, harmonized sales Taxes and any other similar Taxes imposed under Part IX of the Excise Tax Act or any other statute in any jurisdiction of Canada.

“Hazardous Substance” means any substance, whether by its nature or its use, that is regulated or as to which Liability or standards of conduct may arise or be imposed under or pursuant to any Environmental Law including any: (a) chemical, substance, material or waste defined, listed, designated or classified or designated as or included in the definition of “hazardous substance,” “hazardous material,” “hazardous waste,” “restricted hazardous waste,” “extremely hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant,” or words of similar meaning or import found in any Environmental Law, (b) petroleum hydrocarbons, petrochemical or petroleum products, petroleum substances, oil and natural gas exploration and production wastes, natural gas, condensate, crude oil, or any components, fractions or derivatives thereof; and (c) asbestos or asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon.

“Hire Date” means the date on or after the Closing Date that a Transferred Employee first assumes employment (or, in the case of an individual independent contractor, first commences his or her engagement) with Liberty Parent or any of its Subsidiaries.

“HSR Act” has the meaning set forth in Section 3.1(e).

“IE Notice” has the meaning set forth in Section 4.7(e)(iv)(B).

“IE Notice Period” has the meaning set forth in Section 4.7(e)(iv)(C).

“Indebtedness” of any Person means, without duplication, (a) the principal of and, accreted value and accrued and unpaid interest in respect of (i) all Liabilities of such Person for money borrowed, whether current or funded, secured or unsecured, and (ii) all Liabilities evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (b) all Liabilities of such Person in respect of mandatorily redeemable or purchasable capital stock or securities convertible into capital stock; (c) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current Liabilities); (d) all Liabilities for the reimbursement of any obligor under any drawn letter of credit or performance bond that is subject to an actual demand, or other similar agreement or credit transaction securing obligations of a type described in clauses (a) through (c) above to the extent of the obligation secured; (e) all obligations of the type referred to in clauses (a) through (d) of any Persons the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise; and (f) all obligations of the type referred to in clauses (a) through (d) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

“Indemnification Notice Period” has the meaning set forth in Section 6.4(c).

“Indemnified Party” has the meaning set forth in Section 6.4(a).

“Indemnifying Party” has the meaning set forth in Section 6.4(b).

“Integrated Project Management” means any project or work that is managed by any Person other than the resource holder that involves the integration of multiple services (which includes but is not limited to, site construction, well design, drilling program design, measurement services, completion, workover, flow enhancement, drilling services) on oil or gas wells.

“Integrated Services” means the provision of an integrated set of oilfield services by Schlumberger US or Schlumberger Canada (or their respective Affiliates) involving services provided by both of the Retained Business and the Business to a customer.

“Intellectual Property” means all intellectual property, industrial or other proprietary rights in any jurisdiction in the world, including: (a) all patents and utility models of any kind, patent applications, including provisional applications, and invention disclosures, and all related continuations, continuation-in-part, divisions, reissues, re-examinations, substitutions, and extensions thereof; (b) all trademarks, service marks, trade names, service names, brand names, trade dress, logos, Internet domain names, uniform resource locators, and corporate names, in each case whether or not Registered, and together with the common law rights and goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof (collectively, “Marks”); (c) copyrights in and to published and unpublished works of authorship, in each case whether or not Registered or sought to be Registered, together with all common law rights and moral rights therein, and any applications and registrations therefor, including extensions, renewals, restorations, derivatives, and reversions; (d) rights in trade secrets and other legally recognized rights in and to Confidential Information, proprietary information, inventions, discoveries, and know-how; (e) mask work rights; and (f) intellectual property, industrial or other proprietary rights in Technology.

“Intellectual Property License Agreement” means that certain Intellectual Property License Agreement to be entered into by and among Schlumberger US, Schlumberger Canada, and Liberty Parent as of the Closing in substantially the form attached hereto as Exhibit E.

“Intervening Event” means any material development, event, effect, fact, change, circumstance, condition or occurrence that (a) occurs or arises after the date of this Agreement and (b) was not known to or reasonably foreseeable by the Liberty Parent Board as of the date of this Agreement (or if known, the magnitude or material consequences of which were not known by the Liberty Parent Board as of the date of this Agreement); provided, that, in no event shall a Competing Proposal or a Superior Proposal be an Intervening Event.

“IRS” means the U.S. Internal Revenue Service.

“Kermit Mine Assets” has the meaning set forth in the US Restructuring Contribution Agreement.

“Knowledge” means, (a) with respect to Schlumberger, the actual knowledge, after due and appropriate inquiry, of those Persons identified on Section 9.1(g) of the Schlumberger Disclosure Letter, and (b) with respect to Liberty, the actual knowledge, after due and appropriate inquiry, of those Persons identified on Section 9.1(h) of the Liberty Disclosure Letter.

“Leased Sites” has the meaning set forth in Section 3.1(j)(i)(A).

“Leasing End Date” has the meaning set forth in the Employee Matters Agreement.

“Legal Proceeding” means any judicial, administrative or arbitral action, suit, proceeding (public or private) or investigation by or before a Governmental Authority.

“Liability” means, with respect to any Person, any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exoneration covenants, Contracts, controversies, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities and requirements, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, joint or several, whenever arising, and including those arising under any Applicable Law, Legal Proceeding, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys’ fees and any and all costs and expenses, whatsoever reasonably incurred in investigating, preparing or defending against any such Legal Proceedings, Actions or threatened or contemplated Legal Proceedings or Actions) or Order of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any Contract, in each case, whether or not recorded or reflected or otherwise disclosed or required to be recorded or reflected or otherwise disclosed, on the books and records or financial statements of any Person.

“Liberty 401(k) Plan” has the meaning set forth in Section 4.19(e).

“Liberty Benefit Plans” means any Benefit Plan sponsored, maintained, contributed to (or required to be contributed to) by Liberty or any of its Subsidiaries or under or with respect to which Liberty or any of its Subsidiaries has any Liability.

“Liberty Board Recommendation” has the meaning set forth in Section 3.2(b).

“Liberty Change of Control” means the occurrence of any of the following events after the Closing Date:

(a) any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (excluding a corporation or other entity owned, directly or indirectly, by the stockholders of Liberty Parent in substantially the same proportions as their ownership of stock of Liberty Parent), is or becomes the beneficial owner, directly or indirectly, of securities of Liberty Parent, US Buyer or Canadian Buyer representing more than 50% of the combined voting power of Liberty Parent’s then outstanding voting securities (excluding any Person (or an Affiliate thereof) or any group of Persons (or any Affiliate of any member of such group)) (x) who, as of January 17, 2018, was the beneficial owner, directly or indirectly, of securities of Liberty Parent representing more than 50% of the combined voting power of Liberty Parent’s then outstanding voting securities or more than 50% of the outstanding equity securities of US Buyer or Canadian Buyer or (y) is a Subsidiary of Liberty Parent;

(b) there is consummated a merger or consolidation of Liberty Parent, US Buyer or Canadian Buyer with any other corporation or other entity, and, with respect to such Liberty Party, immediately after the consummation of such merger or consolidation, either (i) the members of the Liberty Parent Board immediately prior to the merger or consolidation do not constitute at least a majority of the members of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (ii) the voting securities of Liberty Parent immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then-outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

(c) the stockholders of Liberty Parent approve a plan of complete liquidation or dissolution of Liberty Parent or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by Liberty Parent of all or substantially all of either (i) Liberty Parent’s assets or (ii) US Buyer’s and Canadian Buyer’s assets, in each case other than such sale or other disposition by such Liberty Party of all or substantially all of such Liberty Party’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of Liberty Parent in substantially the same proportions as their ownership of Liberty Parent immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (b)(i) above, a “Liberty Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of Liberty Parent immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns, either directly or through a Subsidiary, all or substantially all of the assets of Liberty Parent immediately following such transaction or series of transactions.

“Liberty Disclosure Letter” has the meaning set forth in Section 3.2.

“Liberty Indemnified Claim” has the meaning set forth in Section 6.1.

“Liberty Leased Property” means all leased sites of Liberty Parent and its Subsidiaries.

“Liberty Material Contract” means any Contract that has been filed by Liberty Parent pursuant to Items 601(b)(1), 601(b)(2), 601(b)(4), and 601(b)(9) of Regulation S-K promulgated under the Securities Act.

“Liberty Parent” has the meaning set forth in the Preamble.

“Liberty Parent Board” has the meaning set forth in the Recitals.

“Liberty Parent Capital Stock” has the meaning set forth in Section 3.2(f)(i).

“Liberty Parent Class A Common Stock” means the Class A common stock, par value $0.01 per share, of Liberty Parent.

“Liberty Parent Class B Common Stock” means the Class B common stock, par value $0.01 per share, of Liberty Parent.

“Liberty Parent Common Stock” means collectively the Liberty Parent Class A Common Stock and Liberty Parent Class B Common Stock.

“Liberty Parent Fundamental Representations” means the representations and warranties of Liberty Parent set forth in Section 3.2(a)(i)-(ii) (Organization and Good Standing), Section 3.2(b) (Authorization and Execution of Transaction Documents), Section 3.2(c) (Enforceability of Transaction Documents), Section 3.2(f)(i) (Capital Structure), Section 3.2(i)(iii) (Tax Classification), Section 3.2(q) (No Brokers) and Section 3.2(t) (Opinion of Financial Advisors).

“Liberty Parent Indemnified Persons” has the meaning set forth in Section 6.1.

“Liberty Parent LTIP” means the Liberty Parent Long Term Incentive Plan, adopted as of January 11, 2018.

“Liberty Parent Preferred Stock” has the meaning set forth in Section 3.2(f)(i).

“Liberty Parent PSUs” means any performance restricted stock units granted under the Liberty Parent LTIP.

“Liberty Parent RSUs” means any restricted stock units granted under the Liberty Parent LTIP.

“Liberty Parent Share Issuance” means the issuance by Liberty Parent of (i) the portion of the Share Consideration comprising the Schlumberger US Consideration, to be used as the consideration for the US Equity Sale, and (ii) to the extent applicable, the remainder of the Share Consideration, to be used as consideration for the repayment of the Canadian Buyer Note.

“Liberty Parent Stockholder Approval” the approval of the Liberty Parent Share Issuance by the affirmative vote of a majority of shares of Liberty Parent Common Stock entitled to vote thereon and present in person and represented by proxy at the Liberty Parent Stockholders Meeting in accordance with the rules and regulations of the NYSE and the Corporate Documents of Liberty Parent.

“Liberty Parent Stockholders Meeting” has the meaning set forth in Section 4.6(a).

“Liberty Party Lender Consent” means the consent of the required lenders and administrative agent to the acquisition by Schlumberger US and/or one or more of its wholly-owned Subsidiaries of a number of shares of Liberty Parent Class A Common Stock up to the number of shares of Liberty Parent Class A Common Stock that comprise the Share Consideration and Canadian Buyer’s entry into, and performance of, the Canadian Buyer Note under each of (i) the Credit Agreement, dated as of September 19, 2017 by and among Liberty Parent, as borrower, certain of Liberty Parent’s subsidiary entities, as guarantors, the financial institutions party thereto, as lenders, and Wells Fargo Bank, National Association, as administrative agent, as modified, amended, amended and restated, or supplemented and (ii) Credit Agreement, dated as of September 19, 2017 by and among Liberty Parent, as borrower, certain of Liberty Parent’s subsidiary entities, as guarantors, the financial institutions party thereto, as lenders, and U.S. Bank National Association, as administrative agent and collateral agent, as modified, amended, amended and restated, or supplemented.

“Liberty Parties” means Liberty Parent, US Buyer, Canadian Buyer and, after the Closing, the Schlumberger US Targets and Schlumberger Canada Target.

“Liberty Real Property” means all owned sites of Liberty Parent and its Subsidiaries.

“Liberty Reports” means all forms, statements, reports and documents filed or furnished by Liberty Parent with the SEC pursuant to the Exchange Act or the Securities Act, including any amendments thereto.

“Liberty Service Provider” has the meaning set forth in Section 3.2(l)(iii).

“Liberty Terminable Breach” has the meaning set forth in Section 7.1(c).

“Liberty Units” means “Units” (as defined in the Second Amended and Restated Limited Liability Company Agreement of US Buyer, dated as of January 17, 2018, as amended, supplemented, waived or otherwise modified from time to time).

“Licensed Materials” has the meaning set forth in Section 4.18(d).

“Lien” means any mortgage, pledge, hypothecation, security interest, lien, license, covenant not to sue, charge, option, assignment or encumbrance of any kind or any arrangement to provide priority or preference, including any easement, right-of-way, restriction (whether on voting, sale, transfer, disposition, use or otherwise), right, lease and other encumbrance on title to real or personal property (whether or not of record), whether voluntary or imposed by Applicable Law, and any agreement to give any of the foregoing.

“Losses” has the meaning set forth in Section 6.1.

“Management Voting Agreements” has the meaning set forth in the Recitals.

“Marks” has the meaning set forth in “Intellectual Property.”

“Material Adverse Effect” means any fact, event, change, occurrence, condition or effect that (a) is materially adverse to the business, financial condition, assets, properties or results of operations of (i) with respect to the Schlumberger Parties, the Transferred Business, taken as a whole and (ii) with respect to Liberty Parent, and its Subsidiaries taken as a whole, or (b) would prevent, materially delay or materially impair the consummation of, with respect to the Schlumberger Parties, the Pre-Closing Restructuring, the Equity Sale or any other transactions contemplated hereby or by the other Transaction Documents and, with respect to Liberty Parent, the Equity Sale, the Liberty Parent Share Issuance or any other transactions contemplated hereby or by the other Transaction Documents, except, in the case of clause (a), any such event, change, occurrence, condition or effect to the extent relating to, arising out of or resulting from:

(i) general changes or developments in any of the industries in which Schlumberger Parent and its Subsidiaries or Liberty Parent and its Subsidiaries, as applicable, operate;

(ii) changes in global, national or regional political conditions (including the outbreak or escalation of war (whether or not declared) or acts of terrorism), or other pandemic, epidemic or human health crisis (such as COVID-19) or in general economic, business, regulatory, political or market conditions or in national or global financial markets, or governmental shutdown or slowdown, including any worsening thereof;

(iii) any failure by Schlumberger Parent or by Liberty Parent, as applicable, to meet any published analyst estimates or expectations of its overall or segment or other subgroup revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by Schlumberger Parent or by Liberty Parent, as applicable, to meet its overall or segment or other subgroup internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, for any period ending on or after the date of this Agreement, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Material Adverse Effect” shall not be excluded in determining whether there has been a Material Adverse Effect);

(iv) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing currency exchange or interest rates, and any change to monetary policy or fiscal policy;

(v) any decline in the market price or trading volume of the common stock of Schlumberger Parent or the Liberty Parent Common Stock, as applicable (provided, that the facts or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of “Material Adverse Effect” shall not be excluded in determining whether there has been a Material Adverse Effect);

(vi) any change or announcement of a potential change in the credit rating of Schlumberger Parent or any of its Subsidiaries or of Liberty Parent or any of its Subsidiaries (provided, that the facts or occurrences giving rise to or contributing to such change or potential change that are not otherwise excluded from the definition of “Material Adverse Effect” shall not be excluded in determining whether there has been a Material Adverse Effect);

(vii) any action required or permitted by this Agreement or any other Transaction Document;

(viii) any changes in Applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof;

(ix) the announcement, pendency or completion of the transactions contemplated by this Agreement, any other Transaction Document or in connection with the Pre-Closing Restructuring, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Business or with Schlumberger US, Schlumberger Canada or their respective Affiliates; or

(x) any natural or man-made disaster or acts of God;

provided, further, however that, with respect to clauses (i), (ii) and (x) such change, event, circumstance or development does not disproportionately adversely affect Schlumberger Parent and its Subsidiaries or Liberty Parent and its Subsidiaries, as applicable, compared to other companies operating in the industries in which Schlumberger Parent and its Subsidiaries or Liberty Parent and its Subsidiaries, as applicable, operate.

“Measurement Date” has the meaning set forth in Section 3.2(f)(i).

“Monahans Mine Assets” has the meaning set forth in the US Restructuring Contribution Agreement.

“No Action Letter” means written confirmation from the Commissioner confirming that the Commissioner does not, at that time, intend to make an application under Section 92 of the Competition Act in respect of the transactions contemplated by this Agreement.

“Nonassignable Asset” has the meaning set forth in Section 1.7(a).

“Notice” has the meaning set forth in Section 4.7(e)(iii)(B).

“Notice Period” has the meaning set forth in Section 4.7(e)(iii)(C).

“NYSE” means the New York Stock Exchange.

“Order” means any order, injunction, judgment, settlement, award, decree, ruling, writ, assessment or arbitration award (in each case, whether temporary, preliminary or permanent) handed down, adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Authority or any arbitration or mediation tribunal.

“Ordinary Course of Business” means the ordinary and usual course of normal day-to-day operations (taking into account any material event or change in circumstances that has occurred during the applicable time period or that occurs following the date of this Agreement); provided, that actions or inactions required to comply with Applicable Law or guidelines of any Governmental Authority in connection with or in response to the COVID-19 pandemic shall be considered to have been taken in the Ordinary Course of Business.

“Other Real Property and Lease Agreements” has the meaning set forth in Section 3.1(j)(i)(E).

“Other Real Property Rights” has the meaning set forth in Section 3.1(j)(i)(A).

“Owned Sites” has the meaning set forth in Section 3.1(j)(i)(A).

“Party” and “Parties” have the meanings set forth in the Preamble.

“Pension Benefit Plan” has the meaning set forth in Section 3.1(m)(ii).

“Permian Sand Mining Business” means Schlumberger US’s frac sand mining business associated with the ownership and operation of the Monahans Mine Assets and Kermit Mine Assets, but expressly excluding any other sand mining businesses of Schlumberger US or any of its Affiliates.

“Permits” means any franchise, license, authorization, consent, permit, certificate, waiver, approval, qualification or registration of, with or from any Governmental Authority.

“Permitted Equity Liens” means:

(a) Liens in favor of the holders of the Target Interests pursuant to the terms of the Organizational Documents of the Target Companies (which will be terminated or Conveyed in full to US Buyer or Canadian Buyer, as applicable, at Closing);

(b) restrictions on sales of securities under Applicable Law; and

(c) Permitted Liens affecting Equity Interests which are terminated and released at or prior to Closing.

“Permitted Liens” means (a) statutory Liens for Taxes that are not yet due and payable or, if payable, that are being contested in good faith by appropriate proceedings, (b) non-exclusive licenses of Intellectual Property granted prior to the Closing and in the Ordinary Course of Business, (c) Liens of landlords, lessors, carriers, warehousemen, employees, mechanics and materialmen arising in the Ordinary Course of Business (or Liens against any landlord’s or lessor’s interest in any Leased Site that do not affect the Ordinary Course of Business) so long as the payment of or the performance of such obligation is not delinquent or is being contested in good faith and for which reasonable accruals or reserves have been established, (d) easements, rights of way, restrictive covenants, encroachments, zoning, building code or planning ordinances or regulations, and other similar encumbrances affecting the use of Owned Sites that do not materially and adversely affect the current use and operation of the affected property, (e) other Liens that, in the case of clauses (b) through (e), individually or in the aggregate, do not, and would not reasonably be expected to, materially detract from the value or use of the Transferred Business; and (f) with respect to the Schlumberger Parties, Liens set forth on Section 9.1(i) of the Schlumberger Disclosure Letter.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, joint venture, trust, proprietorship, Governmental Authority or other entity, association or organization of any nature, however and wherever organized or constituted (whether or not having a separate legal personality).

“Personal Property Leases” has the meaning set forth in Section 3.1(k)(ii).

“Post-Closing Plans” has the meaning set forth in Section 4.19(c).

“Potential Liberty Employee WARN Liability” has the meaning set forth in Section 4.19(e).

“Potential Liberty Employees” has the meaning set forth in Section 4.19(a).

“Pre-Closing Restructuring” has the meaning set forth in Section 1.3.

“Pre-Signing Financial Statements” has the meaning set forth in Section 3.1(g)(i).

“Primary Restructuring Agreements” means, collectively, the Canadian Restructuring Contribution Agreement and the US Restructuring Contribution Agreement.

“Products” means any and all products developed, manufactured, marketed or sold by Schlumberger US or its Affiliates or Schlumberger Canada or its Affiliates primarily in connection with the US Business or the Canadian Business, as applicable, whether work in progress or in final form.

“Proxy Statement” has the meaning set forth in Section 4.6(a).

“Pump” means a hydraulic fracturing pump.

“Pump Ancillary Equipment” means, with respect to each Pump, all accompanying equipment (whether owned or leased) that is required to collectively perform a customary hydraulic fracturing service for the Business, which equipment includes, among others, hydration units, blenders, data monitoring units, high pressure manifolds, c-pumps, liquid add trailers, dry bulk and liquid transport, flatbed trailers, combination blenders and hydration units, power units and light vehicles (i.e. pickups, vans and mechanic trucks).

“Quality Standards” has the meaning set forth in Section 4.18(d).

“Registered” means issued by, registered with or the subject of a pending application before any Governmental Authority or Internet domain name registrar.

“Registration Rights Agreement” means that certain Registration Rights Agreement to be entered into by and among Schlumberger US and Liberty Parent as of the Closing in substantially the form attached hereto as Exhibit F.

“Release” means any releasing, depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, injecting, escaping, leaching, dumping, or disposing.

“Remedial Action” means all actions to (a) clean up, remediate, remove, treat, or respond to Hazardous Substances, in each case to the extent required under Environmental Law, (b) prevent the Release of any Hazardous Substances so it does not endanger or threaten to endanger human health or public welfare or the indoor or outdoor environment, in each case to the extent required under Environmental Law, (c) perform pre-remedial studies and investigations or post-remedial monitoring and care with respect to Hazardous Substances, in each case to the extent required under Environmental Law and (d) correct a condition of non-compliance with Environmental Law.

“Representative” has the meaning set forth in Section 4.1(a)(i).

“Required Liberty Parent Filings” has the meaning set forth in Section 4.20(a).

“Restricted Area” has the meaning set forth in Section 4.8(a).

“Restricted Period” means the period beginning on the Closing Date and ending on the date that is four years thereafter; provided, however, (i) with respect to activities prohibited by Section 4.8(a) occurring within that portion of the Restricted Area located within the State of Louisiana, such period shall be the period beginning on the Closing Date and ending on the date that is two years thereafter.

“Restricted Trademark Parties” has the meaning set forth in Section 4.18(a).

“Restructuring Agreements” means, collectively, the Canadian Restructuring Contribution Agreement, the US Restructuring Contribution Agreement and those certain additional instruments of sale, transfer, assignment, conveyance and delivery, warranty deeds, warranty assignments and assumption of leases, bills of sale, assignments and assumptions, Intellectual Property assignments or other Intellectual Property conveyance documents, certificates of title, vehicle titles, transfer Tax declarations and all other instruments of Conveyance that (a) are not inconsistent with the Primary Restructuring Agreements and (b) are, in Schlumberger US’s reasonable discretion, necessary or desirable to effect transfer to the Schlumberger US Targets and Schlumberger Canada Target of good and marketable title to the US Transferred Assets and the Canadian Transferred Assets, respectively, including documents acceptable for recordation in the United States Patent and Trademark Office, the United States Copyright Office and any other similar domestic or foreign office, department or agency.

“Restructuring Closing” means the closing of the transactions contemplated by the Pre-Closing Restructuring.

“Retained Assets” has the meaning set forth in Section 1.4(c).

“Retained Business” means any portion of any Schlumberger Party’s (or any of their Affiliates’) business or operations that does not constitute any portion of the Transferred Business, including, for the avoidance of doubt, any sand mines not transferred with the Business, sand sales, and services that may be deemed to be similar to the Business but for such services are provided outside of onshore United States and Canada.

“Retained Intellectual Property” means the Intellectual Property set forth on Section 9.1(e) of the Schlumberger Disclosure Letter.

“Retained Liabilities” has the meaning set forth in Section 1.5(b).

“Riverstone” means, collectively, R/C IV Liberty Oilfield Services Holdings, L.P., a Delaware limited partnership, and R/C Energy IV Direct Partnership, L.P., a Delaware limited partnership.

“Schlumberger 401(k) Plan” has the meaning set forth in Section 4.19(e).

“Schlumberger Benefit Plan” means any Benefit Plan sponsored, maintained, contributed to (or required to be contributed to) by any Schlumberger Party or its Subsidiaries, or under or with respect to which any Schlumberger Party or its Subsidiaries has any Liability.

“Schlumberger Canada” has the meaning set forth in the Preamble.

“Schlumberger Canada Consideration” means a number of shares of Liberty Parent Class A Common Stock equal to (a) the Share Consideration less (b) the Schlumberger US Consideration.

“Schlumberger Canada Target” has the meaning set forth in the Recitals.

“Schlumberger Credit Support Obligations” has the meaning set forth in Section 4.15.

“Schlumberger Disclosure Letter” has the meaning set forth in Section 3.1.

“Schlumberger Fundamental Representations” means Section 3.1(a) (Organization and Good Standing), Section 3.1(b) (Authorization and Execution of Transaction Documents), Section 3.1(c) (Enforceability of Transaction Documents), Section 3.1(f) (Capital Structure), Sections 3.1(i)(vi) and (vii) (Tax Classification), Section 3.1(r) (No Brokers) and Section 3.1(v) (Ownership of Liberty Parent Securities).

“Schlumberger Indemnified Persons” has the meaning set forth in Section 6.2.

“Schlumberger Integrated Project” means a project in the United States or Canada wherein Schlumberger US, Schlumberger Canada or any of their respective Affiliates is contracted to provide two or more services and is providing the Integrated Project Management (which may or may not include a drilling rig) for such project.

“Schlumberger Marks” has the meaning set forth in Section 4.18(a).

“Schlumberger Material Contract” means all of the following Contracts to which a Schlumberger Party or any of its Affiliates is a party or by which it or any of its Affiliates is bound and that are primarily used in connection with the Business or by which the Transferred Assets may be bound or affected and that are not Excluded Business Contracts:

(a) any collective bargaining agreements or other Contract with any labor union or association representing any Business Employee;

(b) any joint venture, partnership or similar organizational Contract involving a sharing of profits or losses related to all or any portion of the Business;

(c) any Contract granting to any Person a right of first refusal or option to purchase or acquire any Transferred Asset or group of Transferred Assets;

(d) any agency, sponsor, consultant or commission agreement where any Person is authorized to act on behalf of the Business;

(e) any guarantee (other than any indemnification Contract) with respect to which any Schlumberger Party or any of its Affiliates is the obligor in respect of an obligation that exceeds $10,000,000 in any calendar year;

(f) any Contract or consent decree which imposes or could by its terms impose any material restrictions on the Target Companies or the Transferred Business with respect to their geographical areas of operations or scope or type of business;

(g) any Contract for the sale of any of the assets of Schlumberger US, Schlumberger Canada or their respective Affiliates, other than in the Ordinary Course of Business, for consideration that exceeds $10,000,000;

(h) any Contract relating to Transferred Intellectual Property, including license agreements and all other agreements affecting any ability to use, license, enforce, or disclose any such Intellectual Property, but excluding (i) generally commercially available, “off the shelf” Software programs on standard terms and conditions, (ii) non-exclusive licenses granted to customers in the Ordinary Course of Business, (iii) form employee Intellectual Property assignment agreements, and (iv) non-disclosure agreements entered into in the Ordinary Course of Business without the license of any Intellectual Property;

(i) any Contract relating to the acquisition by Schlumberger US, Schlumberger Canada or their respective Affiliates of any operating business or the capital stock of any other Person;

(j) any Contract relating to incurrence of Indebtedness, or the making of any loans;

(k) any customer Contract that will obligate the Liberty Parties or their respective Subsidiaries to conduct any business on a “most favored nations” basis with any third Person following the Closing;

(l) any Contract that is a settlement or similar agreement with a Governmental Authority that will involve future performance by the Liberty Parties or their respective Subsidiaries following the Closing;

(m) any Contract that is expected to involve the receipt of proceeds by Schlumberger US or Schlumberger Canada or their respective Subsidiaries that exceeds $10,000,000 in any calendar year (based on a determination by Schlumberger as of July 31, 2020); or

(n) any Contract that is expected to involve the expenditure of more than $10,000,000, in the aggregate, in any calendar year (based on a determination by Schlumberger as of July 31, 2020).

“Schlumberger Parent” means Schlumberger Limited, a Curaçao corporation.

“Schlumberger Parties” means each of Schlumberger US, Schlumberger Canada and, prior to the Closing, the Schlumberger US Targets and Schlumberger Canada Target.

“Schlumberger Reports” means all forms, statements, reports and documents filed or furnished by Schlumberger Parent with the SEC pursuant to the Exchange Act or the Securities Act, including any amendments thereto.

“Schlumberger Taxes” means any and all Taxes (a) imposed on (i) a Target Company or for which a Target Company may otherwise be liable, or (ii) with respect to the Business or Transferred Assets, in each case, for any Tax period ending on or before the Closing Date and for the portion of any Straddle Period ending on and including the Closing Date (determined in accordance with Section 4.14(c) and Section 4.14(d)); (b) resulting from a breach of the representations and warranties set forth in Section 3.1(i)(vi) or (vii) (determined without regard to any materiality qualifiers or any scheduled items) or a breach by Schlumberger US or Schlumberger Canada of any covenant set forth in Section 4.14; (c) resulting from the Pre-Closing Restructuring (except for any Transfer Taxes arising in respect thereof allocated to US Buyer or

Canadian Buyer under Section 4.14(b)); (d) of any Consolidated Group (or any member thereof, other than the Target Companies) of which a Target Company (or any predecessor of a Target Company) is or was a member on or prior to the Closing Date by reason of Treasury Regulation § 1.1502-6(a) or any analogous or similar state or local or non-U.S. law; (e) that are Transfer Taxes that are the responsibility of Schlumberger US and Schlumberger Canada under Section 4.14(b), and (f) of any other Person for which a Target Company is or has been liable as a transferee or successor, by contract or otherwise, resulting from events, transactions or relationships occurring or existing prior to the Closing and, for the avoidance of doubt, that are not Transfer Taxes allocated to US Buyer or Canadian Buyer under Section 4.14(b).

“Schlumberger Termination Fee” has the meaning set forth in Section 7.3(b).

“Schlumberger US” has the meaning set forth in the Preamble.

“Schlumberger US Consideration” means the number of shares of Liberty Parent Class A Common Stock to be paid to Schlumberger US at Closing pursuant to Section 2.2, which number of shares shall be determined by Schlumberger US, and consented to by Liberty Parent such consent not to be unreasonably withheld, no less than 5 Business Day prior to Closing and shall not exceed the Share Consideration.

“Schlumberger US Target A” has the meaning set forth in the Recitals.

“Schlumberger US Target B” has the meaning set forth in the Recitals.

“Schlumberger US Target C” has the meaning set forth in the Recitals.

“Schlumberger US Targets” has the meaning set forth in the Recitals.

“SEC” means the United States Securities and Exchange Commission, or any successor agency of the federal government.

“Securities Act” means the United States Securities Act of 1933, or any successor federal statute, and the rules and regulations promulgated thereunder, all as amended, and as the same may be in effect from time to time.

“Severance-Eligible Potential Liberty Employee” has the meaning set forth in Section 4.19(i).

“Share Consideration” means 66,326,134 shares of Liberty Parent Class A Common Stock.

“Shared Contracts” means any Business Contract that is utilized by the Retained Business or to which any of the Retained Assets may be bound or affected, in each case, in any amount or proportion.

“Software” means: (a) computer applications, programs and other software, including any and all operating software, network software, firmware, software implementations of algorithms, middleware, design software, models and methodologies, whether in source code or object code, systems and networks; (b) Internet sites, databases and compilations, including any data and collections of data needed for the software to function, whether machine readable or otherwise; (c) screens, user interfaces, command structures, report formats, templates, menus, buttons and icons; and (d) all documentation and electronic media relating thereto.

“Stockholder Voting Agreement” has the meaning set forth in the Recitals.

“Stockholders Agreements” means, collectively, (a) that certain Stockholders Agreement, dated as of January 17, 2018, by and among Liberty Parent, R/C IV Liberty Holdings, L.P., R/C Energy IV Direct Partnership, L.P., and other parties names therein, and (b) that certain Stockholders Agreement, dated as of July 23, 2019, by and among Liberty Parent, R/C IV Liberty Holdings, L.P. and R/C Energy IV Direct Partnership, L.P., each as amended, supplemented, waived or modified from time to time.

“Straddle Period” means any Tax period beginning before and ending after the Closing Date.

“Strategic Supply Agreement” means that certain Strategic Supply Agreement to be entered into by and among Schlumberger US, Schlumberger Canada and Liberty Parent as of the Closing containing terms and conditions consistent with the principles described on Section 9.1(a) of the Schlumberger Disclosure Letter.

“Subsidiary” means, with respect to any Person, (a) any other Person more than 50% of the shares of the voting stock or other voting interests of which are owned or controlled, or the ability to select or elect more than 50% of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries, (b) if a limited partnership, a general partner interest is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof or (c) if a limited liability company, a managing member interest is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have more than 50% interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses.

“Superior Proposal” means a bona fide written Competing Proposal that (a) did not result from any breach of Section 4.7 by Liberty Parent or any of its Subsidiaries or its or their Representatives and (b) in the good faith determination of the Liberty Parent Board, after consultation with its outside financial advisors and outside legal counsel and after taking into account relevant legal, financial, regulatory, estimated timing of consummation and other aspects of such proposal and the Person or group making such proposal, (i) would, if consummated in accordance with its terms, result in a transaction more favorable to Liberty Parent’s stockholders from a financial perspective than the transactions contemplated by this Agreement and (ii) is reasonably likely to be completed on the terms proposed; provided, that for purposes of the definition of “Superior Proposal,” the references to “25%” in the definition of “Competing Proposal” shall be references to “50%”.

“Takeover Law” means any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other anti-takeover statute or similar statute enacted under Applicable Law.

“Target Canadian Interests” has the meaning set forth in the Recitals.

“Target Companies” has the meaning set forth in the Recitals.

“Target Interests” has the meaning set forth in the Recitals.

“Target US Interests” has the meaning set forth in the Recitals.

“Tax” or “Taxes” means (a) all taxes, charges, duties, fees, imposts, levies, assessments or other similar charges in the nature of a tax imposed by a Tax Authority (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), including all income, gross receipts, margin, capital, sales, use, goods and services, harmonized sales, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, real property, personal property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, including Canada Pension Plan and provincial pension plan contributions, employment insurance and unemployment insurance payments, and worker’s compensation premiums, (b) all interest, penalties, fines, additions to tax or additional amounts imposed by any Tax Authority in connection with any item described in clause (a), and (c) any liability in respect of any item described in clauses (a) and (b), above, that arises by reason of a contract, assumption, transferee or successor liability, or operation of law (including by reason of being a member of a Consolidated Group).

“Tax Authority” means any federal, state, provincial, local or municipal government, or agency, instrumentality or employee thereof, charged with the administration of any law or regulation relating to Taxes.

“Tax Proceeding” has the meaning set forth in Section 4.14(g).

“Tax Return” means all returns, declarations, reports, elections, estimates, claims for refund, information returns and statements relating to any Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Technology” means, collectively, all Software, information, designs, formulae, algorithms, procedures, methods, techniques, technical data, specifications, processes, apparatuses, improvements, and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein.

“Terminable Breach” has the meaning set forth in Section 7.1(e).

“Termination Date” has the meaning set forth in Section 7.1(b).

“Third Party Claims” has the meaning set forth in Section 6.1.

“Transaction Documents” means the following documents:

(a)	this Agreement;

(b)	the A&R Stockholders Agreement;

(c)	the Alliance Agreement;

(d)	the Canadian Buyer Note;

(e)	the Completions Supply Agreement;

(f)	the Employee Matters Agreement;

(g)	the Equity Assignment Agreement;

(h)	the Fluid End Manufacturing Agreement;

(i)	the Intellectual Property License Agreement;

(j)	the Registration Rights Agreement;

(k)	the Strategic Supply Agreement;

(l)	the Transition Services Agreement;

(m)	the Primary Restructuring Agreements; and

(n)	the Wireline Support Agreement.

“Transaction Litigation” has the meaning set forth in Section 4.16.

“Transfer Taxes” has the meaning set forth in Section 4.14(b)(i).

“Transferred Assets” means, collectively, the US Transferred Assets and the Canadian Transferred Assets.

“Transferred Business” means the US Business and Canadian Business, collectively, which, for the avoidance of doubt, shall include all Transferred Assets and Assumed Liabilities.

“Transferred Business Contracts” means all Business Contracts other than Excluded Business Contracts, including for the avoidance of doubt the Contracts set forth on Section 9.1(j) of the Schlumberger Disclosure Letter.

“Transferred Employees” means those Potential Liberty Employees who become employees of Liberty Parent or a Subsidiary of Liberty Parent following the Closing in accordance with the terms and conditions of this Agreement or the Employee Matters Agreement.

“Transferred Intellectual Property” means the Intellectual Property set forth on Section 9.1(l) of the Schlumberger Disclosure Letter.

“Transferred Permits” means all Business Permits other than Excluded Permits, including for the avoidance of doubt the Permits set forth on Section 9.1(k) of the Schlumberger Disclosure Letter.

“Transitional Schlumberger Marks” means the Marks set forth on Section 9.1(m) of the Schlumberger Disclosure Letter.

“Transition Services Agreement” means the Transition Services Agreement, if any and as may be entered into by and among certain of the Schlumberger Parties and certain of the Liberty Parties or their respective Affiliates as of the Closing, and containing terms and conditions consistent with the principles described on Section 9.1(a) of the Schlumberger Disclosure Letter.

“True-Up Closing Payment” has the meaning set forth in Section 2.3.

“US Assumed Liabilities” has the meaning set forth in Section 1.5(a).

“US Business” means the portion of the Business conducted in the United States of America through the ownership and operation of the US Transferred Assets, other than any Retained Assets.

“US Buyer” has the meaning set forth in the Preamble.

“US Equity Sale” has the meaning set forth in the Recitals.

“US Final Working Capital” has the meaning set forth in the US Restructuring Contribution Agreement.

“US Intended Tax Treatment” has the meaning set forth in Section 4.14(a).

“US Restructuring Contribution Agreement” means that certain Contribution Agreement entered into simultaneously with the execution of this Agreement by and between Schlumberger US and each of the Schlumberger US Targets and providing for the portion of the Pre-Closing Restructuring related to the US Business and the US Transferred Assets, in substantially the form attached hereto as Exhibit G.

“US Transferred Assets” has the meaning set forth in Section 1.4(a).

“Violation” has the meaning set forth in Section 3.1(d).

“Voting Agreements” has the meaning set forth in the Recitals.

“WARN Act” has the meaning set forth in Section 4.19(e).

“Willful and Material Breach” means (a) with respect to a representation or warranty contained in this Agreement, there is a breach with respect to such representation or warranty and the Party making such representation or warranty had actual Knowledge that such representation or warranty was untrue (and would result in a Terminable Breach) as of the date of this Agreement, and (b) with respect to a covenant contained in this Agreement, a breach of such covenant by a Party that is a consequence of an act or failure to take an act by such breaching Party with the Knowledge that the taking of such act (or the failure to take such act) would, or would reasonably be expected to constitute a Terminable Breach of this Agreement.

“Wind-Down Term” has the meaning set forth in Section 4.18(b).

“Wireline Support Agreement” means that certain Wireline Support Agreement to be entered into by and among Schlumberger US, Schlumberger Canada and Liberty Parent as of the Closing containing terms and conditions consistent with the principles described on Section 9.1(a) of the Schlumberger Disclosure Letter.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective authorized officers, as of the date first written above.

SCHLUMBERGER TECHNOLOGY CORPORATION

By:	/s/ James McDonald
Name: James McDonald
Title: President

SCHLUMBERGER CANADA LIMITED

By:	/s/ Matthew Bryan
Name: Matthew Bryan
Title: President

LIBERTY OILFIELD SERVICES NEW HOLDCO LLC

By:	/s/ Christopher A. Wright
Name: Christopher A. Wright
Title: Chief Executive Officer

LOS CANADA OPERATIONS INC.

By:	/s/ Christopher A. Wright
Name: Christopher A. Wright
Title: Chief Executive Officer

LIBERTY OILFIELD SERVICES INC.

By:	/s/ Christopher A. Wright
Name: Christopher A. Wright
Title: Chief Executive Officer

Signature Page to Master Transaction Agreement

EXHIBIT A

A&R Stockholders Agreement

[To be attached.]

Exhibit A

AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

This AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of [•], 2020, is entered into by and among Liberty Oilfield Services Inc., a Delaware corporation (the “Company”), R/C IV Liberty Holdings, L.P., a Delaware limited partnership (“R/C Holdings”), R/C Energy IV Direct Partnership, L.P., a Delaware limited partnership (“R/C Partnership” and, together with R/C Holdings, “Riverstone”), Schlumberger Technology Corporation, a Texas corporation (“Schlumberger US”), and Schlumberger Canada Limited, a corporation organized pursuant to the laws of the Province of Alberta (“Schlumberger Canada” and, together with Schlumberger US, the “Schlumberger Parties”).

RECITALS

WHEREAS, the Company, Riverstone and certain other parties thereto previously entered into that certain Stockholders Agreement dated January 17, 2018 (the “IPO Stockholders Agreement”) and the Company and Riverstone previously entered into that certain Stockholders Agreement, dated July 23, 2019 (the “2019 Stockholders Agreement”), pursuant to which, among other things, the Company granted to Riverstone certain Board designation rights;

WHEREAS, concurrently with the execution of this Agreement, Riverstone has delivered to the Company a written notice requesting the termination of the IPO Stockholders Agreement, which notice, by virtue of Section 4.3 of the IPO Stockholders Agreement, terminates the IPO Stockholders Agreement;

WHEREAS, the Schlumberger Parties, the Company and Riverstone desire to amend and restate the 2019 Stockholders Agreement in its entirety as provided herein; and

WHEREAS, in connection with, and effective upon, the transactions (the “Business Combination”) contemplated by that that certain Master Transaction Agreement dated as of August 31, 2020, by and among Schlumberger US, Schlumberger Canada, Liberty Oilfield Services New HoldCo LLC, a Delaware limited liability company, and LOS Canada Operations Inc., a British Columbia corporation (the “Transaction Agreement”), the Company, Riverstone and the Schlumberger Parties are entering into this Agreement to set forth certain understandings among themselves.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the 2019 Stockholders Agreement is hereby amended and restated in its entirety as follows:

AGREEMENTS

ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement, the following terms will have the following meanings:

“Affiliate” means, with respect to any Person, a Person that directly or indirectly Controls or is Controlled by, or is under common Control with, such specified Person. For purposes hereof, the Company and its subsidiaries will not be deemed to be an Affiliate of Riverstone or the Schlumberger Parties.

“Beneficial Owner” means, with respect to any security, any Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares Section 1.2 voting power, which includes the power to vote, or to direct the voting of, such security or Section 1.3 investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” will have correlative meanings. For purposes of this Agreement, Riverstone is deemed to not Beneficially Own the shares of Class A Common Stock issuable upon Redemption of the Units of Riverstone (but for the avoidance of doubt, Riverstone is deemed to Beneficially Own its corresponding shares of Class B Common Stock).

“Board” means the Board of Directors of the Company.

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Company.

“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of the Company.

“Common Stock” means the Class A Common Stock together with the Class B Common Stock.

“Control” (including the terms “Controls,” “Controlled,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to Section 1.4 direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise or Section 1.5 vote 10% or more of the securities having ordinary voting power for the election of directors of a Person.

“Governance Committee” means the Nominating & Governance Committee of the Board.

“Independent Director” means a director who, in the determination of the Board, satisfies the independence standards set forth in the New York Stock Exchange Listed Company Manual.

“Issued Shares” means the [•] shares of Common Stock issued to the Schlumberger Parties pursuant to the Transaction Agreement.

“LLC Agreement” means the Second Amended and Restated Limited Liability Agreement of Liberty Oilfield Services New HoldCo LLC, dated as of January 17, 2018, as it may be amended, restated, supplemented and otherwise modified from time to time.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by applicable law, the Company’s certificate of incorporation and bylaws and, in the case of any action by the Company that requires a vote or other action on the part of the Board, to the extent such action is consistent with the fiduciary duties that the Company’s directors have in such capacity) necessary to cause such result, including Section 1.6 causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, Section 1.7 causing members of the Board (to the extent such members were designated by the Person obligated to undertake the Necessary Action) to act (subject to any applicable fiduciary duties) in a certain manner or causing them to be removed in the event they do not act in such a manner, Section 1.8 executing agreements and instruments and Section 1.9 making or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

“Redemption” has the meaning given to such term in the LLC Agreement as of the date hereof.

“Schlumberger Parent” means Schlumberger Limited, a company incorporated in Curaçao.

“Units” has the meaning given to such term in the LLC Agreement as of the date hereof.

Section 1.10 Rules of Construction.

(a) Unless the context requires otherwise: (i) any pronoun used in this Agreement will include the corresponding masculine, feminine or neuter forms; (ii) references to Articles and Sections refer to articles and sections of this Agreement; (iii) the terms “include,” “includes,” “including” and words of like import will be deemed to be followed by the words “without limitation”; (iv) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (v) unless the context otherwise requires, the term “or” is not exclusive and will have the inclusive meaning of “and/or”; (vi) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (vii) references to any law or statute will include all rules and regulations promulgated thereunder, and references to any law or statute will be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (viii) references to any Person include such Person’s successors and permitted assigns; and (ix) references to “days” are to calendar days unless otherwise indicated.

(b) The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

(c) This Agreement will be construed without regard to any presumption or other rule requiring construction against the party that drafted or caused this Agreement to be drafted.

ARTICLE II

GOVERNANCE MATTERS

Section 2.1 Board Designees.

(a) The Company, Riverstone and the Schlumberger Parties will use reasonable best efforts, including taking all Necessary Action, to cause the Board to cause the following nominees to be elected to serve as director on the Board:

(i) if Riverstone and its Affiliates collectively Beneficially Own at least the number of shares of Common Stock as such Persons owned immediately prior to the Closing, up to two nominees designated by Riverstone who are reasonably acceptable to the Governance Committee and each of whom qualifies as an Independent Director;

(ii) if Riverstone and its Affiliates collectively Beneficially Own at least 10% of the outstanding shares of Common Stock, up to one nominee designated by Riverstone who is reasonably acceptable to the Governance Committee and who qualifies as an Independent Director;

(iii) if the Schlumberger Parties and their Affiliates collectively Beneficially Own at least 20% of the outstanding shares of Common Stock, up to two nominees designated by the Schlumberger Parties who are reasonably acceptable to the Governance Committee and each of whom qualifies as an Independent Director; and

(iv) if the Schlumberger Parties and their Affiliates collectively Beneficially Own at least 10% of the outstanding shares of Common Stock, up to one nominee designated by the Schlumberger Parties who is reasonably acceptable to the Governance Committee and who qualifies as an Independent Director.

The initial designees of Riverstone shall be Ken Babcock and Brett Staffieri. The initial designees of the Schlumberger Parties shall be Simon Ayat and [•]. The Company agrees, to the fullest extent permitted by applicable law (including with respect to any applicable fiduciary duties under Delaware law), that taking all Necessary Action to effectuate the above will include (A) any person designated pursuant to this Section 2.1(a) in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing directors, (B) nominating and recommending such individual to be elected as a director as provided herein, (C) soliciting proxies or consents in favor thereof, and (D) without limiting the foregoing, otherwise using its reasonable best efforts to cause such nominee to be elected to the Board, including providing at least as high a level of support for the election of such nominee as it provides to any other individual standing for election as a director. The Company is entitled to identify such individual as a Riverstone Director or Schlumberger Director, as applicable, pursuant to this Agreement.

(b) So long as the members of the Board are allocated among separate classes of directors, any director designated by Riverstone pursuant to Section 2.1(a) (each, a “Riverstone Director”) will be designated to the class as mutually agreed upon by Riverstone and the Company, and any director designated by the Schlumberger Parties pursuant to Section 2.1(a) (each, a “Schlumberger Director”) will be designated to the class as mutually agreed upon by the Schlumberger Parties and the Company; provided that, in all cases, the number of directors in each class shall be as nearly equal in number as is reasonably possible.

(c) So long as Riverstone is entitled to designate a nominee pursuant to Section 2.1(a)(i) or Section 2.1(a)(ii), Riverstone will have the right to remove such Riverstone Director (with or without cause), from time to time and at any time, from the Board, exercisable upon written notice to the Company, and the Company will take all Necessary Action to cause such removal.

(d) So long as the Schlumberger Parties are entitled to designate a nominee pursuant to Section 2.1(a)(iii) or Section 2.1(a)(iv), the Schlumberger Parties will have the right to remove any such Schlumberger Director (with or without cause), from time to time and at any time, from the Board, exercisable upon written notice to the Company, and the Company will take all Necessary Action to cause such removal.

(e) In the event that a vacancy is created on the Board at any time by the death, disability, resignation or removal of a Riverstone Director or a Schlumberger Director, then (i) Riverstone, with respect to a vacancy created by the death, disability, resignation or removal of a Riverstone Director, or (ii) the Schlumberger Parties, with respect to a vacancy created by the death, disability, resignation or removal of a Schlumberger Director, will be entitled to designate an individual who is reasonably acceptable to the Governance Committee and qualifies as an Independent Director, to fill the vacancy so long as the total number of persons that will serve on the Board as designees of Riverstone or the Schlumberger Parties, as applicable, immediately following the filling of such vacancy, will not exceed the total number of persons Riverstone or the Schlumberger Parties, as applicable, is entitled to designate pursuant to Section 2.1(a) on the date of such replacement designation. The Company, the Schlumberger Parties and Riverstone will take all Necessary Action to cause such replacement designee to become a member of the Board.

(f) In the event that a Riverstone Director is then on the Board and Riverstone is no longer entitled to designate one or more directors pursuant to Section 2.1(a), to the extent requested by the Governance Committee, Riverstone shall promptly cause the Riverstone Director to resign from service on the Board (and all committees thereof on which the Riverstone Director serves) and promptly thereafter the Company may take all Necessary Action to cause the Board to cause the size of the Board to decrease by the number of Riverstone Directors so removed. Notwithstanding anything to the contrary in this Section 2.1, the Company, Riverstone and the Schlumberger Parties agree that, subject to continued approval of the Governance Committee of his qualifications as a director, Ken Babcock shall not be required to resign from the Board if Riverstone and its Affiliates collectively Beneficially Owns at least the number of shares of Common Stock as such Persons owned immediately prior to the Closing.

(g) In the event that a Schlumberger Director is then on the Board and the Schlumberger Parties are no longer entitled to designate one or more directors pursuant to Section 2.1(a), to the extent requested by the Governance Committee, the Schlumberger Parties shall promptly cause any such Schlumberger Director to resign from service on the Board (and all committees thereof on which such Schlumberger Director serves) and promptly thereafter the Company may take all Necessary Action to cause the Board to cause the size of the Board to decrease by the number of Schlumberger Directors so removed.

Section 2.2 Restrictions on Other Agreements. For the avoidance of doubt, the rights granted to Riverstone and the Schlumberger Parties to designate members of the Board are additive to, and not intended to limit in any way, the rights that Riverstone, the Schlumberger Parties or any of their respective Affiliates may have to nominate, elect or remove directors under the Company’s certificate of incorporation, bylaws or the Delaware General Corporation Law.

ARTICLE III

STANDSTILL

Section 3.1 Standstill.

(a) From the date hereof until the fourth anniversary of the Closing Date, the Schlumberger Parties and their Affiliates (and anyone acting on behalf of any such Persons) will not, and will not enter into any agreement, understanding or other binding arrangement to:

(i) acquire, directly or indirectly, Beneficial Ownership of any equity securities of the Company other than in connection with a share split, share dividend or similar transaction;

(ii) publicly seek, make or take any action to solicit or encourage any offer or proposal for any merger, consolidation, tender or exchange offer, sale or purchase of assets or securities or other business combination, restructuring, recapitalization or similar transaction involving the Company;

(iii) “solicit” or become a “participant” in any “solicitation” of any “proxy” (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”)) from or by any other stockholder of the Company in connection with any vote on any matter (whether or not relating to the election or removal of directors), or agree or announce its intention to vote with any Person or group undertaking a “solicitation”;

(iv) form, join or in any way participate in a “group” (as defined under Section 13(d) of the Exchange Act or the rules promulgated thereunder) with respect to any equity securities of the Company;

(v) grant any proxies to any third party with respect to any equity securities of the Company (other than as recommended by the Board) or deposit any equity securities of the Company in a voting trust; or

(vi) request, propose or otherwise seek, in each case in a manner that would require public disclosure, any amendment or waiver of the provisions contained in clauses (i)-(v) of this Section 3.1(a).

(b) The restrictions set forth in Section 3.1(a) shall not apply at any time during which the Schlumberger Parties and their Affiliates collectively Beneficially Own less than 10% of the outstanding Common Stock.

ARTICLE IV

LOCKUP AND TRANSFER RESTRICTIONS

Section 4.1 Lockup and Transfer Restrictions.

(a) The Schlumberger Parties shall not, without the prior written consent of the Company, during the period commencing on the date hereof and continuing for nine (9) months following the date hereof (the “Lock-up Period”), (i) offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, give, assign, distribute, hypothecate, pledge, encumber, grant a security interest in, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of (including through any hedging or other similar transaction) any economic, voting or other rights in or to the Issued Shares, or otherwise transfer or dispose of, directly or indirectly, the Issued Shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Issued Shares (any such transaction described in clause (i) or (ii) above, a “Transfer”). Notwithstanding the foregoing, the restrictions set forth in this Section 4.1 shall not apply to (A) the issuance, sale or transfer of equity securities in Schlumberger Parent or debt securities of Schlumberger Parent; provided, however, that the issuance, sale or transfer of any of the equity securities of any Affiliate of Schlumberger Parent that, directly or indirectly, holds Issued Shares, which issuance, sale or transfer of equity securities results in a change of control of such Affiliate of Schlumberger Parent or which vests the power to vote the Issued Shares in a third Person, shall be a Transfer subject to the restrictions set forth herein; or (B) Transfers to Affiliates of a Schlumberger Party otherwise in compliance with this Agreement; provided, however, that any such Affiliate must agree in writing to be bound by this Agreement by execution of a Joinder Agreement in the form attached hereto as Exhibit A (“Joinder Agreement”) (which such execution shall be deemed, for all purposes, to be the execution of this Agreement), with such transferee being deemed to be a Schlumberger Party for purposes of this Agreement. Notwithstanding the foregoing, no Schlumberger Party shall be entitled to Transfer shares of Common Stock to securityholders of Schlumberger Parent during the Lock-Up Period even if such securityholder is an Affiliate.

(b) Notwithstanding anything in this Article IV to the contrary, from the date hereof until the fourth anniversary of the Closing Date, without prior approval of two-thirds of the Board, the Schlumberger Parties shall not, and shall cause their Affiliates not to, make any Transfer of Common Stock (i) to any Person or entity that is itself or through its Controlled subsidiaries directly involved in the operation or ownership of hydraulic fracturing services in onshore North America (excluding institutional funds and similar passive investment vehicles) or (ii) to any Person or member of a group that is a Schedule 13D filer with respect to the Company or that would be required under the Exchange Act, promptly after the time such Transfer is consummated, to file a Schedule 13D with respect to the Company after giving effect to such Transfer.

ARTICLE V

EFFECTIVENESS AND TERMINATION

Section 5.1 Effectiveness. This Agreement will be deemed to be effective concurrently with the effectiveness of the Business Combination. However, to the extent the Business Combination does not occur, the provisions of this Agreement will be without any force or effect.

Section 5.2 Termination.

(a) This Agreement will terminate with respect to the Schlumberger Parties at the earliest of (i) such time as the Schlumberger Parties (including any Affiliate of any Schlumberger Party that executed a Joinder Agreement) are no longer entitled to any rights or subject to any obligations or restrictions set forth in Article II, Article III or Article IV of this Agreement, (ii) such time as the Schlumberger Parties and their Affiliates do not Beneficially Own any shares of Common Stock and (iii) the written agreement of the Schlumberger Parties and the Company terminating this Agreement with respect to the Schlumberger Parties. The obligations and restrictions under Section 2.1(g) shall survive the termination of this Agreement.

(b) This Agreement will terminate with respect to Riverstone at the earliest of (i) such time as Riverstone and its Affiliates no longer collectively Beneficially Own at least 10% of the outstanding shares of Common Stock and (ii) the delivery of written notice to the Company by Riverstone requesting the termination of this Agreement with respect to Riverstone. The obligations and restrictions under Section 2.1(f) shall survive the termination of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Notices. All notices, requests, demands and other communications under this Agreement will be in writing and will be personally delivered, sent by nationally recognized overnight courier, mailed by registered or certified mail or be sent by electronic mail to such party at the address set forth below (or such other address as will be specified by like notice). Notices will be deemed to have been duly given hereunder if (a) personally delivered, when received, (b) sent by nationally recognized overnight courier, one (1) business day after deposit with the nationally recognized overnight courier, (c) mailed by registered or certified mail, five (5) business days after the date on which it is so mailed, and (d) sent by electronic mail, on the date sent so long as such communication is transmitted before 5:00 p.m. in the time zone of the receiving party on a business day, otherwise, on the next business day.

(i) If to the Company, to:

Liberty Oilfield Services Inc.

950 17th Street, Suite 2000

Denver, Colorado 80202

Attention: R. Sean Elliott

E-mail: sean.elliott@Libertyfrac.com

(ii) If to Riverstone, to:

712 Fifth Avenue, 51st Floor

New York, New York 10019

Attention: General Counsel

E-mail: scoats@riverstonellc.com

(iii) If to the Schlumberger Parties, to:

Schlumberger Technology Corporation

3600 Briarpark Drive

Houston, TX 77042

Attention: General Counsel

Email: slaureles@slb.com

with a copy (which shall not constitute notice) to:

Schlumberger Limited

5599 San Felipe

Houston, TX 77056

Attention: General Counsel

Email: slaureles@slb.com

Section 6.2 Severability. The provisions of this Agreement will be deemed severable, and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 6.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which, taken together, will be considered one and the same agreement.

Section 6.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

Section 6.5 Further Assurances. Each party hereto will execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.

Section 6.6 Governing Law; Equitable Remedies. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto will be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party hereto further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 6.7 Consent To Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement, each of the parties hereto hereby irrevocably (a) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware and the appellate courts therefrom (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to their respective addresses referred to in Section 6.1 hereof; provided, however, that nothing herein will affect the right of any party hereto to serve process in any other manner permitted by law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART, UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND TO HAVE ALL MATTERS RELATING TO THIS AGREEMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 6.8 Amendments; Waivers.

(a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed (i) in the case of an amendment, by each of the parties hereto (including any amendment providing for additional obligations hereunder of any party hereto), and (ii) in the case of a waiver, by each of the parties against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.9 Assignment. Except as expressly permitted by Section 4.1, neither this Agreement nor any of the rights or obligations hereunder will be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and its assigns.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

LIBERTY OILFIELD SERVICES INC.

By:
Name:	Christopher A. Wright
Title:	Chief Executive Officer

AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

RIVERSTONE:

R/C IV LIBERTY HOLDINGS, L.P.

By: Riverstone/Carlyle Energy Partners IV, L.P., its general partner

By: R/C Energy GP IV, LLC, its general partner

By:
Name:
Title:

R/C ENERGY IV DIRECT PARTNERSHIP, L.P.

By: Riverstone/Carlyle Energy Partners IV, L.P., its general partner

By: R/C Energy GP IV, LLC, its general partner

By:
Name:
Title:

AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

SCHLUMBERGER PARTIES:

SCHLUMBERGER TECHNOLOGY CORPORATION

By:
Name:
Title:

SCHLUMBERGER CANADA LIMITED

By:
Name:
Title:

AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

Exhibit A

FORM OF JOINDER AGREEMENT

[DATE]

The undersigned hereby absolutely, unconditionally and irrevocably agrees to be bound by the terms and provisions of that certain Amended and Restated Stockholders Agreement, dated as of August 31, 2020, by and among Liberty Oilfield Services Inc., a Delaware corporation, R/C IV Liberty Holdings, L.P., a Delaware limited partnership, R/C Energy IV Direct Partnership, L.P., a Delaware limited partnership, Schlumberger Technology Corporation, a Texas corporation, and Schlumberger Canada Limited, a corporation organized pursuant to the laws of the Province of Alberta, (the “Stockholders Agreement”), and to join in the Stockholders Agreement as a Schlumberger Party (as defined in the Stockholders Agreement) with the same force and effect as if the undersigned were originally a party thereto.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of [DATE].

Name:

AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

EXHIBIT B

Canadian Restructuring Contribution Agreement

[Intentionally Omitted]

Exhibit B

EXHIBIT C

Employee Matters Agreement Term Sheet

[Intentionally Omitted]

Exhibit C

EXHIBIT D

Equity Assignment Agreement

[Intentionally Omitted]

Exhibit D

EXHIBIT E

Intellectual Property License Agreement

[Intentionally Omitted]

Exhibit E

EXHIBIT F

Registration Rights Agreement

[To be attached.]

Exhibit F

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2020, is entered into by and among Liberty Oilfield Services Inc., a Delaware corporation (the “Company”), Schlumberger Technology Corporation, a Texas corporation (“Schlumberger US”), Schlumberger Canada Limited, a corporation organized pursuant to the laws of the Province of Alberta (“Schlumberger Canada” (together with Schlumberger US, the “Schlumberger Parties”), and each of the other Existing Holders (as defined below) listed on the signature pages hereto (together with the Company, the Schlumberger Parties and each of the other the Holders set forth on Schedule I attached hereto, the “Parties”).

BACKGROUND

WHEREAS, in connection with the Company’s initial public offering of its Common Stock, the Company provided registration rights with respect to certain Registrable Securities pursuant to that certain Registration Rights Agreement (the “Original Agreement”), dated as of January 17, 2018, by and among the Company and the initial holders signatory thereto;

WHEREAS, the Company and the Schlumberger Parties have entered into that certain Master Transaction Agreement, dated as of August 31, 2020, by and among Schlumberger US, Schlumberger Canada, Liberty Oilfield Services New HoldCo LLC, a Delaware limited liability company, LOS Canada Operations Inc., a British Columbia corporation, and the Company (the “Transaction Agreement”), pursuant to which, among other things, the Company has agreed to provide registration rights following the expiration of the Lockup Period with respect to the Registrable Securities received by the Schlumberger Parties as part of the Share Consideration (as defined in the Transaction Agreement); and

WHEREAS, the Majority Holders, constituting the holders of a majority of the Registrable Securities as of the date hereof, desire to amend and restate the Original Agreement in its entirety pursuant to Section 9(c) thereof as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby amend and restate the Original Agreement in its entirety as follows:

1. Certain Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to any specified Person, a Person that directly or indirectly Controls or is Controlled by, or is under common Control with, such specified Person. For purposes hereof, the Company and its subsidiaries shall not be deemed to be an Affiliate of Riverstone or the Schlumberger Parties.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Blackout Period” has the meaning given to such term in Section 3(o).

“Board” means the board of directors of the Company.

“Schlumberger Combination” means the transactions contemplated by the Transaction Agreement.

“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any other day on which banking institutions in the State of New York are authorized or required to be closed by law or governmental action.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Common Stock” means the Class A common stock, par value $0.01 per share, of the Company.

“Company Securities” means any equity interest of any class or series in the Company.

“Control” (including the terms “Controls,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to (a) direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise or (b) vote 10% or more of the securities having ordinary voting power for the election of directors of a Person.

“Demand Notice” has the meaning given to such term in Section 2(a)(i).

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.

“Effectiveness Deadline” has the meaning given to such term in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Existing Holder” means each of the Persons listed on Schedule I hereto.

“Holder” means, unless and until such Person ceases to hold any Registrable Securities, each of the Existing Holders, Schlumberger US, Schlumberger Canada and any holder of Registrable Securities to whom registration rights conferred by this Agreement have been Transferred in compliance with Section 10(e) hereof; provided, that such transferee shall be a Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.

“Initiating Holder” means the Sponsoring Holder delivering the Demand Notice or the Underwritten Offering Notice, as applicable.

“Laurel” means Laurel Road I and Laurel Road II.

“Laurel Road I” means Laurel Road, LLC, a California limited liability company.

“Laurel Road II” means Laurel Road II, LLC, a California limited liability company.

“Lockup Period” means the period of time beginning on the date hereof and ending on [•].1

“Material Adverse Change” means (a) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (b) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (c) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or a change in national or international financial, political or economic conditions, or (d) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), operations, results of operations or prospects of the Company and its subsidiaries taken as a whole.

“Person” means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, estate, trust, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or, to the knowledge of the Company, to be threatened.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“R/C Holdings” means R/C IV Liberty Holdings, L.P., a Delaware limited partnership.

“R/C Partnership” means R/C Energy IV Direct Partnership, L.P., a Delaware limited partnership.

“Registrable Securities” means the Shares; provided, however, that Registrable Securities shall not include: (a) any Shares that have been registered under the Securities Act and disposed of pursuant to an effective Registration Statement or otherwise transferred to a Person who is not entitled to the registration and other rights hereunder; (b) any Shares that have been sold or transferred by the Holder thereof pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144; and (c) any Shares that cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise).

[1]	NT Draft: To be the date that is nine months following the closing of the Schlumberger Combination.

“Registration Statement” means a registration statement of the Company in the form required to register under the Securities Act and other applicable law for the resale of the Registrable Securities in accordance with the intended plan of distribution of each Holder included therein, and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments (including a shelf takedown prospectus to the extent requested by a Sponsoring Holder in connection with a Demand Request at a time that a Shelf Registration Statement, or other Registration Statement pursuant to which the applicable Registrable Securities may be offered on a continuous or delayed basis, is effective), all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Requested Underwritten Offering” has the meaning given to such term in Section 2(b).

“Riverstone” means R/C Holdings and R/C Partnership.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

“Shares” means the shares of Common Stock held by the Existing Holders as of the date hereof and the Schlumberger Parties upon the consummation of the Schlumberger Combination, and any other equity interests of the Company or equity interests in any successor of the Company issued in respect of such shares by reason of or in connection with any stock dividend, stock split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of the Company.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission on Form S-3, or Form S-1 if Form S-3 is not available for use by the Company at such time (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) covering the Registrable Securities, as applicable.

“SH Ventures” means SH Ventures LOS, LLC, a Delaware limited liability company.

“Sponsoring Holder” means (a) Riverstone unless and until Riverstone ceases to hold any Registrable Securities, (b) the Schlumberger Parties unless and until the Schlumberger Parties cease to hold any Registrable Securities and (c) any holder of Registrable Securities to whom registration rights of a “Sponsoring Holder” conferred by this Agreement have been transferred in compliance with Section 10(e) hereof or the Original Agreement; provided, that any Person referenced in clause (c) shall be a Sponsoring Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.

“Suspension Period” has the meaning given to such term in Section 10(b).

“Trading Market” means the principal national securities exchange on which Registrable Securities are listed.

“Transfer” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of law), of Registrable Securities (or any interest (pecuniary or otherwise) therein or right thereto), including derivative or similar transactions or arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Registrable Securities are transferred or shifted to another Person.

“Underwritten Offering” means an underwritten offering of Common Stock for cash (whether a Requested Underwritten Offering or in connection with a public offering of Common Stock by the Company, stockholders or both), excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or S-8 or an offering on any registration statement form that does not permit secondary sales.

“Underwritten Offering Notice” has the meaning given to such term in Section 2(b).

“VWAP” means, as of a specified date and in respect of Registrable Securities, the volume weighted average price for such security on the Trading Market for the five trading days immediately preceding, but excluding, such date.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections refer to sections of this Agreement; (c) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated.

2. Registration.

(a) Initial Registration

(i) At the expiration of the Lockup Period, the Company shall file with the Commission a Registration Statement registering the offering and the sale of all the Registrable Securities held by the Schlumberger Parties from time to time as permitted by Rule 415 on the terms and conditions specified in this Section 2(a), which Registration Statement shall be automatically effective, provided, that if the Company is no longer a WKSI at the expiration of the Lockup Period it shall use its reasonable best efforts to cause such Registration Statement to be declared effective as promptly as reasonably practicable after the initial filing thereof, but in no event later than 20 days following the filing deadline (the “Effectiveness Deadline”), further provided, that the Effectiveness Deadline shall be extended to 60 days after the filing deadline if the Registration Statement is reviewed by and receives comments from, the Commission and 90 days after the filing deadline if the Company is not then eligible to register for resale the Registrable Securities on Form S-3. The Registration Statement filed with the Commission pursuant to this Section 2(a)(i) shall be a shelf registration statement on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit the Schlumberger Parties to sell such Registrable Securities pursuant to Rule 415 at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this Section 2(a)(i) shall provide for the resale pursuant to any method or combination of methods legally available to, and reasonably requested prior to effectiveness by, the Schlumberger Parties. The Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this Section 2(a)(i) to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Schlumberger Parties until all such Registrable Securities have ceased to be Registrable Securities. When effective, a Registration Statement filed pursuant to this Section 2(a)(i) (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made) other than any untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Schlumberger Party specifically for use in the preparation thereof.

(b) Demand Registration.

(i) Any Sponsoring Holder shall have the option and right, exercisable by delivering a written notice to the Company (a “Demand Notice”), to require the Company to, pursuant to the terms of and subject to the limitations contained in this Agreement, prepare and file with the Commission a Registration Statement registering the offering and sale of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice, which may include sales on a delayed or continuous basis pursuant to Rule 415 pursuant to a Shelf Registration Statement (a “Demand Registration”). The Demand Notice must set forth the number of Registrable Securities that the Initiating Holder intends to include in such Demand Registration and the intended methods of disposition thereof. Notwithstanding anything to the contrary herein, in no event shall the Company be required to effectuate a Demand Registration unless the dollar amount of the Registrable Securities of the Initiating Holder to be included therein is reasonably likely to result in gross sale proceeds of at least $25 million based on the VWAP (the “Minimum Amount”) as of the date of the Demand Notice.

(ii) Within five Business Days (or if the Registration Statement will be a Shelf Registration Statement, within two Business Days) after the receipt of the Demand Notice, the Company shall give written notice of such Demand Notice to all Holders and, within 30 days after receipt of the Demand Notice (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case, within 90 days thereof), shall, subject to the limitations of this Section 2(b), file a Registration Statement in accordance with the terms and conditions of the Demand Notice, which Registration Statement shall cover all of the Registrable Securities that the Holders shall in writing request to be included in the Demand Registration (such request to be given to the Company within three Business Days (or if the Registration Statement will be a Shelf Registration Statement, within one Business Day) after receipt of notice of the Demand Notice given by the Company pursuant to this Section 2(a)(iii)). The Company shall use reasonable best efforts to cause such Registration Statement to become and remain effective under the Securities Act until the earlier of (A) 180 days (or two years if a Shelf Registration Statement is requested) after the Effective Date or (B) the date on which all Registrable Securities covered by such Registration Statement have been sold (the “Effectiveness Period”); provided, however, that such period shall be extended for a period of time equal to the period the Holders refrain from selling any securities included in such Registration Statement at the request of an underwriter of the Company or the Company pursuant to this Agreement.

(iii) Subject to the other limitations contained in this Agreement, the Company is not obligated hereunder to effect (A) a Demand Registration within 90 days after the closing of any Underwritten Offering, (B) more than a total of one Demand Registration for which any transferee of Laurel in accordance with Section 10(e) is the Initiating Holder, (C) more than a total of one Demand Registration for which any transferee of SH Ventures in accordance with Section 10(e) is the Initiating Holder, and (D) a subsequent Demand Registration pursuant to a Demand Notice if a Registration Statement covering all of the Registrable Securities held by the Initiating Holder shall have become and remains effective under the Securities Act and is sufficient to permit offers and sales of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice in accordance with the intended timing and method or methods of distribution thereof specified in the Demand Notice. Subject to the foregoing sentence, following the date of this Agreement, Riverstone and, upon the expiration of the Lockup Period, the Schlumberger Parties (or, in each case, any transferee thereof in accordance with Section 10(e)) shall each be permitted to be the Initiating Holder for an unlimited number of Demand

Registrations (including any demands for registration of the offer and sale of Registrable Securities on Form S-3 (so long as the Company is eligible to use Form S-3)). No Demand Registration shall be deemed to have occurred for purposes of this Section 2(a)(iv) if the Registration Statement relating thereto does not become effective or is not maintained effective for its entire Effectiveness Period, in which case the Initiating Holder shall be entitled to an additional Demand Registration in lieu thereof. Further, a Demand Registration shall not constitute a Demand Registration of the Initiating Holder for purposes of this Section 2(a)(iv) if, as a result of Section 2(a)(vii)(A), there is included in the Demand Registration less than the lesser of (i) Registrable Securities of the Initiating Holder having a VWAP measured on the effective date of the related Registration Statement of $25 million and (ii) two-thirds of the number of Registrable Securities the Initiating Holder set forth in the applicable Demand Notice.

(iv) A Holder may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of a notice from the Initiating Holder that the Initiating Holder is withdrawing an amount of its Registrable Securities from the Demand Registration such that the remaining amount of Registrable Securities of the Initiating Holder to be included in the Demand Registration is reasonably likely to result in gross sale proceeds below the Minimum Amount, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement. Such registration nonetheless shall be deemed a Demand Registration with respect to the Initiating Holder for purposes of Section 2(a)(iv) unless (A) the Initiating Holder shall have paid or reimbursed the Company for its pro rata share of all reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the withdrawn registration of such Registrable Securities (based on the number of securities the Initiating Holder sought to register, as compared to the total number of securities included in such Demand Registration) or (B) the withdrawal is made following the occurrence of a Material Adverse Change or pursuant to the Company’s request for suspension pursuant to Section 3(o).

(v) The Company may include in any such Demand Registration other Company Securities for sale for its own account or for the account of any other Person, subject to Section 2(a)(vii) and Section 2(c)(iii).

(vi) In the case of a Demand Registration not being underwritten, if the Initiating Holder advises the Company that in its reasonable opinion the aggregate number of securities requested to be included exceeds the number that can be included without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the Company shall include in such Demand Registration only that number of securities that in the reasonable opinion of the Initiating Holder will not have such adverse effect, with such number to be allocated as follows: (A) first, pro-rata among all Holders (including the Initiating Holder) that have requested to participate in such Demand Registration based on the relative number of Registrable Securities then held by each such Holder; (B) second, if there remains availability for additional securities to be included in such Demand Registration, the Company; and (C) third, if there remains availability for additional securities to be included in such Demand Registration, any other holders entitled to participate in such Demand Registration, if applicable, based on the relative number of securities such holder is entitled to include in such Demand Registration.

(vii) The Company shall use its reasonable best efforts to qualify for registration on Form S-3. To the extent an Automatic Shelf Registration Statement has been filed, the Company shall use commercially reasonable efforts to remain a WKSI and not become an ineligible issuer (as defined in Rule 405 under the Securities Act) during the period during which such Automatic Shelf Registration Statement is required to remain effective. If the Automatic Shelf Registration Statement has been outstanding for at least three years, at the end of the third year the Company shall refile a new Automatic Shelf Registration Statement covering the Registrable Securities that remain unsold. If at any time when the Company is required to re-evaluate its WKSI status, the Company determines that it is not a WKSI, the Company shall use commercially reasonable efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective. Subject to the limitations contained in this Agreement, the Company shall effect any Demand Registration on such appropriate registration form of the Commission (A) as shall be selected by the Company and (B) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the Demand Notice; provided, that if the Company becomes, and is at the time of its receipt of a Demand Notice, a WKSI, the Demand Registration for any offering and selling of Registrable Securities shall be effected pursuant to an Automatic Shelf Registration Statement, which shall be on Form S-3 or any equivalent or successor form under the Securities Act (if available to the Company). If at any time a Registration Statement on Form S-3 is effective and a Holder provides written notice to the Company that it intends to effect an offering of all or part of the Registrable Securities included on such Registration Statement, the Company will amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place.

(viii) Without limiting Section 3, in connection with any Demand Registration pursuant to and in accordance with this Section 2(b), the Company shall (A) promptly prepare and file or cause to be prepared and filed (1) such additional forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents, as may be necessary or advisable to register or qualify the securities subject to such Demand Registration, including under the securities laws of such jurisdictions as the Holders shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would become subject to general service of process or to taxation or qualification to do business in such jurisdiction solely as a result of registration and (2) such forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents as may be necessary to apply for listing or to list the Registrable Securities subject to such Demand Registration on the Trading Market and (B) do any and all other acts and things that may be reasonably necessary or appropriate or reasonably requested by the Holders to enable the Holders to consummate a public sale of such Registrable Securities in accordance with the intended timing and method or methods of distribution thereof.

(ix) In the event a Holder Transfers Registrable Securities included on a Registration Statement and such Registrable Securities remain Registrable Securities following such Transfer, at the request of such Holder, the Company shall amend or supplement such Registration Statement as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Registration Statement; provided, that in no event shall the Company be required to file a post-effective amendment to the Registration Statement unless

(A) such Registration Statement includes only Registrable Securities held by the Holder, Affiliates of the Holder or transferees of the Holder or (B) the Company has received written consent therefor from each Person for whom Registrable Securities have been registered on (but not yet sold under) such Registration Statement, other than the Holder, Affiliates of the Holder or transferees of the Holder.

(c) Requested Underwritten Offering. Any Sponsoring Holder then able to effectuate a Demand Registration pursuant to the terms of Section 2(b) (or who has previously effectuated a Demand Registration pursuant to Section 2(b) but has not engaged in an Underwritten Offering in respect of such Demand Registration) shall have the option and right, exercisable by delivering written notice to the Company of its intention to distribute Registrable Securities by means of an Underwritten Offering (an “Underwritten Offering Notice”), to require the Company, pursuant to the terms of and subject to the limitations of this Agreement, to effectuate a distribution of any or all of its Registrable Securities by means of an Underwritten Offering pursuant to a new Demand Registration or pursuant to an effective Registration Statement covering such Registrable Securities (a “Requested Underwritten Offering”); provided, that the dollar amount of the Registrable Securities of such Initiating Holder requested to be included in such Requested Underwritten Offering is reasonably likely to result in gross sale proceeds at least equal to the Minimum Amount as of the date of such Underwritten Offering Notice. The Underwritten Offering Notice must set forth the number of Registrable Securities that the Initiating Holder intends to include in such Requested Underwritten Offering. The managing underwriter or managing underwriters of a Requested Underwritten Offering shall be designated by the Company; provided, however, that such designated managing underwriter or managing underwriters shall be reasonably acceptable to the Initiating Holder. Notwithstanding the foregoing, the Company is not obligated to effect a Requested Underwritten Offering within 90 days after the closing of an Underwritten Offering. Any Requested Underwritten Offering (other than the first Requested Underwritten Offering made in respect of a prior Demand Registration) shall constitute a Demand Registration of the Initiating Holder for purposes of Section 2(a)(iv) (it being understood that if requested concurrently with a Demand Registration then, together, such Demand Registration and Requested Underwritten Offering shall count as one Demand Registration); provided, however, that a Requested Underwritten Offering shall not constitute a Demand Registration of the Initiating Holder for purposes of Section 2(a)(iv) if, as a result of Section 2(c)(iii)(A), the Requested Underwritten Offering include less than the lesser of (i) Registrable Securities of the Initiating Holder having a VWAP measured on the effective date of the related Registration Statement of $10 million and (ii) two-thirds of the number of Registrable Securities the Initiating Holder set forth in the applicable Underwritten Offering Notice.

(d) Piggyback Registration and Piggyback Underwritten Offering.

(i) If the Company shall at any time propose to file a registration statement under the Securities Act with respect to an offering of Common Stock (other than a registration statement on Form S-4, Form S-8 or any successor forms thereto or filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan and other than a Demand Registration), whether or not for its own account, then the Company shall promptly notify all Holders of such proposal reasonably in advance of (and in any event at least five Business Days, except if the registration statement will be a Shelf Registration Statement, at least two Business Days, before) the anticipated filing date (the “Piggyback Registration

Notice”). The Piggyback Registration Notice shall offer Holders the opportunity to include for registration in such registration statement the number of Registrable Securities as they may request in writing (a “Piggyback Registration”). The Company shall use commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Company has received written requests for inclusion therein (“Piggyback Registration Request”) within three Business Days or, if the Piggyback Registration will be on a Shelf Registration Statement, within one Business Day, after sending the Piggyback Registration Notice. For the avoidance of doubt, the failure to receive such notice within the aforementioned timeframes shall result in a waiver of such Holder’s participation right. Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration by giving written notice to the Company of its request to withdraw; provided, that (A) such request must be made in writing prior to the effectiveness of such registration statement and (B) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the Piggyback Registration as to which such withdrawal was made. Any withdrawing Holder shall continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of Common Stock, all upon the terms and conditions set forth herein.

(ii) If the Company shall at any time propose to conduct an Underwritten Offering (including a Requested Underwritten Offering), whether or not for its own account, then the Company shall promptly notify all Holders of such proposal reasonably in advance of (and in any event at least five Business Days, except if the Underwritten Offering will be made pursuant to a Shelf Registration Statement, at least two Business Days, before) the commencement of the offering, which notice shall set forth the principal terms and conditions of the issuance, including the proposed offering price or range of offering prices (if known), the anticipated filing date of the related registration statement (if applicable) and the number of shares of Common Stock that are proposed to be registered (the “Underwritten Offering Piggyback Notice”). The Underwritten Offering Piggyback Notice shall offer Holders the opportunity to include in such Underwritten Offering (and any related registration, if applicable) the number of Registrable Securities as they may request in writing (an “Underwritten Piggyback Offering”); provided, however, that in the event that the Company proposes to effectuate the subject Underwritten Offering pursuant to an effective Shelf Registration Statement other than an Automatic Shelf Registration Statement, only Registrable Securities of Holders which are subject to an effective Shelf Registration Statement may be included in such Underwritten Piggyback Offering. The Company shall use commercially reasonable efforts to include in each such Underwritten Piggyback Offering such Registrable Securities for which the Company has received written requests for inclusion therein within three Business Days or, if such Underwritten Piggyback Offering will be made pursuant to a Shelf Registration Statement, within one Business Day after sending the Underwritten Offering Piggyback Notice. Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from an Underwritten Piggyback Offering at any time prior to the effectiveness of the applicable registration statement, and such Holder shall continue to have the right to include any Registrable Securities in any subsequent Underwritten Offerings, all upon the terms and conditions set forth herein.

(iii) If the managing underwriter or managing underwriters of an Underwritten Offering advise the Company and the Holders that in their reasonable opinion that the inclusion of all of the Holders’ Registrable Securities requested for inclusion in the subject Underwritten Offering (and any related registration, if applicable) (and any other Common Stock proposed to be included in such offering) exceeds the number that can be included without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the Company shall include in such Underwritten Offering (and any related registration, if applicable) only that number of shares of Common Stock proposed to be included in such Underwritten Offering (and any related registration, if applicable) that, in the reasonable opinion of the managing underwriter or managing underwriters, will not have such adverse effect, with such number to be allocated as follows: (A) in the case of a Requested Underwritten Offering, (1) first, pro-rata among all Holders (including the Initiating Holder) that have requested to include Registrable Securities in such Underwritten Offering based on the relative number of Registrable Securities then held by each such Holder, (2) second, if there remains availability for additional shares of Common Stock to be included in such Underwritten Offering, the Company, and (3) third, if there remains availability for additional shares of Common Stock to be included in such Underwritten Offering, any other holders entitled to participate in such Underwritten Offering, if applicable, based on the relative number of shares of Common Stock then held by each such holder; and (B) in the case of any other Underwritten Offerings, (x) first, to the Company, (y) second, if there remains availability for additional shares of Common Stock to be included in such Underwritten Offering, pro-rata among all Holders desiring to include Registrable Securities in such Underwritten Offering based on the relative number of Registrable Securities then held by each such Holder, and (z) third, if there remains availability for additional shares of Common Stock to be included in such registration, pro-rata among any other holders entitled to participate in such Underwritten Offering, if applicable, based on the relative number of shares of Common Stock then held by each such holder. If any Holder disapproves of the terms of any such Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s) delivered on or prior to the time of the pricing of such offering. Any Registrable Securities withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(iv) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(d) at any time in its sole discretion whether or not any Holder has elected to include Registrable Securities in such Registration Statement. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 7 hereof.

3. Registration and Underwritten Offering Procedures. The procedures to be followed by the Company and each Holder electing to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of the Company and such Holders, with respect to the preparation, filing and effectiveness of such Registration Statement and the effectuation of any Underwritten Offering, are as follows:

(a) In connection with a Demand Registration, the Company will, at least three Business Days prior to the anticipated filing of the Registration Statement and any related Prospectus or any amendment or supplement thereto (other than, after effectiveness of the Registration Statement, any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), (i) furnish to such Holders copies of all such documents prior to filing and (ii) use commercially reasonable efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose prior to the filing thereof.

(b) In connection with a Piggyback Registration, Underwritten Piggyback Offering or a Requested Underwritten Offering, the Company will, at least three Business Days (or in the case of a Shelf Registration Statement or an offering that will be made pursuant to a Shelf Registration Statement, at least one Business Day) prior to the anticipated filing of any initial Registration Statement that identifies the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto), as applicable, furnish to such Holders copies of any such Registration Statement or related Prospectus or amendment or supplement thereto that identify the Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Holders and provide information with respect thereto). The Company will also use commercially reasonable efforts to address in each such document when so filed with the Commission such comments as such Holders reasonably shall propose prior to the filing thereof.

(c) The Company will use commercially reasonable efforts to, as promptly as reasonably practicable, (i) prepare and file with the Commission such amendments (including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith) as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders, (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424, and (iii) respond to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable, provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to such Holders as selling stockholders but not any comments that would result in the disclosure to such Holders of material and non-public information concerning the Company.

(d) The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(e) The Company will notify such Holders who are included in a Registration Statement as promptly as reasonably practicable: (i)(A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement in which such Holder is included has been filed; (B) when the Commission notifies the Company whether there will be a “review” of the applicable Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of such Holders that pertain to such Holders as selling stockholders); and (C) with respect to each applicable Registration

Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no notice by the Company shall be required pursuant to this clause (v) in the event that the Company either promptly files a prospectus supplement to update the Prospectus or a Current Report on Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) The Company will use commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable, or if any such order or suspension is made effective during any Blackout Period or Suspension Period, as promptly as reasonably practicable after such Blackout Period or Suspension Period is over.

(g) During the Effectiveness Period, the Company will furnish to each such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company will not have any obligation to provide any document pursuant to this clause (g) that is available on the Commission’s EDGAR system.

(h) The Company will promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) authorized by the Company for use and each amendment or supplement thereto as such Holder may reasonably request during the Effectiveness Period. Subject to the terms of this Agreement, including Section 10(b), the Company consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(i) The Company will cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing. In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the Effective Date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder of such Registrable Securities under the Registration Statement.

(j) Upon the occurrence of any event contemplated by Section 3(e)(v), as promptly as reasonably practicable, the Company will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) With respect to Underwritten Offerings, (i) the right of any Holder to include such Holder’s Registrable Securities in an Underwritten Offering shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (ii) each Holder participating in such Underwritten Offering agrees to enter into an underwriting agreement in customary form and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to select the managing underwriter or managing underwriters hereunder and (iii) each Holder participating in such Underwritten Offering agrees to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents customarily and reasonably required under the terms of such underwriting arrangements. The Company hereby agrees with each Holder that, in connection with any Underwritten Offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to procure customary legal opinions, auditor “comfort” letters and reports of the independent petroleum engineers of the Company relating to the oil and gas reserves of the Company included in the Registration Statement if the Company has had its reserves prepared, audited or reviewed by an independent petroleum engineer.

(l) For a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, the Company will make available, upon reasonable notice at the Company’s principal place of business or such other reasonable place, for inspection during normal business hours by a representative or representatives of the selling Holders, the managing underwriter or managing underwriters and any attorneys or accountants retained by such selling

Holders or underwriters, all such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless disclosure of such information is required by court or administrative order or, in the opinion of counsel to such Person, law, in which case, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure.

(m) In connection with any Requested Underwritten Offering, the Company will use commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and road shows.

(n) Each Holder agrees to furnish to the Company any other information regarding the Holder and the distribution of such securities as the Company reasonably determines is required to be included in any Registration Statement or any Prospectus or prospectus supplement relating to an Underwritten Offering.

(o) Notwithstanding any other provision of this Agreement, the Company shall not be required to file a Registration Statement (or any amendment thereto) or effect a Requested Underwritten Offering (or, if the Company has filed a Shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement) for a period of up to 60 days if (i) the Board determines that a postponement is in the best interest of the Company and its stockholders generally due to a pending transaction involving the Company (including a pending securities offering by the Company), (ii) the Board determines such registration would render the Company unable to comply with applicable securities laws or (iii) the Board determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”); provided, however, that in no event shall any Blackout Period together with any Suspension Period exceed an aggregate of 120 days in any 12-month period.

(p) In connection with an Underwritten Offering, the Company shall use all commercially reasonable efforts to provide to each Holder named as a selling securityholder in any Registration Statement a copy of any auditor “comfort” letters, customary legal opinions or reports of the independent petroleum engineers of the Company relating to the oil and gas reserves of the Company, in each case that have been provided to the managing underwriter or managing underwriters in connection with the Underwritten Offering, not later than the Business Day prior to the effective date of such Registration Statement.

4. Standstill. At any time that the Company is engaged in an Underwritten Offering of its securities (on its own behalf, on behalf of selling Holders or both), no Holder participating in such Underwritten Offering will Transfer any Registrable Securities on any securities exchange or in the over-the-counter or any other public trading market for whatever period of time the Company (upon the recommendation of its underwriters) requests by written notice to the Holder; provided, however, that (excluding the Company’s initial public offering) such request shall not be for a period extending longer than 90 days after the later of (a) the effective date of the registration statement relating to such Underwritten Offering, and (b) the date of the underwriting agreement relating to such Underwritten Offering, and this Section 4 shall not limit any Holder’s right to include Registrable Securities in any such Underwritten Offering pursuant to any demand or piggyback registration rights, as applicable, that any Holder may have pursuant to this Agreement.

5. Merger Lockup Period. Consistent with the provisions of the Transaction Agreement, notwithstanding anything in his Agreement to the contrary, the Schlumberger Parties shall not be entitled to the registration rights and other rights conferred by this Agreement until following the expiration of the Lockup Period.

6. No Inconsistent Agreements; Additional Rights. The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that is inconsistent in any material respect with the rights granted to the Holders by this Agreement.

7. Registration Expenses. All Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Demand Registration, Requested Underwritten Offering, Piggyback Registration or Underwritten Piggyback Offering (in each case, excluding any Selling Expenses) shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to a Registration Statement. “Registration Expenses” shall include, without limitation, (a) all registration and filing fees (including fees and expenses (i) with respect to filings required to be made with the Trading Market and (ii) in compliance with applicable state securities or “Blue Sky” laws), (b) printing expenses (including expenses of printing certificates for Company Securities and of printing Prospectuses if the printing of Prospectuses is reasonably requested by a Holder of Registrable Securities included in the Registration Statement), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel, auditors, accountants and independent petroleum engineers for the Company, (e) Securities Act liability insurance, if the Company so desires such insurance, (f) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, (g) fees and disbursements of one counsel for the Sponsoring Holders whose Registrable Securities are included in a Registration Statement, which counsel shall be selected by the holders of a majority of the Registrable Securities held by the Sponsoring Holders included in such Registration Statement, and (h) all expenses relating to marketing the sale of the Registrable Securities, including expenses related to conducting a “road show.” In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Trading Market.

8. Indemnification.

(a) The Company shall indemnify and hold harmless each Holder, its Affiliates and each of their respective direct and indirect partners (including partners of partners and stockholders and members of partners), members, stockholders, officers, directors, employees and any agent thereof (collectively, “Holder Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees of a single counsel representing all Holder Indemnified Persons or, if the representation of all Holder Indemnified Persons by the same counsel would be inappropriate under applicable standards of professional conduct, then as many counsel as may be needed under such standards of professional conduct to represent all Holder Indemnified Persons) and expenses, judgments, taxes, fines, penalties, diminution in value, interest, settlements or other amounts of any kind or nature whatsoever (including all amounts paid in investigation, defense or settlement of the foregoing and consequential damages) arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Holder Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, in any preliminary prospectus (if the Company authorized the use of such preliminary prospectus prior to the Effective Date), or in any summary or final prospectus or free writing prospectus (if such free writing prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable to any Holder Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or free writing prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder Indemnified Person or any underwriter specifically for use in the preparation thereof. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. This indemnity shall be in addition to any liability the Company may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnified Person or any indemnified party and shall survive the transfer of such securities by such Holder. Notwithstanding anything to the contrary herein, this Section 8 shall survive any termination or expiration of this Agreement indefinitely.

(b) In connection with any Registration Statement in which a Holder participates, such Holder shall, severally and not jointly, indemnify and hold harmless the Company, its Affiliates and each of their respective officers, directors and any agent thereof, to the fullest extent permitted by applicable law, from and against any and all Losses as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, in any preliminary prospectus (if used prior to the Effective Date of such Registration Statement), or in any summary or final prospectus or free writing prospectus or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to the Holder furnished in writing to the Company by such Holder for use therein. This indemnity shall be in addition to any liability such Holder may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder from the sale of the Registrable Securities giving rise to such indemnification obligation

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). Failure to give prompt written notice to an indemnifying party pursuant to this clause (c) shall not release the indemnifying party from its obligations hereunder.

(d) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holders, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the untrue or alleged untrue statement of a material fact or the omission to state a material fact that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

9. Facilitation of Sales Pursuant to Rule 144. To the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any Holder in connection with a sale of such Holder’s Registrable Securities pursuant to Rule 144, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

10. Miscellaneous.

(a) Remedies. In the event of actual or potential breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Discontinued Disposition. Each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(e), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement as contemplated by Section 3(j) or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement (a “Suspension Period”). The Company may provide appropriate stop orders to enforce the provisions of this Section 10(b).

(c) Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Holders that hold a majority of the Registrable Securities as of the date of such waiver or amendment; provided, that any waiver or amendment that would have a disproportionate adverse effect on a Holder relative to the other Holders shall require the consent of such Holder. The Company shall provide prior notice to all Holders of any proposed waiver or amendment. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

(d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via electronic mail as specified in this Section 10(d) prior to 5:00 p.m. in the time zone of the receiving party on any Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via electronic mail as specified in this Agreement later than 5:00 p.m. in the time zone of the receiving party on any date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Liberty Oilfield Services Inc.
Attention: R. Sean Elliott
950 17th Street, Suite 2000
Denver, Colorado 80202
E-mail: sean.elliott@libertyfrac.com

With copy to:

Vinson & Elkins L.L.P.
Attention: David P. Oelman E. Ramey Layne
1001 Fannin Street, Suite 2500
Houston, Texas 77002
E-mail: doelman@velaw.com rlayne@velaw.com

If to any Person who is then the registered Holder:	To the address of such Holder as indicated on the signature page of this Agreement or, if different, as it appears in the applicable register for the Registrable Securities or as may be designated in writing by such Holder in accordance with this Section 10(d).

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as provided in this Section 10(e), this Agreement, and any rights or obligations hereunder, may not be assigned without the prior written consent of the Company and the Holders. Notwithstanding anything in the foregoing to the contrary, the rights of a Holder pursuant to this Agreement with respect to all or any portion of its Registrable Securities may be assigned without such consent (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a transferee of such Registrable Securities; provided (i) the Company is, within a reasonable time after such Transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement. The Company may not assign its rights or obligations hereunder without the prior written consent of the Holders.

(f) No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the parties hereto or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement.

(g) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by electronic mail, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by electronic mail were the original thereof.

(h) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware. Each of the Parties irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware and the appellate courts therefrom for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(i) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions of this Agreement without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.

(l) Termination. Except for Section 8, this Agreement shall terminate as to any Holder, when all Registrable Securities held by such Holder no longer constitute Registrable Securities.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.2

COMPANY:

LIBERTY OILFIELD SERVICES INC.

By:
Name:	Christopher A. Wright
Title:	Chief Executive Officer

[2]	NT Draft: Signature blocks subject to update.

SIGNATURE PAGE TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

HOLDERS:

R/C IV LIBERTY HOLDINGS, L.P.

By:	Riverstone/Carlyle Energy Partners IV, L.P., its general partner

By:	R/C ENERGY GP IV, LLC, its general partner

By:
Name:
Title:

Address for notice:

R/C ENERGY IV DIRECT PARTNERSHIP, L.P.

By:	Riverstone/Carlyle Energy Partners IV, L.P., its general partner

By:	R/C ENERGY GP IV, LLC, its general partner

By:
Name:
Title:

Address for notice:

SIGNATURE PAGE TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

SCHLUMBERGER TECHNOLOGY CORPORATION

By:
Name:
Title:

Address for notice:

LOS CANADA OPERATIONS INC.

By:
Name:	Christopher A. Wright
Title:	Chief Executive Officer

Address for notice:

SIGNATURE PAGE TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

Christopher A. Wright
Address for Notice:

SIGNATURE PAGE TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

C. Mark Pearson
Address for Notice:

SIGNATURE PAGE TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

Paul G. Vitek

Address for Notice:

SIGNATURE PAGE TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

Duane Fadness

Address for Notice:

SIGNATURE PAGE TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

BOB SCHULZ

By:	Michael Stock, attorney-in-fact

Name:

Address for Notice:

SIGNATURE PAGE TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THOMAS E. CLAUGUS

By:	GMT Capital Corp., as Adviser

By:
Name:
Title:

Address for Notice:

SIGNATURE PAGE TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

Larry Griffin

Address for Notice:

SIGNATURE PAGE TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

Leen Weijers

Address for Notice:

SIGNATURE PAGE TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

Kevin Fisher

Address for Notice:

SIGNATURE PAGE TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

Jim Brady

Address for Notice:

SIGNATURE PAGE TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

Glenn Dighero

Address for Notice:

SIGNATURE PAGE TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

Tim Hohn

Address for Notice:

SIGNATURE PAGE TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

Jason Galacia

Address for Notice:

SIGNATURE PAGE TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

S. Scott Tiedgen

Address for Notice:

SIGNATURE PAGE TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

Michael Stock

Address for Notice:

SIGNATURE PAGE TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

Ron Gusek

Address for Notice:

SIGNATURE PAGE TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

Tom Riebel

Address for Notice:

SIGNATURE PAGE TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

SRE INVESTING LLC

By:
Name:
Title:

Address for Notice:

SIGNATURE PAGE TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

SCHEDULE I

EXISTING HOLDERS

Name
[•]

SIGNATURE PAGE TO

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

EXHIBIT G

US Restructuring Contribution Agreement

[Intentionally Omitted]

Exhibit G